                                                                 Exhibit 10.19.1


                            PARTICIPATION AGREEMENT

                           Dated as of April 29, 1994

                               Entered Into Among

                         Rykoff-Sexton, Inc., as Lessee

                       Tone Brothers, Inc., as Sublessee

                       BA Leasing & Capital Corporation,
                     not individually, except as expressly
                         set forth herein, but as Agent

                                      and

                             The Lessors Listed on
                           the Signature Pages Hereto

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS

ARTICLE II PURCHASES OF EQUIPMENT

      Section 2.1 Payment of Purchase Price ................................   2
      Section 2.2 Time and Place of Fundings and Delivery Dates ............   3
      Section 2.3 Delivery Date Notices ....................................   4
      Section 2.4 Application of Funds; Sale and Lease of Equipment ........   4
      Section 2.5 Conditions for Participants to Initial Funding
                  and Delivery Date ........................................   4
      Section 2.6 Conditions for Participants ..............................   7

ARTICLE III ADDITIONAL DELIVERY DATE REQUIREMENTS

      Section 3.1 Lease Supplements ........................................  10
      Section 3.2 Delivery of Search Reports ...............................  12
      Section 3.3 Postponement of a Subsequent Delivery Date ...............  12
      Section 3.4 Interest Payments to Lessors .............................  12

ARTICLE IV GENERAL PROVISIONS

      Section 4.1 Nature of Transaction ....................................  14
      [Section 4.2 Reserved ................................................  14
      Section 4.3 Replacement of Equipment .................................  14
      Section 4.4 Additional Fees ..........................................  15
      Section 4.5 Increased Capital Costs ..................................  15
      Section 4.6 Assignment of Purchase Agreements ........................  16

ARTICLE V REPRESENTATIONS AND WARRANTIES

      Section 5.1 Representations and Warranties of Lessee and
                  Sublessee ................................................  16
      Section 5.2 Representations and Warranties of Lessors ................  22
      Section 5.3 Representations and Warranties of Agent ..................  24

ARTICLE VI COVENANTS

      Section 6.1 Covenants of Lessee ......................................  25
      Section 6.2 Covenants of Sublessee ...................................  32
      Section 6.3 Covenants of Agent and Lessors ...........................  34

ARTICLE VII GENERAL INDEMNITY

      Section 7.1 Indemnity ................................................  35

                                                                            Page
                                                                            ----

      Section 7.2 Excessive Use Indemnity ..................................  36

ARTICLE VIII GENERAL TAX INDEMNITY

      Section 8.1 General Tax Indemnity ....................................  37
      Section 8.2 Contest ..................................................  40
      Section 8.3 Gross Up .................................................  41
      Section 8.4 Tax Returns ..............................................  41
      Section 8.5 Tax Character of Transaction .............................  42
      Section 8.6 Withholding Tax Exemption ................................  42

ARTICLE IX LIMITATIONS

      Section 9.1 Limitation of Liability of Agent .........................  44

ARTICLE X AMENDMENTS TO OPERATIVE AGREEMENTS

      Section 10.1 Amendments to Operative Agreements With
                   Consent of Lessors ......................................  44
      Section 10.2 Amendments to Operative Agreements Affecting
                   Agent ...................................................  45

ARTICLE XI MISCELLANEOUS

      Section 11.1 Survival of Covenants ...................................  46
      Section 11.2 APPLICABLE LAW ..........................................  46
      Section 11.3 Effect and Modification of Participation Agreement ......  46
      Section 11.4 Notices .................................................  46
      Section 11.5 Transaction Costs .......................................  47
      Section 11.6 Counterparts ............................................  47
      Section 11.7 Severability ............................................  47
      Section 11.8 Successors and Assigns ..................................  48
      Section 11.9 Brokers .................................................  48
      Section 11.10 JURY TRIAL .............................................  48
      Section 11.11 Captions; Table of Contents ............................  48
      Section 11.12 FINAL AGREEMENT ........................................  48
      Section 11.13 No Third-Party Beneficiaries ...........................  48
      Section 11.14 Further Assurances .....................................  49
      Section 11.15 Reproduction of Documents ..............................  49
      Section 11.16 Consideration for Consents to Waivers and Amendments ...  49
      Section 11.17 Submission to Jurisdiction .............................  50

                         LIST OF SCHEDULES AND EXHIBITS

Schedule I         --   Commitments of Lessors; Payment Instructions
Schedule II        --   Description of Eligible Equipment to be Delivered by
                        Lessee and Sublessee on the Initial Delivery Date
Schedule III       --   Description of Eligible Equipment to be Delivered on the
                        Subsequent Delivery Dates
Schedule IV        --   Disclosure Schedule

Schedule X         --   Definitions
Schedule Y         --   Functional Units

Exhibit A          --   Form of Lease
      Schedule I   --   Equipment
      Schedule II  --   Functional Units
      Schedule III --   Rental Payment Percentage
      Exhibit A    --   Form of Investors Letter
      Exhibit B    --   Form of Lease Supplement
                        Schedule I   -- Equipment and Purchase Prices
                        Schedule II  -- Interest Rate; Rent Payments
                        Schedule III -- Allocation of Rent Payments among
                                        Lessors
                        Schedule IV  -- Functional Unit Balances
Exhibit B          --   Form of Sublease
      Schedule I   --   Sublease Items
      Schedule II  --   Notice Addresses
Exhibit C          --   Form of Delivery Date Notice
      Schedule I   --   Equipment List, Purchase Price and Site(s)
      Schedule II  --   Purchase Agreements
Exhibit D          --   Form of Lessee's and Sublessee's Opinion of Counsel
Exhibit E          --   Form of Bill of Sale
      Schedule I   --   Equipment List

                            PARTICIPATION AGREEMENT

      This PARTICIPATION AGREEMENT, dated as of April 29, 1994, is entered into among: (a) Rykoff-Sexton, Inc., a Delaware corporation, as Lessee, (b) Tone Brothers, Inc., an Iowa corporation, as Sublessee, (c) BA Leasing & Capital Corporation, a California corporation, not in its individual capacity, except as otherwise expressly provided herein, but solely as Agent for the Lessors, and
(d) the various Lessors listed on the signature pages hereto.

      WHEREAS, on the Initial Delivery Date, the Lessee or the Sublessee will transfer to the Agent, for the benefit of the Lessors, and the Agent, on behalf of the Lessors will purchase, the items of Eligible Equipment identified in
Schedule II hereto;

      AND WHEREAS, on each Subsequent Delivery Date, Lessee or Sublessee, as the case may be, will cause to be transferred to the Agent, for the benefit of the Lessors, certain of the items of Eligible Equipment generally described on
Schedule III hereto and the Agent, on behalf of the Lessors, will purchase such Equipment directly from the Manufacturers or Lessee, as the case may be;

      AND WHEREAS, the Eligible Equipment is grouped into Functional Units as identified on Schedule Y hereto;

      AND WHEREAS, upon the transfer of the Functional Units on each Delivery Date, Lessors will lease such Functional Units to Lessee and Lessee will lease such Functional Units from the Lessors pursuant to the terms of the Lease substantially in the form of Exhibit A hereto and a Lease Supplement substantially in the form of Exhibit B to the Lease;

      AND WHEREAS, the Lessee will enter into the Sublease substantially in the form of Exhibit B hereto subleasing to the Sublessee the Functional Units described therein;

      NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X hereto unless the context otherwise requires, which
Schedule X shall for all purposes constitute a part of this Participation Agreement.

                                   ARTICLE II

                             PURCHASES OF EQUIPMENT

      Section 2.1 Payment of Purchase Price.

            (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, following receipt of the Initial Delivery Date Notice and each Subsequent Delivery Date Notice, each Lessor shall transfer to Agent an amount equal to the product of the aggregate Purchase Price of the Eligible Equipment specified in the Delivery Date Notice to be delivered by Lessee prior to such Delivery Date, multiplied by such Lessor's Commitment Percentage (each such transfer being referred to herein as a "Funding"). In no event shall any Lessor be required to provide funds under this Participation Agreement in an aggregate amount exceeding such Lessor's Commitment.

            (b) Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of the Agent set forth below (or as otherwise specified by Agent to each Lessor from time to time not less than three Business Days prior to the date of the requested Funding) and must be received by Agent by 9:00 a.m., San Francisco time on the applicable Delivery Date:

            Bank:             Bank of America NT&SA
                              San Francisco Main Branch
                              San Francisco, California

            ABA Routing #:    121 000 358

            Account #:        06568-57503

            Payee:            BA Leasing & Capital Corporation

            Notify:           Richard Walter (415) 765-7476.

            (c) If on any date specified for a Funding, any Lessor wrongfully fails to make any payment then required of it, then any party hereto (other than the party so failing to make the payment or otherwise in breach) may cancel its obligations under this Participation Agreement and the transactions contemplated hereby by notice to the other parties; provided, however, that if such failure to pay is on the part of only one Lessor, then the other Lessors shall be obligated to make the payments that they would otherwise have been obligated to make pursuant to the relevant

      Funding, so long as the Equipment to be delivered on the corresponding Delivery Date consists solely of Functional Units; and provided, further, that if the total Purchase Price of the Equipment subject to the Lease must be reduced because of a Lessor's wrongful failure to fund, the Required Lessors shall have the right to reject any tendered delivery of a Functional Unit so long as there are one or more other Functional Units described on Schedule III which have not previously been delivered and which have a total Purchase Price approximately equal to the rejected Functional Unit. The party wrongfully failing to make its payment shall not be responsible for any consequential damages suffered by the Sublessee or the Lessee or any of their Affiliates as a result of its failure to so fund.

      Section 2.2 Time and Place of Fundings and Delivery Dates.

            (a) The following shall be applicable to the Fundings and the Delivery Dates:

                  (i) no more than four Fundings and four Delivery Dates may occur;

                  (ii) each Funding and each Delivery Date shall occur on a
            Business Day on or after April 29, 1994 and before March 31, 1995, it being understood that there may be a Funding without a Delivery Date Closing if Lessee has postponed the Delivery Date pursuant to
            Section 3.3, so long as such Delivery Date occurs prior to March 31, 1995;

                  (iii) each Funding shall provide for financing of Eligible
            Equipment having an aggregate Purchase Price which equals or exceeds, except in the case of the final Funding, $1,000,000;

                  (iv) all items of Eligible Equipment to be purchased with the proceeds of such Funding shall comprise one or more complete Functional Units; and

                  (v) in no event shall the aggregate amount advanced by the
            Lessors exceed the aggregate amount of the Commitment.

            (b) The closing for each Funding shall take place on the Delivery Date set forth in the Delivery Date Notice applicable to such Funding, commencing at 9:00 a.m. Los Angeles time, at Mayer, Brown & Platt, 350 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

      Section 2.3 Delivery Date Notices. With respect to each Funding (unless waived by the parties hereto), the Lessee shall, not later than 1:00 p.m. San Francisco time on the tenth (10th) Business Day prior thereto, provide an irrevocable (subject to Section 3.3) notice to Agent and each of the Lessors (a "Delivery Date Notice") substantially in the form of Exhibit C, specifying (i) the Delivery Date, (ii) a description of each item of Eligible Equipment to be purchased on such Delivery Date, categorized on a Functional Unit basis, (iii) the aggregate Purchase Price of all Eligible Equipment to be purchased on such Delivery Date, (iv) wire transfer instructions for the disbursement of funds, and (v) in the event such Delivery Date is to be the final Delivery Date, that such Delivery Date is to be the final Delivery Date.

      Section 2.4 Application of Funds; Sale and Lease of Equipment. On each Delivery Date, upon (a) receipt by Agent of all amounts to be paid by the Lessors pursuant to Section 2.1, and (b) satisfaction or waiver of the conditions set forth in Sections 2.5 and 2.6, (i) Agent shall purchase, for the benefit of the Lessors, the Equipment to be acquired on such Delivery Date, as specified in the Delivery Date Notice delivered pursuant to Section 2.3, and the Bill of Sale and Lease Supplement to be executed on such Delivery Date, (ii) in consideration therefor, the Agent, on behalf of the Lessors, shall pay, from the funds made available by the Lessors pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of Equipment then being sold and purchased pursuant thereto in immediately available federal funds remitted by wire transfer to the account of the Lessee at: Bank of America, ABA #121 000 358, Beneficiary:
Rykoff-Sexton, Inc., Benef. A/C #14 596 01430 (or as otherwise specified by the Lessee to the Agent at least three (3) Business Days before such Delivery Date) in the case of Eligible Equipment described at Schedule II or directly to the Manufacturer for all Eligible Equipment described in Schedule III hereto and
(iii) Lessors shall lease to the Lessee the Equipment purchased by the Agent on behalf of Lessors on such Delivery Date and Lessee shall accept delivery of and lease from Lessors such Equipment pursuant to the Lease and the Lease Supplement entered into by Lessors, Agent and Lessee on such Delivery Date. Delivery of the Eligible Equipment to be purchased by the Agent on behalf of Lessors on such Delivery Date shall be effected by the delivery by Lessee or the Manufacturer, as applicable, of one or more Bills of Sale specifically identifying the Equipment delivered on such Delivery Date. Each Lessor shall hold an undivided interest in the Equipment equal to such Lessor's Lease Percentage.

      Section 2.5 Conditions for Participants to Initial Funding and Delivery Date. The obligation of each Participant to perform its obligations on the Initial Delivery Date, and of each Lessor to make its initial Funding, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, such Participant of the following conditions precedent on or prior to the Initial Delivery Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

            (a) each of the Participants shall have received a fully executed counterpart of this Participation Agreement;

            (b) each Participant shall have received a fully executed counterpart of the Lease; provided, however, only Agent shall receive the Lease marked "Counterpart No. 1 - Agent's Original Copy";

            (c) each Participant shall have received a fully executed counterpart of the Sublease; provided, however, only Agent shall have received the Sublease marked "Counterpart No. 1 - Sublessor's Original Copy";

            (d) at least two (2) Business Days prior to the Initial Delivery Date, the Agent and Lessors shall have received a report from the Appraiser to their satisfaction opining:

                  (i) that the Appraised Value of the Functional Units Numbered
            1 through 32 on Schedule Y hereto is reasonably expected to be as follows:

            Date                                    Value
            ----                                    -----

      Sum of Fair Market Value
        of Eligible Equipment
        described at Schedule II
        on the Initial Delivery Date            $18,646,310
      End of Initial Term                       $16,395,359
      End of First Renewal Term                 $13,978,188
      End of Second Renewal Term                $11,770,338
      End of Third Renewal Term                 $ 9,981,357
      End of Fourth Renewal Term                $ 8,497,320
      End of Fifth Renewal Term                 $ 7,363,875

                  (ii) that the remaining composite economic useful life of the
            Eligible Equipment is not less than eight (8) years,

                  (iii) that it would be reasonable to assume an increase for inflation of at least two percent (2%) per annum in the values set forth in the foregoing clause (i), and

                  (iv) that it is commercially feasible for a Person other than the Lessee or Sublessee to use the Eligible Equipment at the end of the Lease Term and each Renewal Term;

            (e) Lessee shall have paid to Agent, for the benefit of Agent and the Lessors, the Transaction Costs. Such payment shall be made by wire transfer of immediately available funds to the account specified for Agent at Schedule I;

            (f) each Lessor and the Agent shall have received the opinions of Maslon, Edelman, Borman & Brand, as counsel to Lessee and Sublessee, and of local counsel in each jurisdiction in which any Equipment to be delivered on the Initial Delivery Date is located, substantially to the effect of the matters set forth in Exhibit D;

            (g) each Lessor and the Agent shall have received: (i) copies of each of the Lessee's and the Sublessee's certificate of incorporation, certified by the Secretary of State of the States of their incorporation no earlier than the 15th day prior to the Initial Delivery Date, and by-laws of such corporation, accompanied by an Officer's Certificate, dated the Initial Delivery Date, stating that such documents are in full force and effect and have not been amended since the respective dates thereof; (ii) certificates of existence and good standing from the Secretary of State of the States of their incorporation and the Secretary of State of the State of California, dated no earlier than the 15th day prior to the Initial Delivery Date, with respect to each of the Lessee and Sublessee; (iii) a copy of resolutions of each of the Lessee's and Sublessee's board of directors authorizing the execution, delivery and performance by each such corporation of each of the Operative Agreements to which it is or will be a party, accompanied by an Officer's Certificate, dated the Initial Delivery Date, of each such corporation, stating that such resolution is in full force and effect and has not been amended since the date of its adoption; and (iv) an incumbency certificate, dated the Initial Delivery Date, of each of the Lessee and Sublessee; and

            (h) each Lessor and the Agent shall have received: (i) a report or reports, in form and substance reasonably satisfactory to them, from a satisfactory environmental consultant, as to the compliance of the Sites on which the Eligible Equipment being delivered on the Initial Delivery

      Date is to be located with all applicable Environmental Laws and as to such other matters as shall be reasonably requested by such Participant; and (ii) a written agreement from such environmental consultant that each Lessor and the Agent may rely upon such report or reports to the same extent as the Person that engaged such firm to provide such report or reports.

      Section 2.6 Conditions for Participants on each Delivery Date. The obligation of each Participant to perform its obligations on each Delivery Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, such Participant of the following conditions precedent on or prior to the Delivery Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

            (a) Each of the Participants shall have received a fully executed counterpart of a Lease Supplement as required by Section 3.1; provided, however, only Agent shall receive the Lease Supplement marked "Counterpart No. 1 - Lessors' Original Copy."

            (b) (i) Lessee and Sublessee shall have executed and delivered to the Agent financing statements with respect to the Equipment identified in such Delivery Date Notice. Such financing statements shall have been filed for record in all appropriate offices of all relevant jurisdictions;

                  (ii) the Agent shall have received such releases of liens, termination statements, landlord consents (from Site landlords) and mortgagee consents (from Site mortgagees) as maybe necessary to insure (x) a first priority security interest in the Equipment which may be deemed "fixtures" and thereby subject to prior liens and (y) the ability of the Agent and Lessors to obtain access to such Sites and remove the Equipment therefrom in connection with exercising their rights and remedies under the Operative Agreements; and

                  (iii) the Agent, on behalf of the Lessors, shall have received a fully executed Bill of Sale substantially in the form of Exhibit E hereof with respect to the items of Eligible Equipment identified in such Delivery Date Notice;

            (c) at least ten (10) Business Days prior to each Subsequent Delivery Date, each Lessor and Agent shall have received a report from the Appraiser to their satisfaction opining, with respect to any Equipment proposed to be delivered on such Delivery Date that was not covered in any Appraisal previously delivered to the Agent and the Lessors, that:

                  (i) the Fair Market Value of the Equipment identified in the
            Delivery Date Notice preceding and relating to such Subsequent Delivery Date is equal to the Purchase Price for such Equipment,

                  (ii) the estimated Fair Market Value of such Equipment at the end of the Initial Term and each Renewal Term, which shall be set forth in such report, is a reasonable estimate, and that it would be reasonable to assume an increase for inflation of at least two percent (2%) per annum in such Fair Market Values, and

                  (iii) the remaining composite economic useful life of such
            Eligible Equipment is not less than eight (8) years, and

                  (iv) it is commercially feasible for a Person other than the
            Lessee or Sublessee, as appropriate, to use such Eligible Equipment at the end of the Lease Term and each Renewal Term;

            (d) the representations and warranties of each of the parties hereto contained in this Participation Agreement and in any of the other Operative Agreements shall be true and correct in all material respects on the Delivery Date with the same effect as though made on and as of the Delivery Date (provided that the representation set forth in Section 5.1(b) shall be true with respect to each State, County and Parish in which any Equipment to be delivered on the applicable Delivery Date is located), and an Officer's Certificate, dated the Delivery Date, of each of such parties (other than the Lessors and the Agent) to that effect shall have been delivered to each Participant, and in the case of any Lessor, the funding of its Commitment (or portion thereof) pursuant to
      Section 2.1, shall be deemed to constitute a confirmation by it that its representations and warranties contained herein are true and correct in all material respects on such Delivery Date;

            (e) all Impositions other than Charges payable on or prior to such Delivery Date in connection with the execution, delivery, recording or filing of any of the

      Operative Agreements, in connection with the filing of any of the financing statements, any applications regarding certificates of title and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Agreements, shall have been paid in full by Lessee;

            (f) the Agent and each of the Lessors shall have received reports acceptable to the Agent and each of the Lessors (i) as to each of the Lessee and Sublessee by the office of the Secretaries of State of the States in which the Equipment to be delivered on such Delivery Date is to be located, each dated as close to the relevant Delivery Date as practicable, in respect of a search of the applicable Uniform Commercial Code files maintained by such offices and (ii) as to each of the Lessee and Sublessee by the appropriate county filing or recording office of each County or Parish in which the Equipment to be delivered on such Delivery Date is to be located, each dated as close to the relevant Delivery Date as practicable, in respect of a search of the applicable Uniform Commercial Code files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens);

            (g) the Agent shall have received (and each Lessor shall have received a copy of) a current certificate to the effect that insurance complying with Section 7.2 of the Lease is in full force and effect;

            (h) the Lessors and the Agent shall have received satisfactory evidence that the Purchase Price of the Equipment accepted on the Delivery Date does not exceed (i) with respect to Eligible Equipment described in
      Schedule II, the Fair Market Value of such Equipment, and (ii) to the extent such Equipment constitutes Eligible Equipment described in Schedule III, the invoice cost for such Equipment plus the Charges properly attributable thereto;

            (i) all proceedings taken in connection with the Delivery Date Closing and all documents relating thereto shall be reasonably satisfactory to each Participant and its counsel, and each Participant and its counsel shall have received copies of such documents as such Participant or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Participant and its counsel;

            (j) each Lessor and the Agent shall have received one or more opinions of local counsel to the Lessee to the effect that the Agent, for the benefit of the Lessors, has a perfected security interest in the Collateral delivered on such Delivery Date in each State where such Collateral is located to the extent a security interest can be so perfected by filing in each such State;

            (k) no material adverse change (financial or otherwise) in the condition, operation, property or business on either a consolidated or separate basis of the Lessee has occurred since the previous Delivery Date (or, with respect to the Initial Delivery Date, since May 1, 1993);

            (l) no Lease Default or an event which with the giving of notice and/or lapse of time could become a Lease Default shall have occurred and be continuing;

            (m) the Agent and the Lessors shall have received evidence to their reasonable satisfaction that no materially adverse environmental conditions or instances of noncompliance with applicable Environmental Laws exist with respect to any Site(s) on which the Eligible Equipment being delivered on such Delivery Date is to be located; and

            (n) the Agent and Lessors shall have received such other documents as they may reasonably request and which are consistent with the terms hereof including any third party approvals.

                                  ARTICLE III

                     ADDITIONAL DELIVERY DATE REQUIREMENTS

      Section 3.1 Lease Supplements. On each Delivery Date, Lessee shall execute and deliver to each of the Lessors and the Agent a Lease Supplement in form and substance reasonably satisfactory to Lessors and substantially in the form set forth in Exhibit B to the Lease (a "Lease Supplement"). Each Lease Supplement to be executed and delivered by Lessee on each Delivery Date shall set forth:

            (a) in Schedule I thereto, a description of and the Purchase Price for each Functional Unit to be purchased by Lessor on such Delivery Date;

            (b) in Schedule II thereto, the Interest Rate, the Interim Rent, the Applicable Percentage Amount, a schedule of the installments of Basic Rent and Renewal Rent and the Payment Dates therefor and the Supplement Balance of such Lease Supplement as of the end of the Initial Term and each Renewal Term;

            (c) in Schedule III thereto, a schedule of each Lessor's proportionate share of each installment of Rent and of the Supplement Balance as of the end of the Initial Term and each Renewal Term, based on each such Lessor's Lease Percentage; and

            (d) in Schedule IV thereto, the Functional Unit Balance of each Functional Unit subject to that Lease Supplement as of the Delivery Date therefor and as of each Payment Date in the Initial Term and each Renewal Term.

Schedules I, II, III and IV to each Lease Supplement shall be prepared by Agent and delivered on or prior to the relevant Delivery Date. With respect to the Lease Supplement delivered on the Initial Delivery Date, all parties hereto hereby approve such Schedules, and with respect to all Lease Supplements delivered on subsequent Delivery Dates, the items set forth by Agent in such Schedules shall be conclusive and binding upon Lessee for all purposes hereunder. The schedule of Rent set forth in Schedule II to each Lease Supplement shall be calculated based upon the following assumptions:

            (i) that Lessors have loaned the total Purchase Price of the Eligible Equipment to be covered by the Lease Supplement to the Lessee on the applicable Delivery Date Closing;

            (ii) that such principal amount of such deemed loan will bear interest at the Interest Rate;

            (iii) that the maturity date of such deemed loan will be April 30, 2000;

            (iv) that the average life of such deemed loan will be four years plus or minus six months;

            (v) that the "Specified Portion" of the principal amount of such deemed loan on each anniversary of the Base Commencement Date of such Lease Supplement shall be 21-1/2% of the outstanding principal balance of the deemed loan on the immediately preceding anniversary of such Base Commencement Date;

            (vi) that a payment consisting solely of interest accrued on the outstanding principal of the deemed loan at the Interest Rate will be due and payable on the last day of the 90-day period ending on April 30, July 30, October 30 or January 30 (as the case may be) in which the deemed loan was made, and that thereafter principal and interest will be paid on each Payment Date; and

            (vii) that the Supplement Balance of the relevant Lease Supplement at the end of the second Renewal Term and each Renewal Term thereafter will be equal to the Adjusted Appraised Value of the Functional Units subject to such Lease Supplement.

Upon execution and delivery of each Lease Supplement, Lessee conclusively agrees to lease from Lessors on the terms and conditions set forth in the Lease and such Lease Supplement the Functional Units described in Schedule I to such Lease Supplement.

      Section 3.2 Delivery of Search Reports. No later than April 30, 1995, Lessee shall cause to be delivered to the Agent and each Lessor (i) reports as to each of the Lessee and Sublessee by the office of the Secretary of State of each State in which any of the Equipment is located, each dated as close to April 30, 1995 as practicable, in respect of a search of the Uniform Commercial Code files maintained by such offices; and (ii) acceptable reports as to each of the Lessee and Sublessee by the offices of the appropriate filing or recording office of each County or Parish in which any of the Equipment is located, each dated as close to April 30, 1995 as practicable in respect of a search of the Uniform Commercial Code files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens), to determine in each case whether there are any Liens (other than Permitted Liens) filed against the Equipment.

      Section 3.3 Postponement of a Subsequent Delivery Date. A Subsequent Delivery Date with respect to all or any Functional Units identified in a Delivery Date Notice may be postponed by the Lessee from time to time (but subject in any event to Section 2.2(a)) if the Lessee gives the Agent and each Lessor written notice of such postponement no later than two days prior to such date. The notice shall indicate that the delivery of all of the Functional Units identified in the applicable Delivery Date Notice, or if only a portion is being delayed, the notice shall identify the Functional Unit(s) that will not be delivered on such date. The notice shall also indicate the Subsequent Delivery Date on which such items will be purchased. A postponement of a Delivery Date shall not postpone the corresponding Funding, which shall be made in any event, and to the extent proceeds are not used to purchase Eligible Equipment, such proceeds shall be held by Agent in trust for the Lessors, subject to the terms of Section 3.4.

      Section 3.4 Interest Payments to Lessors. (a) In the event of any postponement of a Subsequent Delivery Date with respect to all or any Functional Unit(s) pursuant to Section 3.3 hereof, or if on a Subsequent Delivery Date all or any Functional

Unit(s) is not delivered or accepted by the Lessee under the Lease for any reason, the Lessee will reimburse each Lessor for the loss of the use of its funds occasioned by such deposit, postponement or failure to deliver or accept (unless such failure to accept is caused by a default by such Lessor) by paying to each such Lessor on demand (A) interest at the Assumed Interest Rate on the amount funded by such Lessor but which is not applied to the purchase of Functional Units (the "Unfunded Amount") for the period from and including the Subsequent Delivery Date specified in such notice to but excluding the earlier of (x) the Business Day on which such Unfunded Amount is returned to it and (y) the next Delivery Date when such Unfunded Amount is applied by the Agent to purchase Functional Units pursuant to Article II minus (B) such interest as shall have been realized from the investments by the Agent of the amount of the Unfunded Amount (if investment thereof was effected pursuant to Section 3.4(b) hereof). If the requisite amount of Equipment is not accepted on a Subsequent Delivery Date, the Agent shall retain the Unfunded Amount in trust for such Lessor until March 31, 1995, on which day (or at such earlier time as may have been directed in the same manner by the Lessee), such funds (together with accrued interest thereon) shall be returned to such Lessor not later than 11:00 a.m., California time in the same form as such funds were made available by such Lessor, unless the requisite amount of Equipment shall have been accepted by the Lessee, and the conditions set forth in Section 2.6 hereof shall have been satisfied or waived, prior to such return of funds, in which case such funds shall be applied in the manner and at the times provided in Section 2.4 hereof. Upon return of such funds pursuant to the preceding sentence, such Lessor's Commitment shall be canceled and Lessee shall pay to each Lessor on demand a Make-Whole Premium with respect to the Unfunded Amount.

      (b) Upon any failure to deliver or accept the requisite amount of Equipment on a Subsequent Delivery Date, the Agent shall, to the extent practicable, invest all funds held by it, if any, under Section 3.4(a) hereof, in Permitted Investments pursuant to written instructions by the Required Lessors. Agent shall bear no liability for any losses on such investments. Agent shall distribute, quarterly in arrears (or promptly upon the return or application of such Lessor's Commitment, if earlier), to each Lessor which had previously delivered its Commitment to it any interest or other income realized from the investment thereof, ratably, in the proportion that such Lessor's Commitment bears to the total of such Commitments.

      (c) Notwithstanding the foregoing provisions of this Section 3.4, no Lessor shall be under any obligation to make its Commitment available after March 31, 1995, and such time shall be of the essence in this Participation Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

      Section 4.1 Nature of Transaction. It is the intent of the Participants that: (a) the transaction contemplated hereby constitutes an operating lease from the Agent and Lessors to Lessee for purposes of Lessee's financial reporting, (b) the transaction contemplated hereby grants (and with respect to existing Equipment, preserves) ownership in the Equipment to the Lessee for purposes of Federal and state income tax, bankruptcy and Uniform Commercial Code purposes, and (c) the Lease grants a security interest in the Equipment and the other Collateral to the Agent for the benefit of the Agent and the Lessors. Nevertheless, the Lessee and Sublessee acknowledge and agree that no Participant or any other Person has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements and that the Lessee and Sublessee have obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as they deem appropriate.

      [Section 4.2 Reserved]

      Section 4.3 Replacement of Equipment. Required Lessors shall instruct the Agent to release a Substituted Item or a Replaced Unit from the Lease and evidence such release by the execution and delivery of a termination statement release, a Bill of Sale and such other documents as may be required to release the Substituted Item or Replaced Unit from the Lease and which are in form and substance satisfactory to the Required Lessors subject to the following conditions:

            (a) each of the Lessors and Agent has received a written notice from the Lessee (the "Replacement Notice") at least 10 days prior to the requested release which identifies (i) the Replacement Part and Substituted Item or (ii) the Replacement Unit and the Replaced Unit, as the case may be;

            (b) in the case of a substitution pursuant to Section 5.4(a) of the Lease, the Replacement Part is new and of the same or greater value, utility and useful life than the Substituted Item on the date it became subject to the Lease to the satisfaction of the Lessors;

            (c) Lessee shall execute and deliver to the Agent, for the benefit of the Lessors, a Bill of Sale and a certificate of acceptance conforming to Sections 1, 2, 3 and 4 of the Lease Supplement in respect of the Replacement Part or the Replacement Unit, as the case may be; and

            (d) the conditions set forth in Sections 2.6(b), 2.6(e), 2.6(g), 2.6(h), 2.6(l) and 2.6(m) (and Section 2.6 (c), if requested by the Required Lessors in connection with a substitution pursuant to Section 5.4(a) of the Lease) have been satisfied with respect to the Replacement Part or the Replacement Unit, as the case may be, as though it had been identified in a Delivery Date Notice. Lessee shall purchase the Replacement Part or the Replacement Unit, as the case may be, with its own funds. There shall be no obligation on the part of the Agent or the Lessors to pay for or otherwise finance any Replacement Part or Replacement Unit except by way of releasing the corresponding Substituted Item or Replaced Unit as provided by this Section 4.3.

      Section 4.4 Additional Fees.

            (a) On March 31, 1995, Lessee shall pay directly to the Lessors (pro rata in accordance with each Lessor's Commitment Percentage) a nonutilization fee equal to one percent (1.00%) of the amount by which $20,000,000 exceeds the funded amount of the Commitment on such date.

            (b) If Lessee elects the Sale Option during the second or fourth Renewal Term pursuant to Section 11.1(c) of the Lease as to all or any portion of the Equipment, Lessee shall, as a condition to exercising the Lessee Sale Option, pay to each Lessor on the Termination Date an additional fee equal to the product of (A) $250,000 if such option is exercised during the second Renewal Term or $160,000 if such option is exercised during the fourth Renewal Term, multiplied by (B) such Lessor's Lease Percentage.

      Section 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lessor directly (or by its parent company) and such Lessor determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of the Fundings made by such Lessor hereunder is reduced to a level below that which such Lessor or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Lessor to Lessee, Lessee shall immediately pay as Supplemental Rent hereunder directly to such Lessor additional amounts sufficient to compensate Lessor or its parent on an after-tax basis for such reduction in rate of return. A statement of each Lessor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee. In determining such amount, each Lessor shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.

      Section 4.6 Assignment of Purchase Agreements. Lessee does hereby sell, assign, transfer and set over unto Agent for the benefit of the Lessors all of the Lessee's right, title and interest in and to each of the Purchase Agreements, whether now or hereafter existing, as and to the extent that the same relate to the Equipment and the purchase and operation thereof. Subject to the terms and conditions hereof and of the Lease, the Agent hereby and from time to time accepts the assignments contained in this Section 4.6. Notwithstanding anything herein to the contrary, the Agent shall not have any obligation or liability under any Purchase Agreement by reason of, or arising out of, the assignment contained in this Section 4.6 or be obligated to perform any of the obligations or duties of the Lessee under any Purchase Agreement or to make any payment or to take any other related action thereunder.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Section 5.1 Representations and Warranties of Lessee and Sublessee. Lessee and Sublessee jointly and severally represent and warrant to the Agent and Lessors that, as of the Effective Date and as of each Delivery Date:

            (a) Lessee has good and marketable title to the items of Eligible Equipment identified in Schedule II hereto delivered through such date and all of the items of Eligible Equipment delivered through such date are free from all Liens except for Permitted Liens;

            (b) no filing, recordation or registration is necessary in order to perfect the security interest in the Equipment referred to in the foregoing subsection (a), except for the filing of a Uniform Commercial Code financing statement with respect to Lessee and Sublessee in the office of the Secretary of State of the States of California and Iowa, in the county records of Los Angeles County, California, and Polk County, Iowa, and a Uniform Commercial Code fixture filing in the real property records of each of the foregoing Counties, and that upon such filings, the security interest in such Equipment are enforceable and properly perfected;

            (c) the information provided by Lessee to the Appraiser and forming the basis for the conclusions set forth in the Appraiser's reports, taken as a whole, was true and correct in all material respects and did not omit any information necessary to make the information provided not materially misleading;

            (d) Lessee and Sublessee are corporations duly incorporated, validly existing and in good standing under the laws of the States of Delaware and Iowa, respectively;

            (e) Lessee is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in the States of California and Oregon, and Lessee and Sublessee are duly qualified or licensed and in good standing as foreign corporations authorized to do business in each other jurisdiction where, because of the nature of their respective activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not materially adversely affect the consolidated condition (financial or otherwise), business, prospects or operations of Lessee or Sublessee and their respective consolidated subsidiaries;

            (f) Lessee and Sublessee each have all requisite corporate power and authority to execute, deliver, and perform its respective obligations under each Operative Agreement to which it is a party;

            (g) the execution and delivery by each of Lessee and Sublessee of the Operative Agreements to which it is a party, and the performance by Lessee and Sublessee of their respective obligations under such Operative Agreements, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) violate any provision of any law, rule or regulation presently in effect having applicability to Lessee or Sublessee or of any order, writ, judgment, decree, determination or award presently in effect having applicability to Lessee or Sublessee or of the charter or bylaws of Lessee or Sublessee; (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement (which are, individually or in the aggregate, material to the consolidated condition (financial or otherwise), business, prospects or operations of Lessee or Sublessee and their respective consolidated subsidiaries), or result in a breach of or constitute a default under any other agreement or instrument to which Lessee or Sublessee is a party or by which Lessee or Sublessee or their respective properties may be bound or affected; or

      (iii) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Lessee or Sublessee (other than the security interest contemplated by the Lease), and none of Lessee or Sublessee is in default under or in violation of their respective charters or bylaws;

            (h) each of the Operative Agreements to which Lessee or Sublessee is a party constitutes the legal, valid and binding obligation of Lessee or Sublessee, respectively, enforceable against Lessee or Sublessee, respectively, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

            (i) there is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of Lessee or Sublessee, threatened against Lessee or Sublessee which may adversely affect the consolidated condition (financial or otherwise), business, prospects or operations of Lessee, Sublessee or their respective consolidated subsidiaries or impair Lessee's or Sublessee's ability to perform their respective obligations under the Operative Agreements to which they are party;

            (j) no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state, local or foreign), including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by Lessee or Sublessee of the Operative Agreements to which they are party, the performance by Lessee or Sublessee of their respective obligations under such Operative Agreements or the ownership, operation and maintenance of the Equipment as contemplated by the Operative Agreements;

            (k) there is no agreement, understanding, contract or document to which the Lessee or Sublessee is a party which is necessary in order to test, maintain, repair, use or operate any item of Equipment (other than as described on Schedule IV hereto, which Schedule may be supplemented from time to time on each Delivery Date);

            (l) the principal place of business and chief executive office (as such term is used in Article 9 of the

      Uniform Commercial Code) of the Lessee is located at 761 Terminal Street, Los Angeles, CA 90021; and Sublessee is located at 2301 Southeast Tones Drive, Ankeny, IA 50021-8888;

            (m) relying upon the accuracy of the representations in Section 5.2(f) hereof, the execution and delivery of the Operative Agreements by the Lessee and Sublessee will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended;

            (n) the Lessee and Sublessee have filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by the Lessee or Sublessee, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by the Lessee or Sublessee to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by Lessee or Sublessee by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP;

            (o) to the best of Lessee's and Sublessee's knowledge, the Equipment and the property where it is located and the current operation thereof and thereon do not violate any laws, rules, regulations, or orders of any Authorities that are applicable thereto, including, without limitation, any thereof relating to matters of occupational safety and health or Environmental Laws the violation of which would have a material adverse effect on Lessee, Sublessee or any of the Equipment;

            (p) taken as a whole, neither this Participation Agreement, nor any offering materials, nor the other Operative Agreements to which the Lessee or Sublessee is or will be a party nor the other documents and certificates furnished pursuant to this Participation Agreement to the Agent, or the Lessors in connection with the transactions contemplated by this Participation Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to the Lessee or Sublessee that materially and adversely affects the ability of the Lessee or Sublessee to perform their respective obligations under this Participation Agreement or the Operative Agreements.

      Except for matters described in the Environmental Reports, there is no fact of a materially adverse nature concerning the environmental conditions at the Sites known to the Lessee or Sublessee;

            (q) neither Lessee nor the Sublessee is subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended;

            (r) neither the Lessee nor the Sublessee is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (s) there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Equipment that are necessary for the continued economic operation of the Equipment (other than as described on Schedule IV hereto, which Schedule may be supplemented from time to time on each Delivery Date);

            (t) neither the Agent nor any Lessor will, solely by reason of entering into, the Operative Agreements or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease) (i) be required to qualify to do business in any jurisdiction, (ii) become subject to ongoing regulation by any authority as a company engaged in the business of Lessee in any jurisdiction or (iii) to the best of Lessee's knowledge, become subject to any other ongoing regulation of its operations by any Authority;

            (u) the use of the proceeds from the transaction contemplated by this Participation Agreement will not violate or result in any violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

            (v) no Lease Default or event which with the passage of time and/or giving of notice could become a Lease Default has occurred and is continuing;

            (w) no Casualty has occurred with respect to the Equipment to be delivered on such Delivery Date;

            (x) the transfer of Equipment made by the Lessee pursuant to the Delivery Date Closing did not render the Lessee insolvent, nor was it made in contemplation of the Lessee's insolvency; the value of the assets and properties of the Lessee at fair valuation and at their then present fair salable value is and, after such transfers, will be greater than Lessee's total liabilities, including contingent liabilities, as they become due; the property remaining in the hands of the Lessee after such transfers was not and will not be an unreasonably small amount of capital;

            (y) all insurance coverages required by Section 7.1 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance;

            (z) the Equipment is personal property within the meaning of the laws of each jurisdiction in which it is located; and the Equipment is "goods" (as defined in the Uniform Commercial Code);

            (aa) the Lessee has delivered to the Agent and Lessors the audited consolidated balance sheet of the Lessee and its consolidated subsidiaries as of May 1, 1993 and the related audited consolidated statements of income, cash flows and changes in shareholders' equity accounts for the year then ended and the unaudited consolidated balance sheets of the Lessee and its consolidated subsidiaries as of July 31 and October 31, 1993 and the related consolidated statements of income, cash flows and changes in shareholders' equity accounts for the months then ended; such consolidated financial statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby and on a basis consistent with prior periods; and such consolidated financial statements fairly present the consolidated financial condition of the Lessee and its consolidated subsidiaries at such dates and the consolidated results of their operations for such periods. There has been no material adverse change (financial or otherwise) in the condition, operation, prospects or business of Lessee or Sublessee on either a consolidated or separate basis since May 1, 1993;

            (ab) the combined single limit insurance amount of $5,000,000 set forth in Section 7.1(b) of the Lease is the limit of insurance customarily insured against by similar corporations engaged in similar operations in each State where the Equipment to be delivered on the Delivery Date is located;

            (ac) each of the Purchase Agreements is either freely assignable by the Lessee to the Agent or a consent to the Lessee's assignment of its rights under each of such Purchase Agreements to the Agent has been received from each Manufacturer related thereto. The Purchase Agreements are in full force and effect and are legal, valid and binding obligations of the Lessee, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and the Lessee is not in default thereunder; the Lessee has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Participation Agreement shall remain in effect, the whole or any part of the rights in, to and under the Purchase Agreements assigned herein to anyone other than the Agent;

            (ad) the Charges relating to each of the Functional Units do not exceed 20% of the Purchase Price thereof; and

            (ae) neither it nor anyone acting on its behalf has taken or will take any action which will subject the issue and sale of any interest being acquired by the Lessors under the Operative Agreements to the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and, assuming the truth and accuracy of the representations set forth in Section 5.2(g), the issuance, sale and delivery of such interests under the circumstances contemplated by this Agreement do not require the registration of such interests under the Securities Act or the qualification of any of the Operative Agreements under the Trust Indenture Act of 1939, as amended.

      Section 5.2 Representations and Warranties of Lessors. Each of the Lessors hereby represents and warrants severally but not jointly to the other Participants as follows:

            (a) it is organized and validly existing in good standing under the laws of its jurisdiction and has the corporate power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is a party;

            (b) each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by it and is the valid, legal and binding agreement of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity, including, without limitation, concepts of good faith and fair dealing, materiality, reasonableness and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (c) neither the execution and delivery of any of the Operative Agreements to which it is a party nor compliance with the terms and provisions of any of the Operative Agreements to which it is a party conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its articles of association or by-laws, (ii) to the best of its knowledge, any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property, is bound or affected, where such conflict, breach, default or violation would materially and adversely affect the ability of it to perform its obligations hereunder, or (iii) to the best of its knowledge, any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it, where such conflict, breach, default or violation would materially and adversely affect the ability of it to perform its obligations hereunder;

            (d) there is no litigation (including, without limitation, derivative actions), arbitration or governmental proceeding pending or, to its knowledge, threatened against it which may adversely affect its ability to perform its respective obligations under the Operative Agreements to which it is party;

            (e) to the best of its knowledge, no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state, local or foreign), including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by it of the Operative Agreements to which it is party, the acquisition of its interest in the Equipment and the Operative Agreements, or the performance by it of its obligations under such Operative Agreements;

            (f) it is not and will not be funding any of its Commitment or performing any of its obligations under the Operative Documents with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code; and

            (g) the interest being acquired by it under the Operative Agreements is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lessor shall be entitled to assign, transfer or convey its interest in accordance with Section 22.2 of the Lease.

      Section 5.3 Representations and Warranties of Agent. BA Leasing & Capital Corporation, in its individual capacity, hereby represents and warrants to the other parties as follows:

            (a) it is a California corporation duly organized and validly existing in good standing under the laws of the State of California and has the corporate power and authority to enter into and perform its obligations under the Operative Agreements;

            (b) the Operative Agreements to which the Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by the Agent, and this Participation Agreement is, and such other Operative Agreements are, or, when so executed and delivered by the Agent will be, valid, legal and binding agreements of the Agent, enforceable against the Agent in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity, including, without limitation, concepts of good faith and fair dealing, materiality, reasonableness and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (c) neither the execution and delivery by the Agent of the Operative Agreements to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of incorporation or by-laws of the Agent; (ii) to the best of Agent's knowledge any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which the Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such conflict, breach, default or violation would materially and adversely affect the ability of the Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Agreement to which it is or will be a party, either in its individual capacity, as Agent, or both; or (iii) to the best of Agent's knowledge, any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent, or both;

            (d) there is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of Agent, threatened against it which may adversely affect Agent's ability to perform its obligations under the Operative Agreements to which it is party;

            (e) no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state, local or foreign), including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by Agent of the Operative Agreements to which it is party or the performance by Agent of its obligations under such Operative Agreements.

                                   ARTICLE VI

                                   COVENANTS

      Section 6.1 Covenants of Lessee. Lessee covenants and agrees with the Lessors and the Agent that during the Lease Term, and, if the Lessee has not purchased the Equipment pursuant to the Lease, for 90 days thereafter, except with respect to clauses (a)(ii), (a)(iii) and (a)(iv) below, which Lessee may comply with at any time after the execution hereof without being required to wait for 90 days:

            (a) (i) Lessee shall at all times maintain its corporate existence except as otherwise permitted by clause (ii) hereof, and Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect its full corporate power and authority to perform its obligations under each Operative Agreement to which it is or will be a party;

                  (ii) Lessee shall not, without the consent of each of the
            Lessors: (A) consolidate with or merge with or into any other corporation (a "Merger"), unless (x) Lessee is the surviving corporation of such Merger, (y) Lessee's Consolidated Net Worth after giving effect to such Merger is no less than it was immediately prior to such Merger, and (z) immediately before and after giving effect to such Merger, no default under the Lease or any of the Prior Debt Agreements shall have occurred and be continuing, or (B) transfer, directly or indirectly, by sale, exchange, lease or other disposition, in one transaction or a series of related transactions to one or more Persons, all or substantially all of its assets or all or substantially all of the assets of any of its divisions (a "Transfer") unless immediately before and after giving effect to such Transfer, no default under the Lease or any of the Prior Debt Agreements shall have occurred and be continuing, and any transaction described in this clause (ii) shall be subject in any event to Section 22.1 of the Lease;

                  (iii) Lessee shall not, without the consent of each of the
            Lessors, permit any sublessee (other than Sublessee in accordance with the following clause (iv) or Section 6.2(a) (ii)) to effect a Merger, unless such sublessee is the surviving corporation of such Merger and continues to be a Subsidiary of Lessee, and immediately before and after giving effect to such Merger, no default under the Lease or any of the Prior Debt Agreements shall have occurred and be continuing;

                  (iv) Lessee shall not dispose of any of the outstanding shares of capital stock of Sublessee, consent to a Merger or a Transfer in respect of the assets or outstanding shares of capital stock of Sublessee, or permit Sublessee to assign the Sublease to any Person that is not a Subsidiary of Lessee, and Sublessee shall not do any of the foregoing and shall not issue any shares of its capital stock to any Person other than Lessee, without the consent of each of the Lessors, unless one of the following options is satisfied:

                        (A) Lessee shall, concurrently with or prior to such
            transaction, purchase from the Lessors all of the Functional Units then subject to the Sublease in accordance with the procedures set forth in Article X of the Lease, for a purchase price equal to the sum of (x) the Functional Unit Balances for all such Functional Units plus (y) the applicable Make-Whole Premiums for all such Functional Units, and Lessee shall pay to the Lessors all unpaid Accrued Rent due and payable on or prior to the date of such purchase with respect to such Functional Units;

                        (B) in the case of an assignment by Sublessee of its
            rights and obligations under the Sublease to, or a Merger of Sublessee with, a Person that is not a Subsidiary of Lessee, each of the following conditions must be satisfied: (1) the assignee or surviving corporation must be a corporation organized under the laws of the United States, (2) the assignee or surviving corporation must expressly assume in writing the due and punctual performance and observance of each obligation of Sublessee under this Agreement and the other Operative Agreements and affirm and acknowledge the security interest of the Agent, for the benefit of the Lessors, thereunder, (3) the assignee or surviving corporation must deliver to the Agent and each Lessor an opinion of counsel, in form and scope reasonably acceptable to the Agent and the Lessors, to the effect that each obligation of the Sublessee under the Sublease and each other Operative Agreement to which Sublessee is a party is the legal, valid and binding obligation of such assignee or surviving corporation, and that the Sublease remains subject to the Agent's security interest and subordinate to the Lease, and covering such other matters as the Agent and the Lessors may reasonably request,
            (4) both at the time of, and immediately after giving effect to, such assignment or Merger, no default under the Lease or any of the Prior Debt Agreements shall have occurred and be continuing, (5) such assignment or Merger shall not release Lessee from any of its obligations under the Lease or any of the other Operative Agreements with respect to the Equipment subject to the Sublease, and (6) Lessee shall have made an irrevocable election to exercise the Lessee Purchase Option with respect to all of the Equipment subject to the Sublease upon the expiration of the Lease Term, and

                        (C) in the case of a transfer of any of the Equipment
            subject to the Sublease by Lessee to any Person that is not a Subsidiary of Lessee, Lessors will instruct the Agent to release such Equipment from the Lease upon the satisfaction of each of the following conditions:

                        (1) such transferee ("Transferee") shall enter into a
                  new lease (the "Transferee Lease") for such Equipment upon substantially similar terms and conditions as those contained in the Lease (including without limitation, the granting and perfection of a security interest in favor of the Agent, for the benefit of the Lessors, in such Equipment), provided that Transferee shall be required to purchase all of the Equipment subject to the Transferee Lease at the termination thereof and if Transferee fails to satisfy the following conditions (2) and (3), then Transferee's parent company ("Parent") must guarantee Transferee's obligations under the Transferee Lease and satisfy conditions (2) and (3) below,

                        (2) Transferee, or Parent if a guarantee of Parent is
                  required, shall have a Consolidated Net Worth

                        (x) after giving effect to the transaction in question, equal to or greater than that of Lessee immediately prior to giving effect to such transaction, and

                        (y) at the end of such Person's most recently ended fiscal year, equal to or greater than $147,348,000,

                        (3) Transferee, or Parent if a guarantee of Parent is
                  required, shall have had a Fixed Charge Coverage Ratio of not less than 1.30:1.00 as of the end of its most recently ended fiscal quarter for the period of four consecutive fiscal quarters ended on such date,

                        (4) There shall be no constraints or restrictions
                  (whether imposed by law or regulation or by the internal credit or underwriting policies, oral or written, of any Lessor) preventing any Lessor in its sole and absolute discretion from doing business with such Transferee or with the business or industry in which such Transferee is engaged,

                        (5) Both at the time of and immediately after giving
                  effect to such transaction, no default shall have occurred and be continuing under the Prior Debt Agreements with respect to Lessee,

                        (6) Transferee and each Lessor shall have agreed, in
                  their sole and absolute discretion, upon new affirmative and negative (including financial) covenants of a type similar to those contained in the Prior Debt Agreements (as in effect on the date hereof) for purposes of the Transferee Lease, and

                        (7) Transferee must (x) be a corporation organized under
                  the laws of the United States, (y) deliver to the Agent and each Lessor an opinion of counsel in form and scope reasonably acceptable to the Agent and the Lessors, to the effect that each obligation of Transferee (and Parent, if Parent is required to guarantee Transferee's obligations) under the Transferee Lease and each other Operative Agreement to which Transferee (and Parent, if applicable) is a party is the legal, valid and binding obligation of Transferee (and Parent, if applicable), and that the security interest in favor of the Agent, for the benefit of the Lessors, created by the Transferee Lease, is a valid and perfected security interest, and covering such other matters as the Agent and the Lessors may reasonably request, and (z) if Parent is required to guarantee Transferee's obligations, Parent must be a corporation organized under the laws of the United States unless the Lessors are satisfied as to the enforceability of Parent's guarantee;

            (b) Lessee shall furnish to the Agent notice on or before the 30th day prior to any relocation of its chief executive office, change of its name or change in its corporate structure;

            (c) Lessee, at its expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by the Agent in connection with the establishment and perfection of the interest of the Agent in the Collateral, to be recorded or filed at such places and times, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by the Agent in order to establish, preserve, protect and perfect the rights, titles and interests of the Agent to the Collateral;

            (d) Lessee shall continually use all Equipment in its business (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) unless such Equipment has been sublet to the Sublessee pursuant to the Sublease, exchanged for a Replacement Part pursuant to Section 4.3 hereto or a Casualty has been declared with respect thereto;

            (e) without limiting the terms of Section 7.1 hereof, Lessee shall pay: (i) to the Agent and each Lessor all reasonable expenses, including, without limitation, legal fees and expenses incurred by it in connection with the entering into, or giving or (in the case of any amendments, supplements, waivers or consents proposed by the Lessee or the Sublessee) withholding, of any future amendments or supplements or waivers or consents: (A) with respect to the Operative Agreements (including without limitation any legal services rendered in connection with or arising under Sections 6.1 and 6.2 hereof); or (B) which are further assurances requested pursuant to Section 11.14 hereof or a similar provision in other Operative Agreements; and (ii) the ongoing fees and expenses of the Agent under the Lease.

            (f) the Lessee shall deliver to the Agent:

                  (i) as soon as practicable but in any event no later than the
            60th day after the end of each quarterly accounting period in each fiscal year of the Lessee, copies of the unaudited consolidated balance sheet of the Lessee and its consolidated subsidiaries as of the end of such accounting period and a copy of the related unaudited consolidated statements of income and cash flows of the Lessee and its consolidated subsidiaries for such quarterly period and for the portion of its fiscal year ended with the last day of such quarterly period, all in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments);

                  (ii) as soon as practicable after the end of each fiscal year of the Lessee, but in any event no later than the 120th day thereafter, a copy of the audited consolidated financial statements of the Lessee and its consolidated subsidiaries in comparative form certified as fairly presented and in accordance with GAAP consistently applied by a nationally recognized firm of independent certified public accountants (which certification shall state that its audit was made without any limitation upon the scope thereof being required by the Lessee);

                  (iii) as soon as practicable, but in any event not later than the 60th day after the end of each quarterly accounting period in each fiscal year of Lessee, an Officer's Certificate of Lessee stating that such officer has reviewed the activities of the Lessee and Sublessee during such period and that, to the best of such officer's knowledge, the Lessee and Sublessee during such period have observed, performed and fulfilled each and every covenant, obligation and condition contained in the Operative Agreements, no Lease Default, event which with the passage of time and/or giving of notice could become a Lease Default, or Casualty exists under any of the Operative Agreements, or if such condition shall exist, specifying the nature and status thereof;

                  (iv) promptly following such delivery or filing (but in no event more than ten (10) days thereafter), a copy of each report or statement delivered to the Lessee's stockholders and each regular or periodic report and any Current Report on Form 8-K filed by the Lessee with any securities exchange or with the Securities and Exchange Commission or any successor agency, and the delivery of any Quarterly Report on Form l0-Q or any Annual Report on Form 10-K in either case as filed with the Securities and Exchange Commission, shall be deemed to satisfy the Lessee's obligations under Section 6.1(f)(i) and Section 6.1(f)(ii), respectively, for the period covered by such report; and

                  (v) if: (A) the Lessee shall cease to be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934; and (B) the Agent or any Lessor at the time outstanding shall request that the Lessee deliver to the Agent, or to such holder, information with respect to the Lessee that meets the requirements of Rule 144A(d)(4)(i) of such Act (or any successor provision), then: (x) promptly following the receipt by the Lessee of that request, the Lessee shall deliver such information to the Agent, or to Lessors, and (y) such information shall, at the time of such delivery, be as of a date so as to be entitled to the presumption that such information is "reasonably current" within the meaning of Rule 144A(d)(4)(ii) of such Act (or any successor provision);

            (g) if there is any change in the ownership interest of the Sublessee during the Lease Term or any Renewal Term, the Lessee shall promptly notify the Agent and the Lessors;

            (h) promptly upon becoming aware of the occurrence of any (i) "Reportable Event" as such term is defined in Section 4043 of ERISA, (ii) "Accumulated Funding Deficiency" as such term is defined in Section 302 of ERISA or (iii) "Prohibited Transaction", as such term is defined in 4975 of the Code or described in Section 406 of ERISA, in connection with any Pension Plan (or any trust created thereunder), Lessee shall notify Agent and each of the Lessors in writing specifying the nature thereof, what action Lessee or the Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

            (i) promptly upon, but in no event later than seven (7) days after Lessee shall have obtained Actual Knowledge thereof, Lessee shall notify the Agent and each Lessor in writing of the existence of a Lease Default or any event which with the passage of time and/or giving of notice could result in a Lease Default, or any other matter which has resulted or could reasonably be expected to result in a material adverse change in the financial condition or operations of Lessee and its Subsidiaries, taken as a whole, which notice shall describe the nature of such Lease Default or other matter and the action Lessee is taking with respect thereto;

            (j) promptly upon Lessee's becoming aware of (i) any proposed or pending investigation of it or any Affiliate by any Authority, (ii) any court or administrative proceeding involving Lessee or a Subsidiary, or
      (iii) any notice, claim or demand from any Authority which alleges that Lessee or any Affiliate is in violation of any law or has failed to comply with any order issued pursuant to any Federal, state or local statute regulating its operation and business, which in any case involves (A) a claim in the amount of $5,000,000 or more, or (B) the possibility of materially and adversely affecting the properties, business, profits or financial condition of Lessee and its subsidiaries taken as a whole, Lessee shall notify Agent and each of the Lessors specifying its nature and the action the Lessee is taking with respect thereto; and

            (k) promptly upon receipt of a written request from the Agent or any Lessor, Lessee shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

      Section 6.2 Covenants of Sublessee. Sublessee covenants and agrees (while the Sublease is in effect) with the Agent and each of the Lessors that during the Lease Term and Renewal Terms and, if the Lessee has not purchased the Equipment pursuant to the Lease, for 90 days thereafter, except with respect to clause (ii) below, which Sublessee may comply with at any time without being required to wait for 90 days:

            (a) (i) Sublessee shall at all times maintain its corporate existence except as otherwise permitted by paragraph (ii) hereto, and Sublessee shall do or cause to be done all things necessary to preserve and keep in full force and effect its full corporate power and authority to perform its obligations under each Operative Agreement to which it is or will be a party;

                  (ii) Sublessee shall not effect a Merger or a Transfer or an assignment of the Sublease except as provided in Section 6.1(a)(iv) hereof;

            (b) Sublessee shall furnish to the Agent notice on or before the 30th day prior to any relocation of its chief executive office, change of its name or change in its corporate structure;

            (c) Sublessee, at its expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by the Agent in connection with the establishment and perfection of the interest of the Agent in the Collateral, to be recorded or filed at such places and times, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by the Agent in order to establish, preserve, protect and perfect the rights, titles and interests of the Agent to the Collateral;

            (d) Sublessee shall continually use all Equipment in its business (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) that has been sublet to the Sublessee pursuant to the Sublease, unless such Equipment has been exchanged for a Replacement Part pursuant to Section 4.3 hereof or a Casualty has been declared with respect thereto;

            (e) promptly upon becoming aware of the occurrence of any (i) "Reportable Event" as such term is defined in Section 4043 of ERISA, (ii) "Accumulated Funding Deficiency" as such term is defined in Section 302 of ERISA or (iii) "Prohibited Transaction", as such term is defined in 4975 of the Code or described in Section 406 of ERISA, in connection with any Pension Plan (or any trust created thereunder), Sublessee shall notify Agent specifying the nature thereof, what action Sublessee or Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

            (f) promptly upon, but in no event later than seven (7) days after Sublessee shall have obtained Actual Knowledge thereof, Sublessee shall notify the Agent and each Lessor in writing of the existence of a default under the Sublease, a Lease Default or any event which with the passage of time and/or giving of notice could result in a Lease Default, or any other matter which has resulted or could reasonably be expected to result in a material adverse change in the financial condition or operations of Sublessee and its Subsidiaries, taken as a whole, which notice shall describe the nature of such Lease Default or other matter and the action Sublessee is taking with respect thereto;

            (g) promptly upon Sublessee's becoming aware of (i) any proposed or pending investigation of it or any Affiliate by any Authority, (ii) any court or administrative proceeding involving Sublessee or a Subsidiary of Sublessee, or (iii) any notice, claim or demand from any Authority which alleges that Sublessee or any Affiliate is in violation of any law or has failed to comply with any order issued pursuant to any Federal, state or local statute regulating its operation and business, which in any case involves (A) a claim in the amount of $5,000,000 or more, or (B) the possibility of materially and adversely affecting the properties, business, profits or financial condition of Sublessee and its subsidiaries taken as a whole, Sublessee shall notify Agent and each of the Lessors specifying its nature and the action the Sublessee is taking with respect thereto; and

            (h) promptly upon receipt of a written request from the Agent or any Lessor, Sublessee shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

      In addition to the foregoing, Lessee shall, concurrently with any notice, delivery or other communication to Agent pursuant to any Operative Agreement, deliver a copy of such notice, delivery or other communication to each Lessor at such Lessor's current address.

      Section 6.3 Covenants of Agent and Lessors. The Agent, in its individual capacity, and each of the Lessors covenants and agrees with each of the other parties that: (a) it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the

Collateral, other than Permitted Lessor Liens; (b) it will, at its own cost and expense, promptly take such action in its individual capacity as may be necessary to discharge fully such Lessor Liens created by it on the Collateral, other than Permitted Lessor Liens; and (c) it will not sell, transfer or otherwise dispose of all or any part of the Equipment or the other Collateral where such sale, transfer or disposition would violate the Operative Agreements.

                                   ARTICLE VII

                                GENERAL INDEMNITY

      Section 7.1 Indemnity. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by applicable law, Lessee and Sublessee waive and release any claims now or hereafter existing against Indemnitees on account of, and shall indemnify, reimburse and hold the Indemnitees harmless from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negligence, strict liability in tort, violation of laws, including, without limitation, Environmental Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys' fees and expenses, and fees and expenses of internal counsel, incurred by the Indemnitees), including, in each case, matters based on the negligence of Indemnitees (subject to the proviso below), which may be imposed on, incurred by or asserted against the Indemnitees in any way relating to or arising in any manner out of:

            (a) the registration, purchase, taking or foreclosure of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return or other disposition of any of the Equipment, or any defect in any such Equipment, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of any such Equipment regardless of when such defect shall be discovered, whether or not such Equipment is in the possession of Lessee or Sublessee and no matter where it is located; or

            (b) this Participation Agreement, any other Operative Agreement or any document or certificate delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

provided that Lessee and Sublessee shall not be obligated to indemnify an Indemnitee for any such claim, loss, damage or liability which results directly from

            (c) the willful misconduct or gross negligence of such Indemnitee;

            (d) acts or events that occur with respect to any of the Equipment from and after (but not before) the delivery thereof by Lessee to Agent by reason of the expiration of the Lease Term in accordance with the terms of the Lease;

            (e) the incorrectness in any material respect of any representation or warranty made by such Indemnitee in the Operative Agreements;

            (f) the willful failure by such Indemnitee to perform or observe in any material respect any agreement or covenant made by it in any of the Operative Agreements;

            (g) the creation or existence of a Lessor Lien attributable to such Indemnitee other than Permitted Lessor Liens; or

            (h) a disposition by such Indemnitee of any Equipment following the purchase of such Equipment by such Indemnitee from the Agent in a foreclosure sale;

provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that any Indemnitee may have under any Operative Agreement or applicable laws for damages from Lessee or Sublessee for breach of their representations, warranties or covenants.

      Section 7.2 Excessive Use Indemnity. In the event that at the end of the Lease Term: (a) Lessee elects the Sale Option with respect to one or more Functional Units; and (b) after paying to the Agent any amounts due under
Section 11.1(c) of the Lease, Proceeds and the Sale Recourse Amount, the Agent does not have sufficient funds to reduce the Lease Balance to zero, then the Lessee shall promptly pay over to the Agent the shortfall unless and to the extent that the Lessee delivers a report from the Appraiser in form and substance satisfactory to the Required Lessors which establishes that the decline in value in the Equipment which was sold pursuant to the Sale Option from that amount anticipated for such date in the Appraiser's report delivered with respect to such Equipment on the applicable Delivery Date was not due to extraordinary use, failure to maintain or replace, failure to use, workmanship or method of installation or removal or any other cause or condition within the power of the Lessee to control or effect.

                                  ARTICLE VIII

                              GENERAL TAX INDEMNITY

      Section 8.1 General Tax Indemnity. Lessee agrees to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from, all Impositions arising at, or relating to, any time prior to or during the Lease Term or Renewal Terms, or upon any termination of the Lease or prior to, or upon the return of, the Equipment to Agent, and levied or imposed upon Indemnitees directly or otherwise, by any Federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority upon or with respect to: (a) the Equipment; (b) the exportation, importation, registration, purchase, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, maintenance, repair, return, sale (including to Agent or Lessee pursuant to the Operative Agreements), transfer of title or other disposition thereof; (c) the rentals, receipts, or earnings arising from any of the Equipment; or (d) the Lease or any payment made thereunder; provided that this
Section 8.1 shall not apply to:

            (i) Impositions which are based upon or measured by the Indemnitee's net income, or which are expressly in substitution for, or relieve Indemnitee from, any actual Imposition based upon or measured by Indemnitee's net income;

            (ii) Impositions characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Impositions);

            (iii) Impositions based upon the voluntary transfer, assignment or disposition by Agent or any Lessor of any interest in any of the Equipment (other than a transfer pursuant to the exercise of remedies under the Operative Agreements, transfers pursuant to the exercise of the Sale Option or the Lessee Purchase Option or a transfer to Lessee or otherwise pursuant to the Lease);

            (iv) Impositions based upon the involuntary transfer by Agent or any Lessor of any interest in the Equipment in connection with any bankruptcy or other similar proceeding for the relief of debtors in which such Indemnitee is the debtor or any foreclosure by a creditor of such Indemnitee;

            (v) any interest, penalties or additions to tax imposed on an Indemnitee that would not have resulted but for the failure of such Indemnitee to file any return properly and timely unless such failure shall result from the failure of the Lessee to fulfill its obligations, if any, under Section 8.4 with respect to such return;

            (vi) with respect to an Indemnitee, Impositions that result from such Indemnitee engaging, with respect to the Equipment or any part thereof, in transactions other than those permitted by this Agreement or any other Operative Agreement;

            (vii) Impositions to the extent of the excess of such Impositions over the amount of such Impositions that would have been imposed (or, if less, that would not have been subject to indemnification hereunder) had there not been a transfer by a predecessor in interest of the Indemnitee (other than the Agent in its capacity as Agent) of any interest in the Equipment or any interest arising under any Operative Agreement or any Lessor other than a transfer in contemplation of the exercise of remedies while an Event of Default shall have occurred and be continuing;

            (viii) subject to the penultimate sentence of Section 8.2, Impositions that are being contested in accordance with Section 8.2 during the pendency of such contest;

            (ix) subject to the last paragraph of this Section 8.1, Impositions to the extent such Impositions would not have been imposed if such Indemnitee had not engaged in activities in the jurisdiction imposing such Imposition which activities are unrelated to the transactions contemplated by the Operative Agreements;

            (x) any Impositions imposed on an Indemnitee to the extent the payment or accrual of such Impositions actually reduces permanently the Impositions of such Indemnitee otherwise payable by such Indemnitee;

            (xi) any Impositions that would not have been imposed but for the existence of any Lessor Liens created by such Indemnitee or any act or omission of the Indemnitee that are in violation of any of the terms of the Operative Agreements or that constitute gross negligence or willful misconduct or the inaccuracy of any representation, warranty or covenant in any material respect by the Indemnitee, but only if, in any such case, such act, omission or inaccuracy is not a result of (a) any act or omission of the Lessee or the Sublessee or (b) the breach or inaccuracy of any representation, warranty or covenant of the Lessee or the Sublessee; and

            (xii) except where there exists an Event of Default, Impositions in respect of any of the Equipment arising after the expiration or earlier termination of the Lease in respect of such Equipment and the return or other disposition of such Equipment in full compliance with the terms of the Lease, provided that such Impositions do not relate to acts or events arising or occurring prior to or coincident with such time.

Notwithstanding anything to the contrary in this Section 8.1, Lessee agrees to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from, any Impositions imposed by any State or any political subdivision thereof in which any Equipment is located (including income, severance, franchise and personal property taxes, but net of any foreign, Federal, state or local income tax benefits which are recognized by Indemnitees as a result of such Imposition) arising solely by virtue of, and to the extent attributable to, Indemnitees participation in the transactions contemplated by the Operative Agreements or the exercise of remedies under the Operative Agreements.

      Notwithstanding anything in the foregoing clauses (i) through (xii) of this Section 8.1, Lessee agrees to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from: (A) any Imposition based on, or measured by the net income of Indemnitees imposed by any federal, state or local taxing authority in the United States or any taxing authority in any other jurisdiction in which Indemnitee maintains its principal place of business to the extent they would not have been imposed if on each Delivery Date the Lessors had advanced funds directly to Lessee in the form of a loan secured by the Equipment in an amount equal to the amount advanced on such Delivery Date or Dates with the debt service for such loan equal to scheduled rental payments payable from time to time and a principal balance in the amount of the Lease Balance remaining at the end of the Initial Term and each Renewal Term was due at the end of such terms (the "Income Tax Indemnity") and (B) Impositions imposed with respect to the payment, receipt or accrual of any indemnity payment hereunder; and (C) with respect to any Lessor which is not incorporated under the laws of the United States, or a state thereof, and which has complied with

Section 8.6, any deduction or withholding of any United States Federal income tax.

      Section 8.2 Contest. Lessee shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 8.1); provided, however, that Lessee shall be under no obligation to pay any such Imposition so long as the payment of such Imposition is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee solely for any Imposition which is subject to indemnification as provided in Section 8.1, Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of formal written notice of the Imposition or proposed Imposition, notify Lessee and if, in the opinion of Lessee and tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Imposition (and if clause (ii) of the definition of "Permitted Contest" continues to be satisfied and so long as no Event of Default exists), Lessee at its expense may, to the extent permitted by applicable law, contest such Imposition (other than an Imposition resulting in an Income Tax Indemnity), and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums; provided that in all other circumstances, upon notice from Lessee that there exists a reasonable basis to contest any such Imposition, the Indemnitee, at Lessee's expense, shall contest any such Imposition. Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Imposition (including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemnitee shall in all events be kept informed of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent, unless clause (ii) of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessee, provided that: (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Imposition to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of the Lessor to receive payment of Rent or the Lease Balance, or involve a material risk of sale, forfeiture or loss of any of the Equipment or any interest therein or materially adversely affect the security interests created by the Lease. The failure of an Indemnitee to timely contest a claim against it for any Imposition which is subject to indemnification under Section
8.1 and for which it has an obligation to Lessee to contest under this Section
8.2 in the manner required by applicable law or regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under Section 8.1 with respect to such claim to the extent such failure results in the loss of an effective contest. If applicable law requires the payment of a contested Imposition as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Imposition or to direct the Indemnitee to contest such Imposition in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Imposition, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Imposition from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Imposition. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Imposition for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee.

      Section 8.3 Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any Imposition which Lessee is required to pay or reimburse under Section 8.1 or 8.2 and which payment or reimbursement constitutes income to such Indemnitee, then Lessee shall also pay to such Indemnitee on demand the amount of such Imposition on a gross-up basis such that, after subtracting all Impositions imposed on such Indemnitee with respect to such payment by Lessee (including any Impositions otherwise excluded by Section 8.1 and assuming for this purpose that such Indemnitee was subject to taxation at the applicable Federal, state or local marginal rates used to compute such Indemnitee's tax return for the year in which such income is taxable) such Indemnitee shall be fully reimbursed for the Imposition with respect to which such Indemnitee is entitled to be paid or reimbursed.

      Section 8.4 Tax Returns. Except as otherwise provided in the third sentence below, Lessee shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports that may be required with respect to any Impositions assessed, charged or imposed on the Equipment or the Lease, including, but not limited to sales and use taxes (as to which Lessee shall prepare all returns as hereinabove provided and file all such returns to the extent permitted by applicable law), property taxes (ad valorem and real property) and any other tax or charge based upon the ownership, leasing, subleasing, rental, sale, purchase, possession, use, operation, delivery, return or other disposition of any of the Equipment or upon the rentals or the receipts therefrom (excluding, however, any tax based upon the net income of an Indemnitee or any tax which is in substitution for or relief of a tax imposed upon or measured by the net income of an Indemnitee). Lessee may notify in writing all applicable governmental authorities having jurisdiction with respect to personal property taxes that Lessee is the appropriate party for receiving notices of (or copies of, if such governmental authority is required by law to notify Agent) assessment, appeal and payment with respect to the Equipment. If an Indemnitee is obligated by law to file any such reports or returns, then Lessee shall at least 10 days before the same are due prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Lessee at its address listed on the signature page hereto copies of all assessment and valuation notices it receives within 10 days of receipt; provided that Indemnitee's failure to deliver on a timely basis such notices shall not relieve Lessee of any obligations hereunder.

      Section 8.5 Tax Character of Transaction. It is the intention of the Participants that for Federal and state income tax purposes: (a) the Lessee or a corporation that is a member of its affiliated group shall be treated as owner of the Equipment with the ability to claim depreciation on the Equipment and to deduct the interest component of the Rents; and (b) the Rents payable to Agent under the Lease constitute payments of interest and principal. Participants agree that neither they nor any corporation controlled by them, or under common control with them, directly or indirectly will at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in the preceding sentence.

      Section 8.6 Withholding Tax Exemption. (a) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor not incorporated under the laws of the United States or a state thereof, such Lessor agrees that it will have delivered to each of the Lessee and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any

United States Federal income taxes. Each Lessor which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Lessee and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Lessee or the Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises the Lessee and the Agent that it is not capable of receiving payments without any withholding of United States Federal income tax.

      (b) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Agreement for the account of any Lessor who does not have a street address in the State of California, such Lessor agrees that it will have delivered to each of the Lessee and the Agent two duly completed copies of California Form 587 or 590, certifying in either case that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes. Each Lessor which so delivers a Form 587 or 590 further undertakes to deliver to each of the Lessee and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it (including, without limitation, any change in residency or address), and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Lessee or the Agent, in each case certifying that such Lessor is entitled to receive payments under this Agreement and the other Operative Agreements without deduction or withholding of any California income taxes, unless an event (including any change in law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lessor from duly completing and delivering any such form with respect to it and such Lessor advises the Lessee and the Agent that it is not capable of receiving payments without any withholding of California income tax.

                                   ARTICLE IX

                                   LIMITATIONS

      Section 9.1 Limitation of Liability of Agent. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Agreements: (a) this Participation Agreement and the other Operative Agreements to which the Agent is a party are executed by the Agent, not in its individual capacity, but solely as Agent under the Lease in the exercise of the power and authority conferred and vested in it as such Agent; (b) each and all of the undertakings and agreements herein made on the part of the Agent are each and every one of them made and intended not as personal undertakings and agreements by the Agent, or for the purpose or with the intention of binding the Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise; (c) actions to be taken by the Agent pursuant to its obligations under the Operative Agreements may, in certain circumstances, be taken by the Agent only upon specific authority of the Lessors; (d) nothing contained in the Operative Agreements shall be construed as creating any liability on the Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, the Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as the Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and the Lessee (and the Sublessee, if appropriate) for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 9.1 shall be construed to limit in scope or substance the general corporate liability of the Agent in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of the Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.

                                    ARTICLE X

                       AMENDMENTS TO OPERATIVE AGREEMENTS

      Section 10.1 Amendments to Operative Agreements With Consent of Lessors. This Participation Agreement and each of the other Operative Agreements shall be changed, waived, discharged or terminated with respect to each Lessor upon the ratification in writing of such change, waiver, discharge or termination by the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor; provided no such change, waiver, discharge or termination shall, without the written ratification of each
Lessor:

            (i) modify any of the provisions of this Section 10.1, change the definition of "Required Lessors" or modify or waive any provision of an Operative Agreement requiring action by the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Agreement);

            (ii) modify, amend, waive or supplement any of the provisions of
      Section 7.1, 7.2, 8.1, 8.2, 8.3, 11.1, 13, 22.1, 22.2 or 28 of the Lease,
      or Section 6.1(a) of this Agreement;

            (iii) reduce, modify, amend or waive any indemnities in favor of any Participant (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

            (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Agreement), Make-Whole Premium, Lease Balance, Supplement Balance, Functional Unit Balance, Purchase Option Exercise Amount, Recourse Deficiency Amount, Applicable Percentage Amount, interest or yield or, subject to clause (iii) above, any other amount payable under the Lease or Participation Agreement, or modify the definition or method of calculation of any payment of Rent (other than pursuant to the terms of any Operative Agreement), Make-Whole Premium, Lease Balance, Supplement Balance, Functional Unit Balance, Purchase Option Exercise Amount, Recourse Deficiency Amount, Applicable Percentage Amount or other amount payable hereunder;

            (v) consent to any assignment of the Lease releasing the Lessee from its obligations in respect of the payments of Rent or changing the absolute and unconditional character of such obligations, or any similar assignment of the Sublease similarly releasing the Sublessee; or

            (vi) permit the creation of any Lien on the Collateral or any part thereof except as contemplated in the Operative Agreements, or deprive any Lessor of the benefit of the security interest in the Collateral granted by Lessee.

      Section 10.2 Amendments to Operative Agreements Affecting Agent. Without the prior written consent of the Agent, no amendment of, supplement to, or waiver or modification of, any

Operative Agreement shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of the Agent with respect to any Operative Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1 Survival of Covenants. All claims pertaining to the representations, warranties, covenants or indemnities of Lessee or Sublessee shall survive the termination of the Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination. Without limiting the foregoing, the provisions of Article VII and Article VIII hereof shall survive the termination of the Lease.

      Section 11.2 APPLICABLE LAW. THIS PARTICIPATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

      Section 11.3 Effect and Modification of Participation Agreement. No variation, modification, amendment or waiver of this Participation Agreement, including any Schedules or Exhibits hereto, or any other Operative Agreement to which Agent is a party shall be valid unless in writing and signed by the Lessee and the Agent with the consent of the Lessors required to effect such variation, modification, amendment or waiver pursuant to Article X hereof.

      Section 11.4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical) or otherwise actually received or 5 Business Days after being deposited in the United States mail certified, postage prepaid, addressed as follows:

      If to the Lessee:

            Rykoff-Sexton, Inc.
            761 Terminal Street
            Los Angeles, CA 90021
            Attn: Chief Financial Officer

      with a copy to:
            Maslon, Edelman, Borman & Brand
            3300 Norwest Center
            Minneapolis, MN 55402-4140
            Attention: Tern Krivosha, Esq.

      If to the Sublessee:

            Tone Brothers, Inc.
            2301 Southeast Tones Drive
            Ankeny, IA 50021-8888
            Attn: President

      If to the Agent:

            BA Leasing & Capital Corporation
            Four Embarcadero Center, Suite 1200
            San Francisco, California 94111
            Attn: Contract Administration

      If to the Lessors, to their respective addresses set forth on Schedule I hereto or at such other place in the United States as any such party may designate by notice given in accordance with this Section 11.4.

      Section 11.5 Transaction Costs. The Lessee shall pay all Transaction Costs whether or not the transactions contemplated hereby close. In addition, the Lessee agrees to pay or reimburse the Agent and the Lessors for all other out-of-pocket costs and expenses reasonably incurred in connection with: (a) negotiating and entering into the Operative Agreements or entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Agreements; (b) any Casualty or termination of the Lease or any other Operative Agreement; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Agreement; (d) the enforcement of the rights or remedies under the Operative Agreements; (e) any transfer by Agent or a Lessor of any interest in the Operative Agreements during the continuance of an Event of Default; or (f) any Delivery Date.

      Section 11.6 Counterparts. This Participation Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

      Section 11.7 Severability. Whenever possible, each provision of this Participation Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Participation Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Participation Agreement.

      Section 11.8 Successors and Assigns. This Participation Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 11.9 Brokers. None of the Participants has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Participation Agreement or the transactions contemplated hereby, except that Lessee and its Affiliates have retained BA Leasing & Capital Corporation as arranger in connection with the transactions contemplated hereby and the Lessee shall be responsible for, and shall indemnify, defend, and hold the other Participants harmless from and against any and all claims, liabilities, or demands by BA Leasing & Capital Corporation for fees or other entitlements with respect to the Lease or the transactions contemplated hereby.

      Section 11.10 JURY TRIAL. THE LESSEE AND SUBLESSEE WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OPERATIVE AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      Section 11.11 Captions; Table of Contents. Section captions and the table of contents used in this Participation Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Participation Agreement.

      Section 11.12 FINAL AGREEMENT. THIS PARTICIPATION AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND IN THE OTHER OPERATIVE AGREEMENTS. THIS PARTICIPATION AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 11.13 No Third-Party Beneficiaries. Nothing in this Participation Agreement or the other Operative Agreements shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of the Lessors, the Agent, the Lessee and the Sublessee) and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

      Section 11.14 Further Assurances. Each Participant, at the expense of the Lessee, will promptly and duly execute and deliver all such documents and take such further action as may be necessary or appropriate in order to effect the intent or purpose of this Participation Agreement and the other Operative Agreements and to establish and protect the rights and remedies created or intended to be created in favor of the Lessors and the Agent for the benefit of the Lessors, including, without limitation, if requested by Required Lessors at the expense of the Lessee, the recording or filing of any Operative Agreement or any other document in accordance with the laws of the appropriate jurisdictions.

      Section 11.15 Reproduction of Documents. This Participation Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Lessors or the Agent in connection with the receipt and/or acquisition of the Equipment; and (c) financial statements, certificates, and other information previously or hereafter furnished to the Agent or any Lessor may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Participants agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.16 Consideration for Consents to Waivers and Amendments. Each of the Lessee and the Sublessee hereby jointly and severally agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Lessor in connection with, in exchange for, or as an inducement to, such Lessor's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Agreement unless such consideration or benefit is offered ratably to all Lessors.

      Section 11.17 Submission to Jurisdiction. Any suit by the Agent and the Lessors to enforce any claim arising out of the Operative Agreements shall be brought (subject to the penultimate sentence of this Section 11.17) in any state or Federal court located in San Francisco, California having subject matter jurisdiction, and with respect to any such claim, each Participant hereby irrevocably: (a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Lessee or Sublessee at their respective addresses specified in this Participation Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each of the Lessee and Sublessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in San Francisco, California including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that any of the Lessee or Sublessee is not subject to personal jurisdiction or service of process in such forum. The Lessee and Sublessee agree that any suit to enforce any claim arising out of the Operative Agreements or any course of conduct or dealing of the Agent or any Lessor shall be brought and maintained exclusively in any state or Federal court located in San Francisco, California. Nothing herein contained shall preclude any Participant (other than the Lessee and Sublessee) from bringing an action or proceeding in respect hereof in any other state or Federal court in any jurisdiction where any Equipment is located. Lessee and Sublessee agree that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.


                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

RYKOFF-SEXTON, INC.,                      BA LEASING & CAPITAL CORPORATION,
as Lessee                                 not individually, but solely
                                          as Agent for the Lessors

By /s/ Victor B. Chavez                   By
  ------------------------------------      ------------------------------------
Name Printed: Victor B. Chavez            Name Printed:
             -------------------------                 -------------------------
Title: Vice Pres. & Chief                 Title:
      --------------------------------          --------------------------------
       Acctg. Officer

TONE BROTHERS, INC.,                      By
as Sublessee                                ------------------------------------
                                          Name Printed:
By                                                     -------------------------
  ------------------------------------    Title:
Name Printed:                                   --------------------------------
             -------------------------
Title:
      --------------------------------

LESSORS:

PITNEY BOWES CREDIT                       BA LEASING & CAPITAL CORPORATION
CORPORATION

By                                        By
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


                                          By
                                            ------------------------------------
                                          Name Printed:
                                                       -------------------------
                                          Title:
                                                --------------------------------

MANUFACTURERS BANK

By
  ------------------------------------
Name Printed:
             -------------------------
Title:
      --------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

RYKOFF-SEXTON, INC.,                      BA LEASING & CAPITAL CORPORATION,
as Lessee                                 not individually, but solely
                                          as Agent for the Lessors

By                                        By
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


TONE BROTHERS, INC.,                      By
as Sublessee                                ------------------------------------
                                          Name Printed:
By /s/ Garth B. Thomas                                 -------------------------
  ------------------------------------    Title:
Name Printed: GARTH B. THOMAS                   --------------------------------
             -------------------------
Title: V. P. FINANCE
      --------------------------------

LESSORS:

PITNEY BOWES CREDIT                       BA LEASING & CAPITAL CORPORATION
CORPORATION

By                                        By
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


                                          By
                                            ------------------------------------
                                          Name Printed:
                                                       -------------------------
                                          Title:
                                                --------------------------------

MANUFACTURERS BANK

By
  ------------------------------------
Name Printed:
             -------------------------
Title:
      --------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

RYKOFF-SEXTON, INC.,                      BA LEASING & CAPITAL CORPORATION,
as Lessee                                 not individually, but solely
                                          as Agent for the Lessors

By                                        By /s/ Cheryl J. Emerson
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed: Cheryl J. Emerson
             -------------------------                 -------------------------
Title:                                    Title: Assistant Vice President
      --------------------------------          --------------------------------


TONE BROTHERS, INC.,                      By /s/ Christine Bennett
as Sublessee                                ------------------------------------
                                          Name Printed: Christine Bennett
By                                                     -------------------------
  ------------------------------------    Title: Assistant Vice President
Name Printed:                                   --------------------------------
             -------------------------
Title:
      --------------------------------

LESSORS:

PITNEY BOWES CREDIT                       BA LEASING & CAPITAL CORPORATION
CORPORATION

By                                        By /s/ Christine Bennett
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed: Christine Bennett
             -------------------------                 -------------------------
Title:                                    Title: Assistant Vice President
      --------------------------------          --------------------------------


                                          By /s/ Cheryl J. Emerson
                                            ------------------------------------
                                          Name Printed: Cheryl J. Emerson
                                                       -------------------------
                                          Title: Assistant Vice President
                                                --------------------------------

MANUFACTURERS BANK

By
  ------------------------------------
Name Printed:
             -------------------------
Title:
      --------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

RYKOFF-SEXTON, INC.,                      BA LEASING & CAPITAL CORPORATION,
as Lessee                                 not individually, but solely
                                          as Agent for the Lessors

By                                        By
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


TONE BROTHERS, INC.,                      By
as Sublessee                                ------------------------------------
                                          Name Printed:
By                                                     -------------------------
  ------------------------------------    Title:
Name Printed:                                   --------------------------------
             -------------------------
Title:
      --------------------------------

LESSORS:

PITNEY BOWES CREDIT                       BA LEASING & CAPITAL CORPORATION
CORPORATION

By /s/ Russell D. Piper                   By
  ------------------------------------      ------------------------------------
Name Printed: Russell D. Piper            Name Printed:
             -------------------------                 -------------------------
Title: Region Credit Manager              Title:
      --------------------------------          --------------------------------


                                          By
                                            ------------------------------------
                                          Name Printed:
                                                       -------------------------
                                          Title:
                                                --------------------------------

MANUFACTURERS BANK

By
  ------------------------------------
Name Printed:
             -------------------------
Title:
      --------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

RYKOFF-SEXTON, INC.,                      BA LEASING & CAPITAL CORPORATION,
as Lessee                                 not individually, but solely
                                          as Agent for the Lessors

By                                        By
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


TONE BROTHERS, INC.,                      By
as Sublessee                                ------------------------------------
                                          Name Printed:
By                                                     -------------------------
  ------------------------------------    Title:
Name Printed:                                   --------------------------------
             -------------------------
Title:
      --------------------------------

LESSORS:

PITNEY BOWES CREDIT                       BA LEASING & CAPITAL CORPORATION
CORPORATION

By                                        By
  ------------------------------------      ------------------------------------
Name Printed:                             Name Printed:
             -------------------------                 -------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


                                          By
                                            ------------------------------------
                                          Name Printed:
                                                       -------------------------
                                          Title:
                                                --------------------------------

MANUFACTURERS BANK

By /s/ Mike Toomey
  ------------------------------------
Name Printed: MIKE TOOMEY
             -------------------------
Title: VICE PRESIDENT
      --------------------------------

                                   SCHEDULE I
                                       TO
                             PARTICIPATION AGREEMENT

                              COMMITMENTS OF LESSOR

=====================================================================================================================
                                                   Initial       Commitment Remaining After       Funding
                Lessors                         Delivery Date      Initial Delivery Date        Commitments
=====================================================================================================================
                                                   4/29/94
---------------------------------------------------------------------------------------------------------------------
1.  BA Leasing & Capital Corporation                                   $2,700,982.13            $10,000,000    44.44%
    Four Embarcadero Center, Suite 1200
    San Francisco, CA 94111
    Bank of America NT & SA
    San Francisco Main Branch
    San Francisco, CA
    ABA# 121 000 358
    Accounts 06568-57503
    Payee: BA Leasing & Capital
            Corporation
    Notify: Richard Walter (415)765-7476
---------------------------------------------------------------------------------------------------------------------
2.  Pitney Bowes Credit Corporation                                    $2,025,736.72            $ 7,500,000    33.33%
    Mellon Bank, N.A.
    ABA# 043 000 261
    Account# 092-0931
    Notify: Jeff Ramos (203)846-5732
---------------------------------------------------------------------------------------------------------------------
3.  Manufacturers Bank                                                 $1,350,491.15            $ 5,000,000    22.22%
    515 South Figueroa Street
    Los Angeles, CA 90071
    ABA# 122226076
    Notify: Grace Surell or
            Marie Galoosian
=====================================================================================================================
    TOTAL:                                                             $6,077,210.00            $22,500,000   100.00%

=====================================================================================================================

                                   SCHEDULE II
                                       TO
                             PARTICIPATION AGREEMENT

               DESCRIPTION OF EQUIPMENT ACQUIRED FROM LESSEE TO BE
                     DELIVERED ON THE INITIAL DELIVERY DATE


                                     SII-1

                                   SCHEDULE II
                                       to
                             PARTICIPATION AGREEMENT

Functional                                                          Purchase
  Unit #              Equipment Description                          Price
----------            ---------------------                         --------
         1   Packaging Line #1 (5 lb.)                           $   132,533.00
         2   Packaging Line #3 [Ankeny #11] (1 lb.)              $   253,500.00
         3   Packaging Line #4 [Ankeny #8] (2 lb.)               $   239,731.00
         4   Packaging Line #5 [Ankeny #10] (Hand Feed)          $    33,600.00
         5   Packaging Line #6 (4 & 8 oz.)                       $   131,600.00
         6   Packaging Line #7 (1 lb.)                           $   288,333.00
         7   Packaging Line #8 (1 oz. Tube)                      $   177,000.00
         8   Packaging Line #9 (1 oz. Tube)                      $   179,000.00
         9   Pkgg Line #10 [A#12] (O.M. Bag Fill)                $   205,233.00
        10   Packaging Line #11 (Mr. Pepper/Jollytime)           $    81,200.00
        11   Packaging Line #12 (1 lb. Kraft/Rykoff)             $   204,307.00
        12   Extract Food Service Packaging Line                 $   100,200.00
        13   Extract Retail Packaging Line                       $    96,367.00
        14   Packaging Line #2 [Future] (4 & 8 lb.)              $   102,667.00
        15   Blending Equipment                                  $ 3,741,314.00
        16   Production & Distribution Support                   $ 1,612,982.00
        17   Office & Building Support                           $ 3,678,333.00
        18   Oil Production                                      $   190,680.00
        19   Margarine Production                                $ 1,052,750.00
        20   Receiving/Distribution                              $   806,830.00
        21   Injection Molding                                   $   359,850.00
        22   Blow Molding                                        $   789,420.00
        23   Straw                                               $   441,660.00
        24   Mayonaisse Production                               $   363,360.00
        25   Cook Line/Dry Mix                                   $   269,050.00
        26   Repro Line                                          $   609,820.00
        27   Plastics                                            $   281,470.00
                                                                 --------------
            Total for All Functional Units                       $16,422,790.00
                                                                 ==============

                                  SCHEDULE III
                                       TO
                             PARTICIPATION AGREEMENT

                     DESCRIPTION OF ELIGIBLE EQUIPMENT TO BE
                   DELIVERED ON THE SUBSEQUENT DELIVERY DATES


                                     SIII-1

                                  SCHEDULE III
                                       to
                             PARTICIPATION AGREEMENT

A.

  Functional                                                         Purchase
    Unit #      Equipment Description                                  Price
  ----------    ---------------------                                --------
          28    Packaging Line Equipment                            $590,000.00
          29    Production & Distribution Support                   $870,000.00
          30    Office & Building Support                           $143,000.00
          31    Portland Location                                   $500,550.00
          32    San Francisco Location                              $119,970.00

B. The Equipment described in this part B has not been appropriately designated as Functional Units, and each Lessor shall have the right to reject any item of Equipment which otherwise complies with the general categories set forth below, in which case Lessee shall have the right to propose in lieu thereof other Equipment (consisting solely of Functional Units) by providing an amended Delivery Date Notice, and the originally proposed Delivery Date shall not be delayed as a result of such amendment.

     Material handling equipment, pallet racks and       The aggregate price of
     office furniture at Lessee's La Mirada, CA          all equipment delivered
     distribution center, and                            pursuant to this part B
     Manufacturing and processing equipment located      shall not exceed
     at Sublessee's Ankeny, Iowa facility                $          3,853,690.00

                                   SCHEDULE IV
                                       TO
                             PARTICIPATION AGREEMENT

                               DISCLOSURE SCHEDULE

                                      None.


                                      SIV-1

                                   SCHEDULE X

                                       TO
                             PARTICIPATION AGREEMENT

                                   DEFINITIONS

      The following terms (or other terms used or defined in any Operative Agreement which have meanings substantially similar or equivalent to the meanings assigned to such terms) shall have the following meanings for all purposes, and such meanings shall be equally applicable both to the singular and plural forms of the terms defined. Any agreement, document or instrument defined or referred to in this Schedule X shall include each amendment, modification or supplement thereto including each waiver and consent that may (pursuant to the Operative Agreements) be effective from time to time, except as otherwise expressly indicated. The definition of any person herein shall include its successors and permitted assigns. Reference to schedules and exhibits in this
Schedule X shall mean Schedules and Exhibits attached to the Participation Agreement, except as otherwise indicated.

      "Accrued Rent" shall mean, as of any date of determination, the aggregate Accrued Supplement Rent under all of the Lease Supplements as of such date.

      "Accrued Supplement Rent" shall mean, with respect to any Lease Supplement, the interest that has accrued on the Functional Unit Balances covered by such Lease Supplement at the applicable Interest Rate to the date of determination.

      "Actual Knowledge" with respect to any Person shall mean the actual knowledge of a Responsible Officer of such Person and shall include receipt of a notice of a fact by any such Person.

      "Adjusted Appraised Value" shall mean, with respect to any Functional Unit as of any date of determination, the Appraised Value of such Functional Unit, adjusted on the basis of an assumed annual inflation rate of two percent (2%), as set forth on Schedule III to the Lease Supplement governing such Functional Unit.

      "Affiliate(s)" of any Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. No Person shall be considered an Affiliate of the Agent unless such Person directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Agent solely in its capacity as agent under the Lease.

      "Agent" shall have the meaning assigned to such term in the preamble of the Lease.

      "Agent's Corporate Office" shall mean the principal corporate office of the Agent, which office is, on the date the Participation Agreement is executed by all parties thereto, located at the address for the Agent set forth in
Section 11.4 of the Participation Agreement.

      "Aggregate Make-Whole Premium" shall mean, as of any date of determination, the sum of the Make-Whole Premiums then payable with respect to each Lease Supplement as determined pursuant to clause (B) of the definition of "Make-Whole Premium" set forth in this Schedule X.

      "Allocable Rent" shall mean, for any period with respect to any Functional Unit as of any date of determination, the sum of the portions of the principal component of each payment of Rent required to reduce the Functional Unit Balance of such Functional Unit to the amount specified in Schedule IV of the applicable Lease Supplement as of each Payment Date, plus interest that would accrue during the relevant period on such principal amount at the Interest Rate.

      "alter" shall have the meaning assigned to such term in Section 5.5(a) of the Lease.

      "Applicable Percentage" shall mean, with respect to each Lease Supplement as of the end of the Initial Term and each Renewal Term, the percentage set forth opposite each such date in Schedule II to such Lease Supplement.

      "Applicable Percentage Amount" shall mean the sum of the products obtained by multiplying the Purchase Price of each Functional Unit subject to the Sale Option by the Applicable Percentage set forth in Schedule II to the Lease Supplement governing such Functional Unit.

      "Appraisal(s)" shall mean each of the appraisals of the Equipment from the Appraiser received pursuant to a Delivery Date Closing.

      "Appraised Value" shall mean, with respect to any Functional Unit as of any date of determination, the Fair Market Value of such Functional Unit as set forth on the Appraisal therefor.

      "Appraiser" shall mean the American Appraisal Company, The Manufacturers' Appraisal Company or such other Person as is acceptable to the Required Lessors.

      "Assumed Interest Rate" shall mean, as of the date of any Funding, the Interest Rate that would have been applicable under a Lease Supplement in the event that a Delivery Date had occurred on such date.

      "Authority" shall mean any: (a) Federal, state, local or (if the Equipment or any component thereof has been moved outside of the United States) foreign, tribunal, legislative body, governmental subdivision, administrative agency or other governmental authority; or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over the Lessee, the Sublessee, the Agent, or the Equipment (or any component thereof).

      "Base Commencement Date" shall mean, with respect to each Lease Supplement, the date immediately succeeding the last day of the Interim Period of such Lease Supplement.

      "Basic Rent" shall mean, (a) with respect to each Lease Supplement, all installments of Rent due and payable by Lessee on each Payment Date during the period commencing on the Base Commencement Date and ending on April 29, 1995, as set forth in Schedule II to such Lease Supplement, and (b) with respect to the Lease, the aggregate of the payments described in the preceding clause (a) for all Lease Supplements.

      "Bill of Sale" shall mean a bill of sale substantially in the form of Exhibit E to the Participation Agreement to be delivered to the Lessors pursuant to Article II or Section 4.3 of the Participation Agreement, granting to each Lessor an undivided interest in the Equipment described in such Bill of Sale equal to each Lessor's Lease Percentage.

      "Business Day" shall mean any day on which Federal and state chartered banks in San Francisco, California are open for commercial banking business.

      "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP but excluding industrial revenue bonds and pollution control financing.

      "Casualty" shall mean any of the following events in respect of each Functional Unit: (a) the total loss of a Functional

Unit, the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of a Functional Unit permanently unfit for normal use for any reason whatsoever; (b) any damage to a Functional Unit which results in an insurance settlement with respect to the Functional Unit on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, a Functional Unit; or (d) as a result of any rule, regulation, order or other action by any Authority, the use of a Functional Unit in the normal course of the business of Lessee shall have been prohibited, directly or indirectly, for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Functional Unit by Lessee or, in any event, if use of such Functional Unit shall have been prohibited, directly or indirectly, for a period of twelve consecutive months.

      "Casualty Notice" shall have the meaning assigned to such term in Section
6.1 of the Lease.

      "Casualty Proceeds" shall have the meaning assigned to such term in
Section 6.1(b) of the Lease.

      "Casualty Settlement Date" shall have the meaning assigned to such term in
Section 6.1(a) of the Lease.

      "Charges" shall mean freight, installation and applicable sales, use or similar taxes imposed upon an item of Eligible Equipment described at Schedule III to the Participation Agreement.

      "Closing" shall mean the completion of those transactions described in
Section 2.1 of the Participation Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Collateral" shall mean

            (a) the Equipment;

            (b) the Intellectual Property Collateral;

            (c) the Sublease and all subleases entered into in connection with the Equipment as permitted pursuant to Section 5.2 of the Lease, together with all security interests granted pursuant to the Sublease and all such Subleases;

            (d) all contracts necessary to purchase, operate and maintain the Equipment, including without limitation the Purchase Agreements;

            (e) the Deposit Account;

            (f) any rights to a rebate, offset or other assignment under a purchase order, invoice or purchase agreement with any manufacturer of any item of Equipment;

            (g) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

            (h) all products, accessions, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (d), (e), (f) and (g) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

      "Commitment(s)" for each Lessor shall mean the aggregate amount set forth in Schedule I to the Participation Agreement across from the name of such Lessor.

      "Commitment Percentage" shall mean, with respect to each Lessor, the quotient (expressed as a percentage) of such Lessor's Commitment divided by the Total Commitment.

      "Computer Software Collateral" shall mean:

            (a) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Lessee or Sublessee, designed for use on any computers and electronic data processing hardware constituting part of the Equipment and necessary for the operation and maintenance of the Equipment; provided that with respect to any licensed or leased software program the foregoing shall be included in "Computer Software Collateral" only to the extent that a grant of a security interest is not prohibited by the terms of the license or lease;

            (b) all firmware associated therewith;

            (c) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) and (b); and

            (d) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

      "Consolidated Net Earnings" of any Person shall mean the consolidated gross revenues of such Person and its Subsidiaries less all operating and non-operating expenses of such Person and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets) when such gains exceed Two Hundred Fifty thousand Dollars ($250,000) in the aggregate, any gains resulting from the write-up of assets, any equity of such Person or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any other Person acquired by such Person or any Subsidiary through purchase, merger or consolidation or otherwise for the period prior to the date of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

      "Consolidated Net Worth" of any Person shall mean the amount by which the total consolidated assets (excluding goodwill, trade names, trademarks, patents, treasury stock, organization expense and other intangible assets) of such Person and its Subsidiaries exceeds the total consolidated liabilities (including deferred taxes and minority interests) of such Person and its Subsidiaries, in each case determined in accordance with GAAP.

      "Credit Agreement" shall mean the Credit Agreement dated as of October 25, 1993, between Rykoff-Sexton, Inc. and Bank of America National Trust and Savings Association ("Bank of America"), as such agreement is amended, modified, restated or refinanced from time to time.

      "Delivery Date" shall mean each of the actual dates on which the transactions contemplated in Sections 2.1 and 3.1 of the Participation Agreement are completed.

      "Delivery Date Closing" shall mean, with respect to a Delivery Date, the completion of those transactions described in Article II of the Participation Agreement.

      "Delivery Date Notice" shall have the meaning assigned to such term at
Section 2.3.

      "Deposit Account" shall have the meaning assigned to such term in Section 6.1(b) of the Lease.

      "Effective Date" shall have the meaning assigned to such term in the preamble to the Lease.

      "Eligible Equipment" shall mean items of Equipment which qualify to be purchased by Agent, on behalf of the Lessors under the Participation Agreement on the Initial Delivery Date or any Subsequent Delivery Date, as described in
Schedule II or Schedule III to the Participation Agreement.

      "Environmental Laws" shall mean all applicable Federal, state or local statutes, laws, ordinances, codes, rules, regulations and orders (including consent decrees) relating to public health and safety and protection of the environment.

      "Environmental Reports" shall mean the environmental reports or audits styled as follows:

            (a) Report for Phase I and II Environmental Audits of Dennis Elwell Property, Ankeny (Polk County), Iowa. SENECA Project No. 8626.

            (b) Phase I Environmental Assessment, Jacobson Warehouse Company 4121, 4141, and 4161 MacDonald Avenue, Des Moines, Iowa, prepared by Environmental Science & Engineering, Inc. Project Number 593-3082.

            (c) Remedial Action Plan for Soil and Groundwater and the Unleaded Gasoline Tank Area, Previous UST Area, and PSC Car Wash Area, Former Ford Predelivery Service Center, La Mirada, California, August 7, 1992, prepared by Geraghty & Miller, Inc.

            (d) Work Plan for Remediation System Modification, Former Ford Pre-Delivery Service Center, La Mirada, California, November 12, 1993, CA0209.001, prepared by Geraghty & Miller, Inc.

      "Equipment" shall mean those items of equipment listed on Schedule I to the Lease purchased by Lessors on a Delivery Date for which a Lease Supplement has been delivered to each Lessor by

Lessee, all Replacement Units, Replacement Parts and Mandatory Parts.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" shall have the meaning assigned to such term in Section
8.1. of the Lease.

      "Expiration Date" shall mean the date upon which the Credit Agreement is repaid in its entirety or otherwise expires, or when Bank of America (or any successor to Bank of America by operation of law) ceases to be a party thereto.

      "Fair Market Value" shall mean, with respect to any item of Equipment as of any date, the price which a purchaser would pay to purchase such Equipment in an arm's-length transaction between a buyer and seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value the appraiser may assume such Equipment has been maintained in accordance with the requirements of the Lease and that such Equipment is in the condition in which it is required to be hereunder as of the date for which such determination is made. Appraiser shall use such reasonable methods of appraisal as are chosen by the Agent upon instructions from the Required Lessors.

      "Fixed Charge Coverage Ratio" of any Person shall mean, for any period, the ratio derived from dividing (a) the sum of (i) Consolidated Net Earnings
(ii) income taxes, (iii) Rental Expense and (iv) interest on Funded Debt to (b) Rental Expense and interest on Funded Debt. For purposes of this definition, amounts attributable to accreted or other interest or accreted or other value in respect of so-called "zero coupon" subordinated Funded Debt of such Person that is convertible into shares of capital stock of such Person shall be included as interest on such subordinated Funded Debt only to the extent of the amount paid in cash during such period.

      "Functional Unit(s)" shall mean each group of items of Equipment classified as a Functional Unit on Schedule Y to the Participation Agreement or on Schedule I to a Lease Supplement. Each Functional Unit has an assigned number on Schedule Y and on Schedule I to the Lease Supplement governing such Functional Unit, and all references to the assigned number of any Functional Unit shall be deemed to refer to such Functional Unit and to all items of Equipment comprising such Functional Unit.

      "Functional Unit Balance" shall mean, with respect to any Functional Unit as of any date of determination, the amount set forth on Schedule IV to the applicable Lease Supplement opposite the most recent Payment Date through which all installments of Rent have been paid.

      "Funded Debt" shall mean and includes, without duplication, in each case as to any Person and its Subsidiaries, the following (all as determined in accordance with GAAP):

            (i) any obligation which under GAAP is shown on the balance sheet as a liability (including Capitalized Lease Obligations, industrial revenue bonds and pollution control bond financing, but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation);

            (ii) indebtedness which is secured by any Lien on property owned by such Person or any subsidiary, whether or not the indebtedness secured thereby shall have been assumed by such Person or such Subsidiary;

            (iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person;

            (iv) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

            (v) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered;

            (vi) obligations under any contract to rent (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; and

            (vii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person;

provided, however, that Funded Debt shall not include noncompete agreements of the nature and type heretofore entered into by such Person in connection with its purchase of a business through the purchase of its stock or assets.

      "Funding" shall have the meaning assigned to that term in Section 2.1 of the Participation Agreement.

      "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

      "Impositions" shall mean all fees (including, but not limited to, license, documentation, recording or registration fees) and taxes (including but not limited to all income, sales, use, lease, sublease, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever), together with any penalties, fines or additions to tax or interest thereon.

      "Income Tax Indemnity" shall have the meaning assigned to such term in
Section 8.1 of the Participation Agreement.

      "Indemnitee(s)" shall mean the Agent in both its individual and agent capacity, the Lessors, any Affiliate of any of them and any assign, officer, director, employee, attorney or agent of any of them.

      "Indenture" shall mean that certain Indenture dated as of November 1, 1993, between Lessee and Norwest Bank Minnesota, N.A., as trustee.

      "Initial Delivery Date" shall mean the first Delivery Date completed pursuant to A Article II of the Participation Agreement.

      "Initial Delivery Date Notice" shall mean the Delivery Date Notice relating to the Initial Delivery Date.

      "Initial Term" shall have the meaning assigned to such term in Section 2.1 of the Lease.

      "Insolvency Default" shall have the meaning assigned to such term in
Section 8.2(d) of the Lease.

      "Intellectual Property Collateral" shall mean all Computer Software Collateral, all copyrights, whether statutory or common law, registered or unregistered, and all applications therefore, all trademarks and trade names, all common law and statutory trade secrets and all other confidential or proprietary information, but only to the extent in each case necessary to operate and maintain the Equipment, and all know-how (which know-how is used in connection with the Equipment).

      "Interest Rate" shall mean with respect to each Lease Supplement a fixed rate of interest to be established by Agent two days prior to each Delivery Date pursuant to Section 3.1 of the Participation Agreement in an amount equal to the sum of (i) the rate of interest of United Stated Treasury securities having a weighted average life equal to a period commencing on the Delivery Date applicable to the Equipment described in such Lease Supplement and continuing to and ending on April 29, 2000 plus (ii) 316 basis points.

      "Interim Period" shall mean as to each Lease Supplement a period commencing on the Delivery Date applicable to the Equipment described in such Lease Supplement and continuing to and ending on the last day of the 90-day period ending on April 30, July 30, October 30 or January 30 (as the case may be) in which such Delivery Date occurs.

      "Interim Rent" shall mean all payments due and payable by Lessee under each Lease Supplement on the last day of the applicable Interim Period. The Interim Rent payable under each Lease Supplement is set forth on Schedule II to such Lease Supplement.

      "IRS" shall mean the Internal Revenue Service.

      "Lease" shall mean that certain Lease Intended as Security, dated as of April 29, 1994, by and between the Agent, the Lessors and Lessee, substantially in the form of Exhibit A.

      "Lease Balance" shall mean, as of any determination date, the aggregate of all Supplement Balances due under all Lease Supplements.

      "Lease Default" shall mean an Event of Default.

      "Lease Percentage" shall mean, with respect to each Lessor, the quotient (expressed as a percentage) of (i) the aggregate amount funded by such Lessor on all Delivery Dates, divided by

(ii) the aggregate amount funded by all Lessors on all Delivery Dates as of the date such determination is made.

      "Lease Supplement" shall have the meaning attributed to such term at
Section 3.1 of the Participation Agreement.

      "Lease Term" shall mean the Initial Term and all of the Renewal Terms.

      "Lessee" shall mean Rykoff-Sexton, Inc., a Delaware corporation.

      "Lessee Purchase Option" shall have the meaning assigned to such term in
Section 11.1(b) of the Lease.

      "Lessors" shall mean each of the Persons identified as a Lessor in the preamble to the Lease and those persons to whom the interests in the Lease and the Collateral shall have been transferred or assigned from time to time in accordance with the provisions of the Lease and the Participation Agreement.

      "Lessor Commitment" shall mean, with respect to each Lessor, the amount set forth opposite such Lessor's name on Schedule I of the Participation Agreement.

      "Lessor Liens" shall mean Liens or other conveyances resulting from any act of or claim against the Agent in its individual capacity (or any Person claiming by, through or under the Agent in its individual capacity) or any Lessor, in each case arising out of any event or condition not related to the exercise of such Person's rights or the performance of its duties expressly provided under any Operative Agreement.

      "Lien" shall mean: (a) any interest in property securing an obligation owed to, or claimed by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, without limitation, any judgment lien, security interest, mortgage, encumbrance, pledge, conditional sale, right of distraint or trust receipt or a lease, consignment or bailment for security purposes; or (b) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or defect, cloud on title or encumbrance affecting property.

      "Make-Whole Premium" shall mean, as of any date of determination, in connection with any purchase or sale of Functional Units requiring payment of a Make-Whole Premium pursuant to the Operative Agreements (an "Early Payment"),

      (A) with respect to each Functional Unit, the amount determined by the Lessors to be equal to the greater of:

      (i) the excess, if any, of

                  (a) the present value (determined using a discount rate equal to the Reference Treasury Constant Yield plus 110 basis points) of the sum of (1) the amount of Allocable Rent (exclusive of Rent accrued to the date of payment) that would have been payable on each Payment Date with respect to the period commencing on the date on which such Early Payment is required to be paid and ending on the last day of fifth Renewal Term if such Early Payment had not been made (and assuming the exercise of all Renewal Options), and (2) the amount of the Functional Unit Balance at the end of the fifth Renewal Term if such Early Payment had not been made, over

                  (b) the Functional Unit Balance being so prepaid; or

      (ii) one percent (1%) of the Functional Unit Balance at such payment date, prior to giving effect to such prepayment; and

      (B) with respect to each Lease Supplement, the sum of the amounts determined by the Lessors pursuant to the foregoing clause (A) for each Functional Unit governed by such Lease Supplement.

      "Mandatory Parts" shall have the meaning assigned to such term in Section
5.5 of the Lease.

      "Manufacturers" shall mean those manufacturers or vendors of Equipment listed in Schedule III to the Participation Agreement or Schedule I to the Delivery Date Notice.

      "Merger" shall mean a transaction described in Section 6.1(a) (ii) (A) of the Participation Agreement.

      "Multiemployer Plan" shall have the meaning assigned to the term "multiemployer plan" in Section 3(37) of ERISA.

      "Notice of Partial Casualty" shall mean the notice given by Lessee to Lessor in accordance with Section 6.2 of the Lease and shall include: (a) a description of the item of Equipment suffering the Partial Casualty, (b) the Purchase Price of such item of Equipment; and (c): (x) a description of the remedial steps that Lessee will undertake (or cause to be undertaken) and the time-frame in which such steps will be accomplished to repair and rebuild such item of Equipment; or (y) if the item of

Equipment is to be replaced, a description of the Replacement Part and its Purchase Price.

      "Officer's Certificate" shall mean a certificate executed on behalf of any entity by its President, one of its Vice Presidents, its Chief Financial Officer, its Treasurer, its Assistant Treasurer or its Controller.

      "Operative Agreement(s)" shall mean the Participation Agreement, the Lease, the Sublease, the Bills of Sale and the Lease Supplements executed on each Delivery Date.

      "Outstanding Investment" of any Lessor as of any date of determination shall mean the aggregate amount funded by such Lessor pursuant to Article II of the Participation Agreement, reduced by the principal amount of all Basic Rent and all Renewal Rent paid to such Lessor and all Reduction Amounts paid to such Lessor.

      "Partial Casualty" shall mean any loss, damage, destruction, taking by eminent domain, loss of use or theft of any portion of a Functional Unit which does not constitute a Casualty.

      "Partial Casualty Proceeds" shall mean all payments from any Authority or other Person, and all proceeds of any insurance, which are received as a result of a Partial Casualty.

      "Participant(s)" shall mean any or all of the parties to the Participation Agreement including, without limitation, the Agent in both its individual and agent capacity, and the successors and assigns thereof.

      "Participation Agreement" shall mean the Participation Agreement, dated as of April 29, 1994, entered into among the Lessee, the Sublessee, the Lessors and the Agent.

      "Part(s)" shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to any item of Equipment.

      "Payment Date" shall mean each April 30, July 30, October 30 and January 30 (or if any such day is not a Business Day, then the first day thereafter which is a Business Day).

      "Payment Default" shall have the meaning assigned to such term in Section 8.2(d) of the Lease.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Pension Plan" shall mean, with respect to any Person, a "pension plan" as such term is defined in section 3(2) of ERISA which is subject to Title IV of ERISA and to which such Person may have any liability or contingent liability, including, but not limited to, liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason or being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Equipment or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (c) any Lien; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Lease or the right, title or interest of the Agent or any Lessor in or to any of the Equipment or the right of Agent to receive payment of Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of the Equipment or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

      "Permitted Investments" shall mean (a) direct obligations of, or obligations guaranteed by, the United States or any agency thereof (or any mutual fund investing solely in any of the foregoing), (b) commercial paper issued in the United States by any corporation (other than Lessee or its subsidiaries or its Affiliates) and rated at least A-1 (by Standard & Poor's Corporation) or P-1 (by Moody's Investors Service, Inc.), (c) certificates of deposit issued by, or drafts accepted by, any bank or trust company the short-term obligations of which (or of such Person's corporate parent) are rated at least A-I (by Standard & Poor's Corporation) or P-1 (by Moody's Investors Service, Inc.) and (d) any other negotiable instrument guaranteed or endorsed with full recourse by any such bank or trust company; provided that all such obligations, commercial paper, certificates of deposit, drafts and instruments are denominated in Dollars and the obligor thereon is located in the United States, each such obligation, certificate of deposit, draft and instrument matures within thirty days after the date of investment and each item of such commercial paper matures within thirty days after the date of investment.

      "Permitted Lessor Liens" shall mean Lessor Liens: (a) for Taxes of the Agent or a Lessor either not yet due or being challenged by a Permitted Contest;
(b) arising out of judgments or awards against the Agent or a Lessor with respect to which at the time an appeal or proceeding for review is being prosecuted by a Permitted Contest; and (c) arising out of Liens arising in the ordinary course of business of the Agent or a Lessor for amounts the payment of which is either not delinquent or is being contested by a Permitted Contest.

      "Permitted Liens" shall mean: (i) any rights in favor of Lessors under the Operative Agreements and any rights of any persons entitled to use of the Collateral in accordance with Section 5.2 of the Lease; (ii) any Lien, (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (iii) any Permitted Lessor Lien or any Lien arising out of any breach by Lessor of its obligations under the Operative Agreements; (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested in good faith and by appropriate proceedings; (vi) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, zoning and land use restrictions and other similar title exceptions or encumbrances affecting real property that were not incurred in connection with the incurrence of indebtedness, so long as such Liens do not involve a reasonable danger of sale, forfeiture or loss of all or any material portion of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; and (vii) any Lien incurred in the ordinary course of business to secure performance of statutory obligations.

      "Person" shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof or any other legal entity.

      "Plan" shall mean an "employee benefit plan" as defined in section 3(3) of ERISA.

      "Prior Debt Agreements" shall mean, collectively, the Credit Agreement and the Indenture; provided, however, that for purposes of Sections 6.1(a) (ii), 6.1(a) (iii), 6.1(a) (iv) (B), and 6.1(a) (iv) (C) (5) of the Participation Agreement, the Credit Agreement, as included in the term "Prior Debt Agreements" shall mean the Credit Agreement as in effect from time to time and, following the Expiration Date, the Credit Agreement as in effect on the Expiration Date.

      "Proceeds" shall have the meaning assigned to such term in Section 11.1(c)
(2) of the Lease.

      "Purchase Agreements" shall mean all now and hereafter existing contracts, invoices or purchase orders to acquire Equipment.

      "Purchase Option Exercise Amount" shall mean, on the last day of the Initial Term and each Renewal Term, the aggregate of all Supplement Purchase Option Exercise Amounts under all Lease Supplements.

      "Purchase Price" shall mean (i) for any item of Equipment described in
Schedule II of the Participation Agreement, the Fair Market Value of such Equipment as determined by the Appraisal and (ii) for any item of Equipment described in Schedule III of the Participation Agreement, the invoice price for such item of Equipment plus any Charges fairly attributable thereto and not otherwise included in the invoice price.

      "Recourse Deficiency Amount" shall mean, with respect to the exercise of the Sale Option, the difference between (i) the Purchase Option Exercise Amount at the end of any Renewal Term in which such Sale Option was elected and (ii) the product of (A) 21.5% and (B) the Appraised Value of the Functional Units subject to the Sale Option as of the first day of the Renewal Term in which the Sale Option was elected.

      "Reduction Amounts" shall mean any amounts paid by Lessee to Agent for the benefit of Lessors for the purchase of any Equipment pursuant to Section 6.1 of the Lease. "Reduction Amounts" shall not include any Rent or any costs, expenses or taxes to be paid by Lessee in connection with any such purchase, sale or transfer.

      "Reference Treasury Constant Yield" shall mean, relative to any payment, the yield calculated with reference to the Statistical Release No. H.15 (519) then most recently published by the Board of Governors of the Federal Reserve System or any successor thereto three Business Days prior to the date of such prepayment as the yield of a hypothetical U.S. Treasury security with a remaining term equal to the weighted average remaining term to maturity (rounded to the nearest month) corresponding to the remaining scheduled terms, including the five Renewal Terms, of the Lease. If no maturity exactly corresponds to the weighted average remaining term to maturity of the remaining term, including the five Renewal Terms, of the Lease, yields for two published maturities most closely corresponding to such weighted average shall be selected in the Statistical Release and the yield shall be interpolated or extrapolated from such yields on a straight line basis, rounding in each period to the nearest month.

      "Related Person" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such person, is under common control as described in Section 414 of the Code.

      "Removable Part" shall have the meaning assigned to such term in Section 5.5(a) of the Lease.

      "Renewal Option" shall have the meaning assigned to such term in Section 11.1(a) of the Lease.

      "Renewal Rent" shall mean, with respect to the Lease, all payments due and payable by Lessee under all Lease Supplements on each Payment Date occurring during the applicable Renewal Term, as set forth on Schedule II to such Lease Supplement.

      "Renewal Term" shall have the meaning assigned to such term in Section 2.2 of the Lease.

      "Rent" shall mean, with respect to either the Lease or any Lease Supplement, Interim Rent, Basic Rent, and/or Renewal Rent, as the context may require.

      "Rental Expense" shall mean rental expense under any lease (other than a lease for data processing or other office equipment used in the ordinary course of business) having a term (including all renewal terms which are not at the option of the lessee, whether or not exercised) extending more than three (3) years from the date of its inception.

      "Replaced Unit" shall have the meaning assigned to such term in Section 5.4(b) of the Lease.

      "Replacement Notice" shall mean a notice provided by the Lessee pursuant to Section 4.3 of the Participation Agreement.

      "Replacement Part" shall have the meaning assigned to such term in Section 5.4(a) of the Lease.

      "Replacement Unit" shall have the meaning assigned to such term in Section 5.4(b) of the Lease.

      "Reportable Event" shall mean a "reportable event" described in Section 4043(b) of ERISA and the regulations thereunder.

      "Required Lessors" shall mean, with respect to any approval, action, waiver, direction, or consent, Lessors whose Outstanding Investments aggregate at least a majority of the Lease Balance as of such date of determination; provided, however, for purposes of instructing the Agent to provide Lessee with a notice of an Event of Default other than for a Payment Default, then Required Lessors shall mean Outstanding Investments aggregating twenty-five percent (25%) or more of the Lease Balance as of such date of determination.

      "Responsible Officer" of any Person shall mean: (i) in the case of any business corporation, the chairman of the board of directors of such corporation if such chairman is an officer of such corporation, the president, any vice president or any assistant vice president of such corporation, the secretary or any assistant secretary of such corporation or the treasurer or any assistant treasurer of such corporation; (ii) in the case of any partnership, a general partner (if such general partner is an individual), or a Responsible Officer of a corporate general partner, of such partnership or the general manager of such partnership or any assistant general manager of such partnership; and (iii) in the case of any commercial bank or trust company, the chairman or vice chairman of the board of directors or trustees of such bank or trust company, the chairman or vice chairman of the executive committee of the board of directors or trustees of such bank or trust company, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or any assistant trust officer of such bank or trust company, the controller or any assistant controller of such bank or trust company, any executive or senior or assistant or second vice president of such bank or trust company or any other individual who is employed by such bank or trust company and customarily performs functions similar to those performed by any of the other officers of such bank or trust company referred to herein.

      "Sale Option" shall have the meaning assigned to such term in Section 11.1(c) (1) of the Lease.

      "Sale Recourse Amount" shall have the meaning assigned to such term in
Section 11.1(c) (2) of the Lease.

      "Schedule X" shall mean this Schedule to the Participation Agreement.

      "Seller" shall have the meaning assigned to such term in the Bill of Sale.

      "Site(s)" shall mean all of the land described in Schedule I to Exhibit C to the Delivery Date Notice and any other land on which Eligible Equipment is affixed.

      "Specified Portion" shall mean, with respect to any Lease Supplement as of any date of determination, the Supplement Balance of such Lease Supplement at the immediately preceding Payment Date minus the Applicable Percentage Amount of such Lease Supplement at such Payment Date.

      "Sublessee" shall mean Tone Brothers, Inc., an Iowa corporation.

      "Subsequent Delivery Date" shall mean each of the dates scheduled for a Delivery Date Closing pursuant to a Delivery Date Notice occurring following the Initial Delivery Date.

      "Subsequent Delivery Date Closing" shall mean the Subsequent Delivery Date on which a transaction contemplated in Section 3.1 of the Participation Agreement is scheduled to be completed.

      "Subsequent Delivery Date Notice" shall mean a Delivery Date Notice relating to a Subsequent Delivery Date.

      "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity more than 50% (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by the Lessee or Sublessee or by one or more Subsidiaries of the Lessee or Sublessee, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of a happening of a contingency.

      "Substituted Item" shall have the meaning assigned to such term in Section 5.4(a) of the Lease.

      "Supplemental Rent" shall mean all amounts due and payable by the Lessee under the Lease other than Interim Rent, Basic Rent and Renewal Rent.

      "Supplement Balance" shall mean, with respect to any Lease Supplement as of any date of determination, the aggregate Functional Unit Balances of all of the Functional Units subject to such Lease Supplement.

      "Supplement Purchase Option Exercise Amount" shall mean as to each Lease Supplement, on the last day of the Initial Term and each Renewal Term, the Functional Unit Balances of all Functional Units subject to the Lessee Purchase Option, after taking into account any scheduled installment of Basic or Renewal Rent payable pursuant to such Lease Supplement on or prior to such date.

      "Termination Date" shall mean the date the Lease Term including any Renewal Term, ends pursuant to (a) Article VIII of the Lease relating to termination as a result of an Event of Default, (b) Article X of the Lease relating to early termination, (c) Section 11.1 of the Lease relating to the exercise of the Lessee Purchase Option or Sale Option, or (d) with respect to the Functional Units subject to the Sublease, Section 6.1(a) (iv) of the Participation Agreement as provided in such Section.

      "Total Commitment" shall mean $22,500,000, as reduced from time to time by a Funding pursuant to the Participation Agreement.

      "Transaction Costs" shall mean

            (i) the reasonable fees and expenses of Mayer, Brown & Platt and any local counsel incurred in connection with the negotiation, execution and delivery of the term sheet, the commitment letters, the Operative Agreements, and the transactions contemplated thereby (including, without limitation, on each Funding and Delivery Date);

            (ii) the reasonable allocated internal counsel fees of BA Leasing & Capital Corporation incurred in connection with the negotiation and drafting of the confidential memorandum dated January 1994 and the Operative Agreements;

            (iii) the reasonable fees and expenses of the Appraiser, environmental consultant and insurance consultant;

            (iv) the fees, costs and expenses of the Agent;

            (v) all costs of searching and perfecting a first priority security interest in the Equipment; and

            (vi) the arrangement fee of BA Leasing and Capital Corporation.

      "Transfer" shall mean a transaction described in Section 6.1(a) (ii) (B) of the Participation Agreement.

      "Unfunded Amount" shall have the meaning assigned to such term in Section
3.4 of the Participation Agreement.

      "Unused Commitment" shall mean for each Lessor the aggregate amount of such Lessor's Commitment less such Lessor's Used Commitment.

      "Used Commitment" shall mean for each Lessor that portion of such Lessor's Commitment that has been transferred to Agent to be funded on a Delivery Date.

      "Uniform Commercial Code" shall mean the Uniform Commercial Code, as in effect from time to time in any jurisdiction where any Equipment is located.

      "Welfare Plan" shall mean, with respect to any Person, a "welfare plan" as such term is defined in section 3(1) of ERISA to which such Person or any Related Person to such Person may have any liability or contingent liability.

                                   SCHEDULE Y

                                FUNCTIONAL UNITS

                                   SCHEDULE V
                                       to
                             PARTICIPATION AGREEMENT

A.

Functional
  Unit #     Equipment Description
----------   ---------------------
       1     Packaging Line #1 (5 lb.)
       2     Packaging Line #3 [Ankeny #11] (1 lb.)
       3     Packaging Line #4 [Ankeny #8] (2 lb.)
       4     Packaging Line #5 [Ankeny #10] (Hand Feed)
       5     Packaging Line #6 (4 & 8 oz.)
       6     Packaging Line #7 (1 lb.)
       7     Packaging Line #8 (1 oz. Tube)
       3     Packaging Line #9 (1 oz. Tube)
       9     Pkgg Line #10 [A#12] (O.M. Bag Fill)
      10     Packaging Line #11 (Mr. Pepper/Jollytime)
      11     Packaging Line #12 (1 lb. Kraft/Rykoff)
      12     Extract Food Service Packaging Line
      13     Extract Retail Packaging Line
      14     Packaging Line #2 [Future] (4 & 8 lb.)
      15     Blending Equipment
      16     Production & Distribution Support
      17     Office & Building Support
      18     Oil Production
      19     Margarine Production
      20     Receiving/Distribution
      21     Injection Molding
      22     Blow Molding
      23     Straw
      24     Mayonaisse Production
      25     Cook Line/Dry Mix
      26     Repro Line
      27     Plastics
      28     Packaging Line Equipment
      29     Production & Distribution Support
      30     Office & Building Support
      31     Portland Location
      32     San Francisco Location

B. The Equipment described in this part B has not been appropriately designated as Functional Units, and each Lessor shall have the right to reject any item of Equipment which otherwise complies with the general categories set forth below, in which case Lessee shall have the right to propose in lieu thereof other Equipment (consisting solely of Functional Units) by providing an amended Delivery Date Notice, and the originally proposed Delivery Date shall not be delayed as a result of such amendment.

          Equipment Description
          ---------------------
          Material handling equipment pallet racks and office furniture at Lessee's La Mirada, CA distribution center, and
          Manufacturing and processing equipment located at Sublessee's Ankeny, Iowa facility

                                    EXHIBIT A
                                       TO
                             PARTICIPATION AGREEMENT

                                  FORM OF LEASE

                                    EXHIBIT A

                                       TO

                             PARTICIPATION AGREEMENT

                                     FORM OF

                           LEASE INTENDED AS SECURITY

                           Dated as of April 29, 1994

                                      among

                              RYKOFF-SEXTON, INC.,

                                   as Lessee,

                        BA LEASING & CAPITAL CORPORATION,
             not individually, but solely as Agent for the Lessors,

                                       and

                              The Lessors Listed on
                           the Signature Pages Hereto

                                TABLE OF CONTENTS
                                                                            Page
Article I          DELIVERY AND ACCEPTANCE ................................   1
       1.1.   Acceptance and Lease of Equipment ...........................   1
       1.2.   Acceptance Procedure ........................................   2

Article II         LEASE TERM .............................................   2
       2.1.   Initial Term ................................................   2
       2.2.   Lease Renewal ...............................................   2

Article III        RENT; OTHER ECONOMIC PROVISIONS ........................   2
       3.1.   Rent Payments ...............................................   2
       3.2.   Place and Manner of Payment .................................   2
       3.3.   Net Lease ...................................................   3

Article IV         WARRANTIES .............................................   4
       4.1.   Warranty Disclaimer .........................................   4
       4.2.   Assignment of Warranties ....................................   5

Article V          POSSESSION, ASSIGNMENT, USE AND
                   MAINTENANCE OF EQUIPMENT ...............................   5
       5.1.   Restriction on Lessee's Possession and Use ..................   5
       5.2.   Sublease ....................................................   5
       5.3.   Maintenance .................................................   6
       5.4.   Replacement and Substitution ................................   7
       5.5.   Alterations, Modifications and Additions;
              Removable Parts .............................................   9
       5.6.   Labeling of Equipment .......................................  10
       5.7.   Inspection of Collateral ....................................  11

Article VI         RISK OF LOSS; REPLACEMENT ..............................  11
       6.1.   Casualty ....................................................  11
       6.2.   Partial Casualty ............................................  12
       6.3.   Partial Casualty Proceeds ...................................  12

Article VII        INSURANCE ..............................................  14
       7.1.   Required Coverages ..........................................  14
       7.2.   Delivery of Insurance Certificates ..........................  15

Article VIII       DEFAULT ................................................  16
       8.1.   Events of Default ...........................................  16
       8.2.   Remedies ....................................................  19
       8.3.   Additional Remedies .........................................  20
       8.4.   Proceeds of Sale; Deficiency ................................  20
       8.5.   Right to Perform Lessee's Agreements ........................  22

Article IX         RETURN OF EQUIPMENT ....................................  23

Article X          EARLY TERMINATION ......................................  23

Article XI         LEASE TERMINATION ......................................  24
       11.1.  Lessee's Options ............................................  24
       11.2.  Election of Options .........................................  26
       11.3.  Sale Option Procedures ......................................  26
       11.4.  Payment of Excess Amounts ...................................  27
       11.5.  Appraisals ..................................................  27

Article XII        AGENT ..................................................  28
       12.1.  Appointment of Agent; Powers and
              Authorization to Take Certain Actions .......................  28
       12.2.  Reliance ....................................................  29
       12.3.  Action Upon Instructions Generally ..........................  29
       12.4.  Indemnification .............................................  30
       12.5.  Independent Credit Investigation ............................  31
       12.6.  Refusal to Act ..............................................  31
       12.7.  Resignation or Removal of Agent; Appointment
              of Successor ................................................  32
       12.8.  Separate Agent ..............................................  32
       12.9.  Termination of Agency .......................................  33
       12.10. Compensation of Agency ......................................  33

Article XIII       OWNERSHIP, GRANT OF SECURITY INTEREST AND
                   FURTHER ASSURANCES .....................................  33
       13.1.  Grant of Security Interest ..................................  33
       13.2.  Retention of Title or Proceeds in the Case
              of Default ..................................................  35

Article XIV        EFFECT OF WAIVER .......................................  35

Article XV         SURVIVAL OF COVENANTS ..................................  35

Article XVI        APPLICABLE LAW .........................................  36

Article XVII       EFFECT AND MODIFICATION OF LEASE .......................  36

Article XVIII      NOTICES ................................................  36

Article XIX        COUNTERPARTS ...........................................  36

Article XX         SEVERABILITY ...........................................  36

Article XXI        SUCCESSORS AND ASSIGNS; MERGER .........................  37
       21.1.       Successors and Assigns .................................  37
       21.2.       Merger .................................................  37

Article XXII       ASSIGNMENTS ............................................  37
       22.1.       Assignment by Lessee ...................................  37
       22.2.       Lessor Transfers .......................................  37

Article XXIII      BROKERS ................................................  40

Article XXIV       JURY TRIAL .............................................  40

Article XXV        CAPTIONS; TABLE OF CONTENTS ............................  41

Article XXVI       FINAL AGREEMENT ........................................  41

Article XXVII      TIMELINESS OF PERFORMANCE ..............................  41

Article XXVIII     DISTRIBUTION AND APPLICATION OF RENTS AND
                   OTHER PAYMENTS .........................................  41
       28.1.       Pro Rata Payment .......................................  41

Schedule I - Equipment

Exhibit A  - Form of Investors Letter
Exhibit B  - Form of Lease Supplement

                           LEASE INTENDED AS SECURITY

      This LEASE INTENDED AS SECURITY (as amended, modified, restated or supplemented from time to time, this "Lease") dated as of April 29, 1994 (the "Effective Date") is between Rykoff-Sexton, Inc., a Delaware corporation ("Lessee"), with its principal office at 761 Terminal Street, Los Angeles, CA 90021, BA Leasing & Capital Corporation, Pitney Bowes Credit Corporation and Manufacturers Bank (collectively, the "Lessors" and each a "Lessor"), and BA Leasing & Capital Corporation, a California corporation, not in its individual capacity, but solely in its capacity as agent under this Lease ("Agent") for the benefit of the Lessors.

      WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement dated as of April 29, 1994 (the "Participation Agreement"), among Lessee, Sublessee, the Lessors and Agent, Lessors have agreed to purchase and thereafter lease the Equipment to Lessee pursuant to this Lease.

      AND WHEREAS, the Participation Agreement contemplates that, following Lessee's execution and delivery of this Lease, Lessee will sublease a portion of the Equipment to Sublessee pursuant to the terms of the Sublease;

      AND WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation Agreement, unless the context otherwise requires.

      AND WHEREAS, to secure Lessee's obligations under this Lease and the other Operative Agreements, Lessee will grant to the Agent, for the benefit of the Lessors, a security interest in the Collateral, including, without limitation, the Equipment and the Sublease.

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    Article I

                             DELIVERY AND ACCEPTANCE

      Section 1.1. Acceptance and Lease of Equipment. Subject to each Participant's satisfaction or waiver, as applicable, of the conditions set forth in Articles II and III of the Participation Agreement, on each Delivery Date and upon execution and delivery of a Lease Supplement covering all of the Equipment to be purchased on such date, Lessors shall lease to the Lessee, and Lessee will lease from the Lessors, on the terms and subject to the conditions in this Lease and such Lease Supplement, the Equipment purchased by the Agent on behalf of the Lessors on such Delivery Date.

      Section 1.2. Acceptance Procedure. Lessors hereby authorize one or more employees of Lessee to be designated by Lessee as the authorized representative or representatives of Lessors to accept delivery of the Equipment on each Delivery Date. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on each Delivery Date of a Lease Supplement shall, without further act, constitute the irrevocable acceptance by Lessee of the Equipment which is the subject thereof for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein.

                                   Article II

                                   LEASE TERM

      Section 2.1. Initial Term. The commencement of the term of this Lease shall be on the Effective Date and shall continue until, but not including, April 29, 1995 (the "Initial Term"), unless earlier terminated in accordance with the provisions herein or extended pursuant to Section 2.2 and Article XI.

      Section 2.2. Lease Renewal. Lessee may elect to renew this Lease for up to five successive one-year renewal terms (each, a "Renewal Term") as provided in
Article XI.

                                   Article III

                         RENT; OTHER ECONOMIC PROVISIONS

      Section 3.1. Rent Payments. On each Payment Date during the Initial Term and each Renewal Term, Lessee shall pay to Agent for the benefit of the Lessors the Interim Rent, Basic Rent or Renewal Rent, as applicable, that has become due and payable pursuant to the terms of each Lease Supplement entered into prior to such Payment Date. Scheduled installments of Basic Rent and Renewal Rent may be adjusted pursuant to Section 6.1.

      Section 3.2. Place and Manner of Payment. (a) Rent and all other sums due Lessors hereunder shall be paid in immediately available funds to Agent, for the benefit of the Lessors, at the Agent's Corporate Office, or at such other office of Agent as it may from time to time specify to Lessee in a notice pursuant to this Lease. All such payments shall be received by Agent not later than 11:00 a.m. San Francisco time, on the date due; funds received after such time shall for all purposes under the Operative Agreements be deemed to have been received by Lessor on the next succeeding Business Day. Lessee shall pay to Agent for the benefit of the Lessors, on demand, interest (i) with respect to any overdue amount of Rent or Make-Whole Premium, at the rate per annum which is 2% above the Interest Rate under the Lease Supplement relating to the Functional Unit in respect of which such amount is due and (ii) with respect to any other payment under this Lease that is not paid when due (without taking into account any applicable grace period), at the rate which is 2% per annum above the Interest Rate set forth in
Schedule II to the Lease Supplement delivered on the Initial Delivery Date, and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

      (b) Agent shall make all payments to Lessors required under this Lease or the Participation Agreement on the date the Agent receives the applicable payment from Lessee, so long as Agent has received such payment from Lessee not later than 9:00 a.m. San Francisco time, and if Agent receives the applicable payment from Lessee later than 9:00 a.m. San Francisco time, then Agent shall make payment to the Lessors on the next succeeding Business Day. Notwithstanding the foregoing, any such amounts may be held by the Agent pending the Agent's reasonable, good faith determination of the Lessor or Lessors entitled to such payment (and the portion thereof payable to each Lessor), and shall be paid by the Agent to each Lessor entitled thereto promptly upon making such determination by transferring such amounts to such Lessors; provided, however, that if such determination is not made by the end of the second Business Day following receipt by the Agent of the applicable payment and the amount of such payment shall exceed, in the aggregate, $100,000, the Agent shall, at the request of the Required Lessors, invest such funds in Permitted Investments.

      Section 3.3. Net Lease. This Lease is a net lease and Lessee's obligation to pay all Rent, indemnity and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Agent or any Lessor, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Equipment, however caused; or (b) by the taking or requisitioning of any or all of the Equipment by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Agent, Lessors or Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Lessor to enter into this Lease; or (e) by the attachment of any Lien of any third party to any item of Equipment; or (f) by any prohibition or restriction of or interference with Lessee's use of any or all of the Equipment by any Person; or (g) by the insolvency of or the commencement by or against Lessee, Agent or any Lessor of any bankruptcy, reorganization or similar proceeding; or
(h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, Lessee waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder shall be final, and Lessee shall not seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessors or the Agent for any reason whatsoever.

                                   Article IV

                                   WARRANTIES

      Section 4.1. Warranty Disclaimer. LESSEE ACKNOWLEDGES AND AGREES THAT: (a) THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE;
(b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES; (c) NEITHER AGENT NOR ANY LESSOR IS A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (d) NEITHER AGENT NOR ANY LESSOR HAS MADE OR SHALL BE DEEMED TO HAVE
MADE: (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY ITEM OF EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT, EXCEPT THAT EACH OF THE LESSORS REPRESENTS AND WARRANTS, SEVERALLY AND NOT JOINTLY, THAT ON EACH DELIVERY DATE IT SHALL HAVE RECEIVED AN UNDIVIDED INTEREST IN WHATEVER TITLE WAS CONVEYED BY THE MANUFACTURERS OF THE EQUIPMENT DELIVERED ON SUCH DELIVERY DATE BY

SUCH MANUFACTURERS, FREE OF LESSOR LIENS CREATED BY SUCH LESSOR EXCEPT FOR PERMITTED LESSOR LIENS AND LIENS CREATED PURSUANT TO THE OPERATIVE AGREEMENTS.

      Section 4.2. Assignment of Warranties. Lessors assign to Lessee, to the extent assignable, all of their interest, if any, in any warranties, covenants and representations of any manufacturer, producer, vendor or maker of any item of Equipment, provided that such assignment shall remain in effect only so long as no Event of Default has occurred and is continuing, and provided, further, that any action taken by Lessee by reason thereof shall be at the expense of Lessee and shall be consistent with Lessee's obligations pursuant to this Lease.

                                    Article V

                         POSSESSION, ASSIGNMENT, USE AND
                            MAINTENANCE OF EQUIPMENT

      Section 5.1. Restriction on Lessee's Possession and Use. Lessee shall not
(a) use, operate, maintain or store any Functional Unit, item of Equipment or any portion thereof (i) except in accordance with Section 5.3; or (ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) abandon any item of Equipment; (c) except as permitted by Section
5.2 and Section 6.1 of the Participation Agreement, sublease or assign, without the prior written consent of Lessor, any item of Equipment or permit the use thereof by anyone other than Lessee; (d) except as set forth in Section 5.2 and
Section 6.1 of the Participation Agreement, sell, assign or transfer any of its rights hereunder or in any item of Equipment, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any item of Equipment, except for Permitted Liens; or (e) except in connection with any maintenance or repair thereof, permit any item of Equipment or any Part relating to such item of Equipment to be located at any location other than the location of such Equipment or Part as of the Delivery Date applicable thereto and as set forth opposite such item of Equipment on Schedule I of the applicable Lease Supplement. Lessee will defend the sale of the Equipment by Lessee and Manufacturers to Agent, for the benefit of the Lessors, against the claims or demands of all Persons.

      Section 5.2. Sublease. Subject to Sections 6.1(a) and 6.2(a) of the Participation Agreement, so long as no Event of Default has occurred and is continuing, Lessee may sublease one or more Functional Units to a Subsidiary of Lessee without the prior written consent of Lessors or Agent; provided that (i) any such sublease shall automatically expire upon the expiration of the Lease Term or any earlier termination of this Lease and shall be expressly subject and subordinate to this Lease and the Liens created hereby,
(ii) the sublease agreement shall be in writing and shall expressly prohibit any further assignment, sublease or transfer and (iii) all of Lessee's rights, title and interest in, to and under the sublease shall be pledged by Lessee to Lessors, as collateral for Lessee's obligations under the Operative Agreements, by delivery of an executed copy upon the execution and delivery thereof, marked as the sole original execution copy for Uniform Commercial Code purposes, to the Agent, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which the Agent or Lessors may reasonably request in order to create, perfect, preserve and protect Agent's and Lessors' security interest in the sublease. Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such sublease had not been entered into.

      Section 5.3. Maintenance. Lessee shall at its own cost and expense and at all times during the term of this Lease (a) maintain, manage and monitor the Equipment in compliance with all applicable requirements of any law, Authority and/or insurance policies; (b) maintain the Equipment (or cause the Equipment to be maintained) in as good operating order, repair, condition and appearance as it was on the date such Equipment became subject to this Lease (assuming that, as of such date, the Equipment was in good operating order, repair, condition and appearance), ordinary wear and tear excepted; (c) maintain, manage and monitor the Equipment in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts); (d) conduct all scheduled maintenance of the Equipment in conformity with Lessee's past practices, and manufacturer's maintenance and repair guidelines, for similar equipment (including, without limitation, Lessee's maintenance program for such equipment); and (e) cause the Equipment to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed. Lessee shall in any event maintain the Equipment (or cause the Equipment to be maintained) in at least as good a condition as comparable equipment owned or leased by it or any of its Subsidiaries. Lessee will maintain or cause to be maintained and shall permit the Agent and Lessors to inspect any records, logs and other materials required by any governmental authority having jurisdiction to be maintained or filed in respect of any items of Equipment.

Section 5.4. Replacement and Substitution.

      (a) In the event that any Part which may from time to time be incorporated or installed in or attached to any item of Equipment, or any item of Equipment itself, becomes at any time worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty or Partial Casualty, in which event the provisions of Section 6.1. or 6.2 hereof shall apply), Lessee, at its own cost and expense, will promptly replace, or cause to be replaced, such Part or item of Equipment (the "Substituted Item") with a replacement Part or item of Equipment (a "Replacement Part"). In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee will, at its own cost and expense, replace such Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Equipment were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any item of Equipment shall remain subject to the interests of the Agent and the Lessors under the Operative Agreements, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such item of Equipment and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such item of Equipment as above provided, without further act (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of the Lessors, and shall no longer be deemed a Part hereunder, (ii) title to such Replacement Part shall thereupon vest in the Lessors and (iii) such Replacement Part shall become subject to this Lease and the security interest created hereunder and be deemed part of such item of Equipment for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such item of Equipment on the date such item of Equipment became subject to this Lease. No later than 45 days after the end of each fiscal quarter of Lessee, Lessee shall deliver to Lessors a Bill of Sale evidencing the conveyance by Lessee to the Lessors of all Replacement Parts not previously evidenced by a Bill of Sale and such other documents in respect of such Part or Parts as the Required Lessors may reasonably request in order to confirm that title to such Part or Parts has passed to Lessors, as provided above. Each such Bill of Sale shall provide that each Lessor is granted an undivided interest in such Replacement Parts equal to its Lease Percentage as of the date of such transfer.

      (b) In addition to the foregoing, Lessee shall have the option at any time to replace any Functional Unit (a "Replaced Unit") with a substitute Functional Unit (a "Replacement Unit"), subject to the following conditions:

            (i) any such Replacement Unit shall satisfy one of the following conditions: (x) the Replacement Unit shall consist of items of new equipment of identical manufacture and model as the equipment comprising the Replaced Unit, or (y) such Replacement Unit shall have a utility, an Appraised Value, and an economic useful life at least equal to those of the Replaced Unit immediately prior to such substitution, assuming that the Replaced Unit was in the condition and repair required to be maintained by the terms of this Lease, and Lessee shall have provided to the Agent and each Lessor, at Lessee's expense, an Appraisal satisfactory to Agent and each Lessor in their sole and absolute discretion with respect to the determination of such utility, Fair Market Value and economic useful life or (z) such Replacement Unit shall otherwise be acceptable to each of the Lessors in its respective sole and absolute discretion;

            (ii) Lessee shall have satisfied each of the conditions set forth in
      Section 4.3 of the Participation Agreement (other than subsection (b) thereof) with respect to the proposed replacement; and

            (iii) Lessee shall not remove the Replaced Unit from the location set forth on Schedule I to the Delivery Date Notice pursuant to which the Replaced Unit was delivered until such time as it has executed all documents reasonably requested by Agent or any Lessor to perfect the security interest of the Agent, for the benefit of the Lessors, in the Replacement Unit.

Any Replacement Unit substituted in accordance with this Section 5.4(b) shall thereafter be considered a Functional Unit for all purposes of this Lease.

      (c) Lessee may request the replacement of an item of Equipment (pursuant to the foregoing subsection (a)) or a Functional Unit (pursuant to the foregoing subsection (b) by delivery of a Replacement Notice in the manner described in
Section 4.3 of the Participation Agreement. Upon the satisfaction of the conditions specified in such Section 4.3, each in form and substance satisfactory to the Required Lessors, and the Replacement Part or Replacement Unit becoming subject to this Lease and the security interest created hereunder, Lessor shall execute and deliver to Lessee a bill of sale (without representations or warranties, except that the Substituted Item or Replaced Unit, as the case may be, is free and clear of all Lessor Liens) and such other documents as may be required to release the Substituted Item or Replaced Unit, as the case may be, from the terms and scope of this Lease, in such form as may be reasonably requested by Lessee and are in form and substance satisfactory to the Lessors, all at Lessee's own cost and expense.

      Section 5.5. Alterations, Modifications and Additions; Removable Parts.

            (a) Except as provided in Section 5.4, Lessee shall not remove, replace, modify, improve or alter (collectively, "alter") any item of Equipment or affix or place any Part on any item of Equipment if such alteration or addition would materially impair the originally intended function or use or materially reduce the value of such item of Equipment or the Functional Unit to which such item of Equipment belongs, provided that Lessee, at its own cost and expense, will make, or cause to be made any alteration or addition to or in respect of any item of Equipment that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation (including any Environmental Law) or any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"); provided, however, that Lessee shall be under no obligation to take such action so long as the application of the applicable law, rule, regulation or provision is being contested by Lessee pursuant to a Permitted Contest. Lessee shall notify Agent and the Lessors in advance of any proposed alteration of or addition to any item of Equipment if the cost of such alteration or addition, in the aggregate, can reasonably be expected to exceed $250,000, or if such advance notice is not practicable, within 30 days after the completion of such alteration or addition. All Parts affixed to or installed as a part on any item of Equipment, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease.

            (b) If no Event of Default shall exist, Lessee may remove, at its own cost and expense, any Part at any time during the term of this Lease (such Part, a "Removable Part") which (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to an item of Equipment on the date such item became subject to this Lease or any Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Equipment, (ii) is not a Mandatory Part and (iii) can be removed from any item of Equipment without causing damage to such item of Equipment or diminishing or impairing the value, utility or condition that such item of Equipment would have had at such time had such addition not occurred, provided that (x) such removal will not materially impair the value or use which the item of Equipment would have had at such time had such Part not been affixed to or placed on such Equipment, (y) such Part is not necessary for the continued normal use of such item of Equipment and (z) such removal would not cause the Functional Unit to which such items of Equipment belong to no longer constitute a Functional Unit. Lessee shall repair all damage to the item of Equipment resulting from any alteration so as to restore any item of Equipment to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Lessors shall not have any obligation to pay for or to reimburse Lessee for any alteration permitted by this Section 5.5.

Title to all Parts incorporated or installed in or attached or added to any item of Equipment as the result of alterations, modifications or additions under this
Section 5.5, except Removable Parts, shall, without further act, vest in Agent, for the benefit of the Lessors, in the manner provided in clause (ii) of Section 5.4(a) and the other applicable provisions of Section 5.4 shall apply with respect to such Parts. Title to any Removable Part shall not vest in Agent, and upon the removal by Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the item of Equipment from which it was removed. Any Removable Part not removed by Lessee as provided herein prior to the end of the Lease Term or applicable Renewal Term shall become the property of Agent, for the benefit of the Lessors, at such time.

      Section 5.6. Labeling of Equipment. Lessee shall as soon as practicable affix and keep throughout the Lease Term, including any Renewal Terms, labels, plates or other markings, bearing the inscription "Security Interest held by BA Leasing &

Capital Corporation, as agent for the Lessors" upon a prominent place on each item of Equipment reasonably susceptible to being so labeled.

      Section 5.7. Inspection of Collateral. Agent, the Lessors and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral.

                                   Article VI

                            RISK OF LOSS; REPLACEMENT

      Section 6.1. Casualty. Upon a Casualty, Lessee shall give prompt written notice thereof (a "Casualty Notice") to Agent and Lessors, which notice shall specify whether Lessee will:

            (a) repay the Functional Unit Balance for each Functional Unit subject to such Casualty together with unpaid Accrued Supplement Rent on each such Functional Unit Balance so prepaid to the date of payment and the applicable Make-Whole Premium on each such Functional Unit Balance so repaid. All such amounts shall be paid to Agent for the benefit of the Lessors no later than the next scheduled Payment Date occurring at least 30 days after such Casualty, but in no event later than the Termination Date (such date being referred to as the "Casualty Settlement Date"); or

            (b) replace pursuant to the provisions of Section 5.4(b) hereof and
      Section 4.3 of the Participation Agreement each Functional Unit with respect to which the Casualty has occurred; provided, however, that upon the occurrence of an Event of Default or an event which with the giving of notice and/or the passage of time could give rise to an Event of Default, Lessee shall be obligated, at the option of the Required Lessors, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause
      (b).

      All proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid to the Lessee or any of its Affiliates by reason of a Casualty to a Functional Unit shall be deposited into a deposit account established by Agent for the benefit of the Lessors (the "Deposit Account"). Any Casualty Proceeds paid to Agent with respect to a Functional Unit suffering a Casualty shall also be deposited in the Deposit Account. Any monies in the Deposit Account attributable to a Casualty shall be remitted promptly to Lessee after either (i) Lessee's payment in full of the Functional Unit Balance together with the applicable Make-Whole Premium or (ii) Lessee's full compliance with the conditions governing a Replacement Part, as applicable pursuant to clause (a) or (b) above.

      If Lessee has elected to pay the Functional Unit Balance and an amount equal to the applicable Make-Whole Premium pursuant to clause (a) above, Lessee shall continue to make all payments of Rent due hereunder in respect of the Functional Unit or Units suffering a Casualty through the date the Functional Unit Balance and the applicable Make-Whole Premium are paid. Upon payment of each of the amounts required by Section 6.1(a), then all scheduled installments of Rent, including installments of Renewal Rent, thereafter payable for the remainder of the Lease Term in respect of the Lease Supplement applicable to the Functional Unit or Units suffering the Casualty, and the portion of the Purchase Option Exercise Amounts allocable to such Lease Supplement, shall be re-calculated by the Agent in the manner specified in Section 3.1 of the Participation Agreement, without taking into account the Purchase Price or Functional Unit Balance of the Functional Unit suffering the Casualty.

      Section 6.2. Partial Casualty. Upon any Partial Casualty with respect to a Functional Unit, Lessee shall give to Agent and Lessors a Notice of Partial Casualty. As soon as practicable after a Partial Casualty, Lessee shall (a) repair and rebuild the affected portions of such Functional Unit (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 5.3 hereof, provided that the value and functional capability of such Functional Unit, as restored, is at least equivalent to the value and functional capability of such Functional Unit as in effect immediately prior to the occurrence of such Partial Casualty or (b) replace such affected items of Equipment with Replacement Parts pursuant to the provisions of Section 5.4(a).

      Section 6.3. Partial Casualty Proceeds. All Partial Casualty Proceeds received by Lessee or any of its Affiliates as a result of a Partial Casualty shall be promptly paid to Agent. Agent shall deposit such Partial Casualty Proceeds into the Deposit Account and, so long as no Event of Default or event which with the giving of notice and/or passage of time could give rise to an Event of Default shall exist, Agent shall disburse such Partial Casualty Proceeds with respect to a Functional Unit (or an item of Equipment constituting part of such Functional Unit) suffering a Partial Casualty as follows:

            (a) to Lessee in reimbursement of the costs of repairing and rebuilding the affected portions of such Functional Unit (or item of Equipment constituting part of such Functional Unit) suffering a Partial Casualty which the

      Lessee has chosen to repair and rebuild in accordance with Section 6.2; or

            (b) upon a Replacement Part being duly substituted for each item of Equipment having suffered a Partial Casualty, to Lessee to the extent Partial Casualty Proceeds with respect to the corresponding Substituted Item were deposited into the Deposit Account.

      Partial Casualty Proceeds held by Agent and to be distributed in accordance with paragraph (a) of this Section 6.3 shall be disbursed by Agent from the Deposit Account to Lessee from time to time (but no more frequently than once per calendar month) to reimburse Lessee for the costs of repairing and rebuilding the affected Functional Units as required under Section 6.2(a), subject to such reasonable disbursement conditions as Agent may impose, including presentation of invoices and other supporting documentation reflecting such costs and delivery of Lien waivers; provided, however, that Agent shall have no obligation to disburse any Partial Casualty Proceeds out of the Deposit Account at any time that Agent, at the direction of the Required Lessors, shall reasonably determine (i) that such Partial Casualty Proceeds are not sufficient to repair and rebuild the affected Functional Units as required by Section 6.2(a) (unless additional funds which are, in the sole discretion of the Required Lessors, sufficient to so repair and rebuild the affected Functional Units have been deposited in the Deposit Account) or (ii) that Lessee is not diligently performing its obligations under Section 6.2. Notwithstanding the foregoing provisions of this Section 6.3, and provided that no Event of Default and no event which with the giving of notice and/or passage of time could become an Event of Default shall exist, if the aggregate amount of Partial Casualty Proceeds attributable to any Partial Casualty is $100,000 or less, Lessee may receive such Partial Casualty Proceeds directly, without delivery to Agent, provided that such Partial Casualty Proceeds are applied in accordance with the requirements of Section 6.2. In the event that Agent receives Partial Casualty Proceeds in an amount that is less than $100,000 and provided that no Event of Default and no event which with the giving of notice and/or passage of time could become an Event of Default shall exist, Agent shall promptly remit such funds to Lessee. Notwithstanding any Partial Casualty, all of Lessee's obligations under this Lease (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease.

                                   Article VII

                                    INSURANCE

      Section 7.1. Required Coverages. Lessee will keep the Equipment insured by financially sound and reputable insurers against loss or damage, with insurance of the kinds and in the amounts customarily maintained by similar corporations engaged in similar operations in similar jurisdictions and carry such other insurance as is usually carried by such corporations, provided that in any event Lessee will maintain:

            (a) Casualty Insurance -- insurance against risks of direct physical loss or damage with respect to the Equipment (including, without limitation, earthquake insurance) with deductibles and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage, on a replacement cost basis, be less than the sum of (x) the Lease Balance and (y) an amount equal to the aggregate portion of the interest component of Basic Rent or Renewal Rent to be accrued under all Lease Supplements for 90 days following the date of determination;

            (b) Public Liability Insurance -- combined single limit insurance against claims for bodily injury, death or property damage in an amount at least equal to $5,000,000 per occurrence with such deductibles as are carried by similarly situated companies involved in operating similar facilities and equipment; and

            (c) Other Insurance -- such other insurance, including comprehensive motor vehicle, worker's compensation and business interruption insurance, in each case as generally carried by owners of equipment similar to the Equipment and properties in the States of California, Iowa and Oregon, in such amounts and against such risks as are then customary for equipment and property similar in use.

Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least "10" or be otherwise acceptable to the Required Lessors. Property/Casualty insurance maintained by Lessee shall name Agent, for the benefit of the Lessors, as sole loss payee to the extent such claims relate to items of Equipment subject to this Lease, and liability insurance maintained by Lessee shall name Agent, together with the Lessors, as additional insureds. Each policy referred to in this Section 7.1 shall provide that (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to Agent and the Lessors, (ii) the interests of Agent and the Lessors shall not be invalidated by any act or negligence of Lessee or any person having an interest in any item of Equipment, (iii) such insurance is primary with respect to any other insurance carried by or available to Agent and the Lessors, (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Agent and the Lessors and (v) such policy shall contain a cross-liability clause providing for coverage of Agent and each Lessor as if separate policies had been issued to each of them. Lessee will notify Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

      Section 7.2. Delivery of Insurance Certificates. On or before the Initial Delivery Date and thereafter on each Subsequent Delivery Date, Lessee shall deliver to Agent (with a copy to each Lessor) certificates of insurance reasonably satisfactory to the Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, no sooner than 10 days before and no later than on the last day of April (commencing in 1995), Lessee shall deliver to Agent (with a copy to each Lessor) certificates of insurance evidencing that all insurance required by Section 7.1 hereof to be maintained by Lessee with respect to the Equipment subject to this Lease is in effect. With each such certificate of insurance (other than certificates delivered in connection with Delivery Date Closings) Lessee shall cause to be delivered a written report of a firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy is in compliance with the provisions of Section
7.1 hereof and is comparable in all material respects with insurance carried by responsible owners and operators of equipment similar to the Equipment.

                                  Article VIII

                                     DEFAULT

      Section 8.1. Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) any payment of Rent shall not be paid when due, or any other payment payable by Lessee under any Operative Agreement shall not be paid within ten (10) Business Days;

            (b) any representation or warranty on the part of Lessee contained in any Operative Agreement or in any certificate, letter or other writing or instrument furnished or delivered to Agent or the Lessors pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

            (c) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Sections 5.1(c) or 5.1(d), Section 5.2, Article XI, or
      Section 21.2 hereof;

            (d) Lessee shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 7.1 hereof;

            (e) Lessee shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Agent or any Lessor to Lessee or (ii) Lessee has Actual Knowledge thereof, provided that if such failure cannot be remedied within such 30-day period and Lessee is diligently proceeding, as determined in the absolute discretion of the Required Lessors, to correct such failure of performance and such failure of performance is capable of being remedied within a single additional 30-day period, such period shall be extended for an additional 30 days;

            (f) (i) Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) corporate action shall be taken by Lessee for the purpose of effectuating any of the foregoing;

            (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee or the appointment of a receiver, agent, custodian or liquidator for Lessee or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, as the case may be;

            (h) a contribution failure occurs with respect to any Pension Plan (other than a Multiemployer Plan) sufficient to give rise to a lien under
      Section 302(f) of ERISA or Section 412(n) of the Code with respect to any Pension Plan (other than a Multiemployer Plan) as to which Lessee or any Related Person to Lessee may have any liability, there shall exist an unfunded current liability (as defined in 302(d) (8) of ERISA) with respect to any Pension Plan which unfunded current liability is material to the consolidated financial condition of Lessee and its consolidated subsidiaries taken as a whole, steps are undertaken to terminate any Pension Plan, any Reportable Event occurs with respect to a Pension Plan for which notice to the PBGC has not been waived, any action is taken with respect to a Pension Plan which could result in the requirement that Lessee or any Related Person to Lessee furnish a bond or other security to the PBGC or such Pension Plan, the occurrence of any event which could cause Lessee or any Related Person to Lessee to incur any material liability, fine or penalty with respect to any Pension Plan or any material increase in liability with respect to any Pension Plan, or the occurrence of any event that could result in any material increase in the liability (or contingent liability) of Lessee or any Related Person to Lessee with respect to post-retirement benefits under any Welfare Plan;

            (i) any Operative Agreement or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or Lessee or any of its Subsidiaries shall, directly or indirectly, contest in any manner in a court of competent jurisdiction the effectiveness, validity, binding nature or enforceability thereof or the security interest securing Lessee's obligations under the Operative Agreements shall, in whole or in part, cease to be a perfected first priority security interest;

            (j) Lessee or any of its Subsidiaries shall fail to make any payment when due in respect of any indebtedness (including, without limitation, the indebtedness under the Prior Debt Agreements) or any guarantee, installment purchase agreement or similar contingent obligation, or as a result of an event of default, the maturity of an indebtedness (including, without limitation, the indebtedness under the Prior Debt Agreements) or contingent obligation has been accelerated prior to its express maturity, provided that the aggregate of all such defaulted payments and/or accelerations of principal exceeds $5,000,000 or more;

            (k) a judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against Lessee or any of its Subsidiaries, and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; and

            (1) Lessee or any of its "subsidiaries" (as defined in the Credit Agreement) shall default after the Expiration Date in the performance or observance of the covenants set forth in Sections 6.10, 6.11, 6.12, 6.13 or 6.14 of the Credit Agreement as these Sections are in effect on the Expiration Date, it being understood that, for purposes of this Section 8.1(1), the aforementioned covenants and the related definitions and ancillary provisions from the Credit Agreement shall be incorporated by reference herein for the benefit of the Lessors and Agent and shall be treated as having survived any termination of the Credit Agreement so long as any obligation of Lessee may be due and owing under any Operative Agreement.

      Section 8.2. Remedies. If any Event of Default has occurred and is continuing, Agent, on behalf of the Lessors as provided for in Article XII, may exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute, including without limitation any applicable Uniform Commercial Code).

            (a) Agent may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof.

            (b) Agent (with the consent of the Required Lessors) may by notice in writing to Lessee terminate this Lease, but Lessee shall remain liable as hereinafter provided; and Agent may do any one or more of the following, as instructed by the Required Lessors: (i) declare the Lease Balance, all unpaid Accrued Rent, all other amounts then due and payable by Lessee under this Lease and the other Operative Agreements and an amount equal to the Aggregate Make-Whole Premium to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses described in Sections 7.1, 7.2 and 11.5 of the Participation Agreement) in addition thereto which Lessor shall have sustained by reason of such Event of Default, (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law, (iii) enter upon the premises where any item of Equipment may be and either remove such Equipment (or any portion thereof), with any damage to the improvements upon which the Equipment may be attached to be borne by Lessee, or take possession of the Equipment and (iv) require Lessee to disassemble and return the Equipment as provided in Article IX hereof.

            (c) Agent may require Lessee immediately to purchase the Equipment for a purchase price equal to the sum of the Lease Balance, all unpaid Accrued Rent, an amount equal to the Aggregate Make-Whole Premium and all other amounts then due and payable under the Operative Agreements.

            (d) If an Event of Default set forth in Section 8.1(a) (a "Payment Default") shall have occurred, any Lessor may declare the Lease Balance immediately due and payable by giving written notice to Agent, Lessee and each other Lessor, whereupon the unpaid Lease Balance together with the Aggregate Make-Whole Premium, if any, and all unpaid Accrued Rent shall become immediately due and payable without further act or notice of any kind. If an Event of Default set forth in Sections 8.1(f) or 8.1(g) (an "Insolvency Default") shall have occurred, the unpaid Lease Balance together with the Aggregate Make-Whole Premium, if any, and all unpaid Accrued Rent shall become immediately due and payable without further act or notice of any kind. If an Event of Default other than an Insolvency Default or a Payment Default shall have occurred and be continuing, the Agent, with the consent of the Required Lessors, may declare the Lease (and each Lease Supplement) to be terminated and all payments thereunder to be due and payable immediately by giving written notice to Agent, Lessee and each Lessor, whereupon the unpaid Lease Balance together with the Aggregate Make-Whole Premium, if any, and all unpaid Accrued Rent shall become immediately due and payable without further act or notice of any kind. Nothing contained in this Section 8.2 shall limit the application of Article XXVIII in accordance with its terms.

Except for notices expressly otherwise provided for in the Operative Agreements, Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

      Section 8.3. Additional Remedies. In addition to the remedies set forth in
Section 8.2, if any Event of Default shall occur, Agent shall, if instructed by the Required Lessors, sell the Collateral in one or more sales; provided, Lessors shall have no liability to Lessee if they fail to instruct Agent to conduct such a sale. Any Lessor or Agent may purchase all or any part of the Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Agent shall be deemed reasonable and properly given if given at least 10 days before such disposition.

      Section 8.4. Proceeds of Sale; Deficiency. All payments received and amounts held or realized by Agent at any time when an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by Agent, shall be distributed forthwith upon receipt by Agent in the following order of priority:

            first: so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of Agent in connection with acting as Agent not previously paid by Lessee shall be distributed to Agent;

            second: so much of such payments or amounts as shall be required to reimburse first Agent and then any Lessor for any tax (except as excluded pursuant to Section 8.1 of the Participation Agreement), expense or other amount owed to

      Agent (in its capacity as Agent) or any Lessor in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessee (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by Agent (in its capacity as Agent) or any Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by Agent first to itself and then to Lessors; and in case the aggregate amount so to be paid to the Lessors in accordance herewith shall be insufficient to pay all such amounts as aforesaid, then ratably, without priority of one such Person over the other, in the proportion that the amount which would have been distributed to each such Person pursuant to this provision but for such insufficiency bears to the aggregate amount which would have been distributed to all Persons except for such insufficiency;

            third: (i) so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Lessors for payments or deposits pursuant to Article XII (to the extent not previously reimbursed and to the extent not constituting an indemnity paid or payable for an act constituting gross negligence or willful misconduct) shall be distributed to the then existing or prior Lessors, ratably, without priority of one over the other, in accordance with the amount of the payments or deposits made by each such then existing or prior Lessor pursuant to such Article XII; and (ii) so much of such payments or amounts remaining as shall be required to pay the then existing or prior Lessors the amounts payable to them pursuant to the provisions of Section 8.5 hereof or Section 11.5 of the Participation Agreement and the amounts of all other unpaid obligations then due and payable to them hereunder and under the Participation Agreement (other than obligations covered by clause fourth of this Section 8.4) shall be distributed to each Lessor (including its predecessor holders thereof) entitled thereto; and in case the aggregate amount so to be paid in accordance with clauses (i) and (ii) above shall be insufficient to pay all such amounts as aforesaid, then, ratably, without priority of one such Person over the other, in the proportion that the amount which would have been distributed to each such Person pursuant to this clause third but for such insufficiency bears to the aggregate amount which would have been distributed to all such Persons pursuant to this clause third but for such insufficiency;

            fourth: so much of such payments or amounts remaining as shall be required to pay in full each Lessor's Lease Percentage of the aggregate unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, and all accrued but unpaid Accrued Rent (including, to the extent permitted by applicable law, interest on interest) shall be distributed to the Lessors, and in case the aggregate amount to be so distributed shall be insufficient to pay the unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, and all accrued but unpaid Accrued Rent in full all as aforesaid, then, ratably, without priority of one over the other, in the proportions that each Lessor's Lease Percentage of aggregate unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, then due and payable and all accrued but unpaid Accrued Rent to the date of distribution bears to the aggregate unpaid Lease Balance, the Aggregate Make-Whole Premium, if any, due and payable and all accrued but unpaid Accrued Rent to the date of distribution under the Lease; and

            fifth: so much of such payments or amounts as shall remain shall be distributed to Lessee.

      Section 8.5. Right to Perform Lessee's Agreements. If Lessee fails to perform any of its agreements contained herein or in any other Operative Agreement, whether or not an Event of Default has occurred and is continuing, Agent, upon written instructions from the Required Lessors and receipt by Agent of indemnification satisfactory to it, may perform such agreement and the fees and expenses incurred by Agent (or one or more Lessors) in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Agent or one or more Lessors shall accrue at the rate provided in Section 3.2 for overdue payments.

                                   Article IX

                               RETURN OF EQUIPMENT

      If Agent, upon the instruction of the Required Lessors, shall rightfully demand possession of the Equipment pursuant to this Lease, Lessee, at its expense, shall forthwith disassemble, package to facilitate reassembly and deliver exclusive possession of such Equipment to Agent at a location designated by Agent, together with a copy of an inventory list of the Equipment then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Equipment that have been received or prepared by Lessee, appropriately protected and in the condition required by Section 5.3 hereof, to Agent. In addition, if this Lease has been terminated pursuant to Section 8.2, Lessee shall maintain the Equipment in the condition required by Section 5.3, store the Equipment without cost to the Agent or any Lessor and keep all of the Equipment insured in accordance with
Article VII for 90 days after redelivery thereof.

                                    Article X

                                EARLY TERMINATION

      If no Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default shall exist, on any Payment Date after the first Renewal Term, Lessee may, at its option, by giving at least 30 days advance written notice to Agent and the Lessors, purchase all, but not less than all, of the Equipment for the sum of (i) all unpaid Accrued Rent due and payable on or prior to such Payment Date, (ii) the Lease Balance (after taking into account all payments actually made pursuant to clause (i)), (iii) an amount equal to the Aggregate Make-Whole Premium, and (iv) all other fees and expenses then due and payable pursuant to this Lease and the other Operative Agreements. Upon the payment of such sums by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Agent shall execute and deliver to Lessee a bill of sale (without representations or warranties, except that the Equipment is free and clear of Lessor Liens) and such other documents as may be required to release the Equipment from the terms and scope of this Lease, in such form as may be reasonably requested by Lessee, all at Lessee's own cost and expense.

                                   Article XI

                                LEASE TERMINATION

      Section 11.1. Lessee's Options. Not later than 270 days prior to the last day of the Initial Term, or of any Renewal Term then in effect hereunder (other than the fifth Renewal Term in the case of paragraph (a) below), Lessee shall by delivery of written notice to the Agent and Lessors, exercise either the Renewal Option, on the one hand, or the Lessee Purchase Option or the Sale Option, or a combination of both, on the other hand, all in accordance with the terms set forth below:

            (a) Renew this Lease as to all of the Equipment for an additional one year Renewal Term (the "Renewal Option") on the terms and conditions set forth herein and in each Lease Supplement;

            (b) Purchase for cash all or one or more Functional Units then subject to this Lease on the last day of the Initial Term or Renewal Term with respect to which such option is exercised (the "Lessee Purchase Option"). If Lessee elects to exercise the Lessee Purchase Option with respect to all of the Functional Units then subject to this Lease, Lessee shall pay to Agent, for the benefit of the Lessors, the Purchase Option Exercise Amount, the Aggregate Make-Whole Premium (provided such premium shall not be due if such option is exercised at the end of the fifth Renewal Term) and any other amounts then due and payable by Lessee under the Lease or any other Operative Agreement. If Lessee elects to exercise the Lessee Purchase Option with respect to Functional Units comprising less than all of the Functional Units then subject to this Lease, (A) Lessee shall pay to Agent, for the benefit of the Lessors, together with all Rent then due and payable the sum of the following amounts:

                  (i) the applicable Make-Whole Premium with respect to each
            Functional Unit subject to the Lessee Purchase Option (provided such premium shall not be due if such option is exercised at the end of the fifth Renewal Term), and

                  (ii) with respect to each Functional Unit subject to the
            Lessee Purchase Option, the greater of (x) the Functional Unit Balance of such Functional Unit to be purchased or (y) the Appraised Value of such Functional Unit at the date of purchase, provided that in no event shall Lessee be required to pay to Agent an amount greater than the Lease Balance (after application of Proceeds pursuant to subsection (c) below) plus the applicable Make-Whole Premiums if due as provided for above and any other amounts then due and payable by Lessee under the Lease and (B) Lessee shall be deemed to have elected the Sale Option (defined below) with respect to all of the remaining Functional Units, providing, however that if after the Lessee's election of the Lessee Purchase Option the total Purchase Price of the remaining Functional Units represents less than 20% of the total Purchase Price of all Functional Units subject to the Lease immediately prior to the purchases contemplated by Sections 11.1(b) and 11.1(c), Lessee shall be treated as having made the Lessee Purchase Option with respect to all of the Functional Units;

            (c) (1) Sell on behalf of Lessors on the Termination Date for cash, to a purchaser or purchasers not in any way affiliated with Lessee, the Functional Units not purchased by Lessee pursuant to the Lessee Purchase Option (the "Sale Option"); provided, however, that Lessee may exercise the Sale Option only with respect to Functional Units whose aggregate Purchase Price represents at least 20% of the total Purchase Price of all Functional Units then subject to the Lease. If Lessee elects the Sale Option with respect to Functional Units comprising less than all of the Functional Units then subject to this Lease, Lessee shall be deemed to have elected the Lessee Purchase Option with respect to all of the remaining Functional Units.

            (2) Simultaneously with dispositions pursuant to the Sale Option, Lessee shall pay to Agent, for the benefit of the Lessors, from the gross proceeds of such sales, without deductions or expense reimbursements (the "Proceeds"), the Lease Balance as of the Termination Date (as determined after any payment of Rent due on such date) plus the applicable Make-Whole Premiums (except that no Make-Whole Premiums shall be payable by Lessee on Functional Units sold pursuant to an exercise of the Sale Option with respect to the second, fourth or fifth Renewal Term) and any other amounts then due and payable under any of the Operative Agreements. If the Proceeds exceed the sum of the Lease Balance as of the Termination Date, plus applicable Make-Whole Premiums as of such date and any other payments then due and payable under any of the Operative Agreements, Lessee will retain the portion of the Proceeds in excess thereof. If the Proceeds are less than the sum of the Lease Balance as of the Termination Date plus applicable Make-Whole Premiums as of such date and any other payments then due and payable under any of the Operative Agreements, Lessee will pay or will cause to be paid to Agent, for the benefit of the Lessors, on the Termination Date (i) the Proceeds and (ii) from its own funds, the sum of any payments then due and payable under any of the Operative Agreements, including any installments of Rent then due and payable, applicable Make-Whole Premiums (except that no Make-Whole Premiums shall be payable by Lessee on Functional Units sold pursuant to an exercise of the Sale Option with respect to the second, fourth or fifth Renewal Term) plus, at the option of the Required Lessors, either (x) the Applicable Percentage Amount or (y) the Recourse Deficiency Amount (the amount determined pursuant to this clause (ii) shall be referred to as the "Sale Recourse Amount"); provided that in no event shall the Sale Recourse Amount exceed the Lease Balance and the applicable Make-Whole Premiums, if required above, after taking into account all payments of Rent and Proceeds. Agent, upon instruction of the Required Lessors, shall exercise the option in the preceding sentence by written notification to Lessee not later than ten Business Days prior to the last day of the Lease Term. The obligation of Lessee to pay the Sale Recourse Amount shall be a recourse obligation of Lessee (and shall be in addition to any other recourse obligation of Lessee under any other provision of the Operative Agreements) and shall be payable on the date provided for in the preceding sentence. The Sale Recourse Amount and all Proceeds paid to Agent for the direct benefit of the Lessors shall be distributed in accordance with Article XXVIII.

      Section 11.2. Election of Options. Lessee's election of any of the foregoing options in Section 11.1 shall be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed, in the case of the Initial Term and each Renewal Term then in effect (other than the fifth Renewal Term) to have irrevocably elected the Renewal Option and, in the case of the fifth Renewal Term, Lessee will be deemed to have irrevocably elected the Lessee Purchase Option with respect to all of the Functional Units then subject to this Lease. In addition, if there exists an Event of Default at any time after the Sale Option is properly elected, the Sale Option shall automatically be revoked and Lessor shall be entitled to exercise all rights and remedies provided in Article VIII. Lessee may not elect the Sale Option if there exists on the date the election is made an Event of Default or an event which with the giving of notice and/or passage of time could become an Event of Default.

      Section 11.3. Sale Option Procedures. If Lessee elects the Sale Option, Lessee shall use its best commercial efforts to obtain the highest all cash purchase price for the Functional Units subject to the Sale Option. All costs related to such sale and delivery, including, without limitation, the cost of sales agents, removal of such Equipment, delivery of documents and Equipment, certification and testing of such Equipment in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, any advertisement or other similar costs, or other information and of any parts, configurations, repairs or modifications desired by a buyer or prospective buyer shall be borne entirely by Lessee, without regard to whether such costs were incurred by Agent, the Lessors, Lessee or any potentially qualified buyer. Neither Agent nor Lessors shall have any responsibility for procuring any purchaser. If, nevertheless, any Lessor, or Agent, at the direction of the Required Lessors, undertakes any sales efforts, Lessee shall promptly reimburse Agent or such Lessor for any charges, costs or expenses incurred in such effort, including any allocated time charges, costs or expenses of internal counsel or other attorneys' fees. Equipment subject to the Sale Option shall be in the condition required by Section 5.3 hereof at the time of the sale. Agent, at the direction of the Required Lessors, shall determine whether to accept the highest all cash offer for the Equipment subject to the Sale Option. Any purchaser or purchasers of the Equipment shall not in any way be affiliated with Lessee. Pending the consummation of the Sale Option, Lessee shall at all times maintain the Equipment in the condition required by Section 5.3, store the Equipment without cost to the Lessors and keep all of the Equipment insured in accordance with Article VII hereof.

      Section 11.4. Payment of Excess Amounts. Following the application of all amounts required pursuant to Section 11.2, if the Appraised Value of any Functional Unit sold pursuant to the Sale Option (without taking into account any removal costs) as of the Termination Date is in excess of the Proceeds attributable to any such Functional Unit, Lessee shall promptly pay to Agent, for the benefit of the Lessors, such excess.

      Section 11.5. Appraisals. If Lessee gives notice of exercise of the Sale Option with respect to one or more Functional Units, Agent (upon direction from any Lessor) shall engage an appraiser of nationally recognized standing reasonably acceptable to the Required Lessors, at Lessee's expense, to determine (by appraisal methods satisfactory to Lessors holding at least 66.67% of the Outstanding Investments in their sole and absolute discretion) the Fair Market Value of the Equipment subject to the Sale Option as of (a) the first day of any Renewal Term in which the Sale Option was elected, and (b) the Termination Date. The Appraised Value determined pursuant to this Section 11.5 shall be applied in accordance with the provisions of this Article XI.

                                   Article XII

                                      AGENT

      Section 12.1. Appointment of Agent; Powers and Authorization to Take Certain Actions.

            (a) Each Lessor irrevocably appoints and authorizes BA Leasing & Capital Corporation to act as agent hereunder, with such powers as are specifically delegated to Agent by the terms of this Lease, together with such other powers as are reasonably incidental thereto. Each Lessor authorizes and directs Agent to, and Agent agrees for the benefit of the Lessors, that, on each Delivery Date it will accept the documents described in Articles II and III of the Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to this Lease and disburse such payments or proceeds in accordance with this Lease. Agent shall have no duties or responsibilities except those expressly set forth in this Lease and the Participation Agreement. Agent shall not be responsible to any Lessor (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in this Lease, the Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Lease or the other Operative Agreements, other than the representations and warranties made by Agent in Section 5.3 of the Participation Agreement, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to the Agent's obligations under Section 6.3 of the Participation Agreement) or of this Lease or any other document referred to or provided for herein or (iii) for any failure by Lessee, any Lessor or any other third party (other than Agent) to perform any of its obligations hereunder. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

            (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any item of Equipment or this Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Lease or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into this Lease against Agent. The permissive right of Agent to take actions enumerated in this Lease shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Lessors (provided that Agent has received indemnification reasonably satisfactory to it). Subject to Section 12.1(c) below, no provision of this Lease shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations hereunder, or in the exercise of any of its rights or powers hereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

            (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

            (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

      Section 12.2. Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under this Lease).

      Section 12.3. Action Upon Instructions Generally. Subject to Sections 8.2(d), 12.4 and 12.6, upon written instructions of the Required Lessors, Agent shall, on behalf of the Lessors, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any item of Equipment, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Lessor a copy of each notice, report and certificate received by Agent described in Article X and Sections 5.4, 5.5, 6.1, 6.2, 7.1, 7.2 and 11.1 hereof and Sections 6.1 and 6.2 of the Participation Agreement. Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an event which with the passage of time and/or the giving of notice could result in an Event of Default. Agent shall not be deemed to have notice or knowledge of an Event of Default or event which with the passage of time and/or the giving of notice could result in an Event of Default unless a Responsible Officer of Agent is notified in writing of such Event of Default or event which with the passage of time and/or the giving of notice could result in an Event of Default, provided that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in
Article III. If Agent receives notice of an Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Lessor. Subject to Sections 8.2(d), 12.4 and 12.6 and Article XVII, Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Lessors; provided that, unless and until Agent receives such directions, Agent shall refrain from taking any action with respect to such Event of Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2, Required Lessors may deliver written instructions to the Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Lessors, Agent shall not waive any (i) Payment Default or (ii) covenant or provision which, under Section 10.1 of the Participation Agreement, cannot be modified or amended without the consent of all Lessors. As to any matters not expressly provided for by this Lease, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lessors and such instructions of the Required Lessors and any action taken or failure to act pursuant thereto shall be binding on each Lessor.

      Section 12.4. Indemnification. Each Lessor shall reimburse and hold Agent harmless, ratably in accordance with its Lease Percentage at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, the Lessee in accordance with Section 7.1 of the Participation Agreement) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) this Lease or any other Operative Agreement, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby, or (ii) instructions from the Required Lessors (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Lessor shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in Section
5.3 or in Section 6.3 of the Participation Agreement or in this Lease, (c) in the case of the Agent's handling of funds, the failure to act with the same care as the Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by the Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Agreements.

      Section 12.5. Independent Credit Investigation. Each Lessor by entering into this Lease agrees that it has, independently and without reliance on Agent or any other Lessor and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Lease and all related documents to which it is a party and that it will, independently and without reliance upon Agent or any other Lessor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Lease and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Lease and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Lessor, it being understood that Agent shall forward copies of same to each Lessor) hereunder or under any other Operative Agreement, Agent shall not have any duty or responsibility to provide any Lessor with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its affiliates) that may come into the possession of Agent or any of its Affiliates.

      Section 12.6. Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in
Section 6.3 of the Participation Agreement, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Lessors against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from Agent's gross negligence or willful misconduct, it being understood that no action taken, or not taken, by Agent in accordance with the instructions of the Required Lessors shall be deemed to constitute gross negligence or willful misconduct on its part) and (b) it is reasonably satisfied that such action is not contrary to this Lease or any other Operative Agreement or to any applicable law.

      Section 12.7. Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor or may be removed at any time by written notice from the Required Lessors. Upon any such resignation or removal, the Required Lessors at the time of the resignation or removal shall have the right to appoint a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $100,000,000. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Lessor shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

      Section 12.8. Separate Agent. The Required Lessors may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any item of Equipment or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the items of Equipment or Collateral or this Lease, and vest in such individuals or corporations, in such capacity, such title to the items of Equipment or Collateral or this Lease or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it or he shall be vested with such interest in the items of Equipment or Collateral and this Lease or any part thereof, and with such rights and duties, not inconsistent with the provisions of this Lease, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of this Lease. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the items of Equipment or Collateral and this Lease and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

      Section 12.9. Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to this Lease in accordance with Article XXVIII, provided that at such time Lessee shall have complied fully with all the terms hereof.

      Section 12.10. Compensation of Agency. Lessee shall pay Agent its reasonable and customary fees, costs and expenses for the performance of Agent's obligations hereunder.

                                  Article XIII

                          OWNERSHIP, GRANT OF SECURITY
                         INTEREST AND FURTHER ASSURANCES

      Section 13.1. Grant of Security Interest. Title to the Equipment shall remain in the Agent, for the benefit of the Lessors, as security for the obligations of Lessee hereunder and under each of the other Operative Agreements to which it is a party until such time as Lessee has fulfilled all of its obligations hereunder and under such other Operative Agreements. Lessee hereby assigns, grants and pledges to Agent, for the benefit of the Lessors, a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Agreement. Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and/or record any further documents which Agent or any Lessor may reasonably request in order to protect its or their title to and perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Agent's or Lessor's rights and benefits under this Lease. Lessee shall promptly and duly execute and deliver to Agent, for the benefit of the Lessors, such documents and assurances and take such further action as Agent or Lessors may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of

Lessors and Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Agent or Lessors in and to the Equipment, subject to no Lien other than Permitted Liens, or of such financing statements, fixture filings, certificates of title or other documents with respect hereto as Agent may from time to time reasonably request, and Lessee agrees to execute and deliver promptly such of the foregoing financing statements, fixture filings and certificates of title or other documents as may require execution by Lessee. To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements, fixture filings and certificates of title to be filed without the necessity of the signature of Lessee. Upon Lessee's request and at such time as all of the obligations of Lessee under this Lease and any other Operative Agreement have been indefeasibly paid or performed in full (other than Lessee's contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), Agent shall, and Agent is hereby authorized by Lessors to act on their behalf to, execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's own cost and expense, to evidence Agent's release of Agent's security interest in the Collateral. At such time, Agent shall execute and deliver to Lessee a bill of sale (without representations or warranties except that the Equipment is free and clear of Lessor Liens) for the Equipment. Notwithstanding the foregoing, such release shall not relieve Lessee of its continuing obligations under Articles VII, VIII, and XI of the Participation Agreement or any other provision of an Operative Agreement which survives the termination hereof.

      Section 13.2. Retention of Title or Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) or title to any item of Equipment hereunder but for the existence of any Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default, Agent shall, on behalf of the Lessors, hold such amount or item of Equipment as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder, provided that Agent shall distribute such amount or transfer such Equipment in accordance with the other terms of this Lease if and when no Event of Default or event which with the giving of notice and/or passage of time could become an Event of Default exists.

                                   Article XIV

                                EFFECT OF WAIVER

      No delay or omission to exercise any right, power or remedy accruing to Lessors upon any breach or default of Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessors of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article XVII with respect to approval by Lessors.

                                   Article XV

                              SURVIVAL OF COVENANTS

      All claims pertaining to the representations, warranties and covenants of Lessee under Articles II, III, IV, V, VI, VII, X, XI, XXI and XXII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

                                   Article XVI

                                 APPLICABLE LAW

      THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

                                  Article XVII

                        EFFECT AND MODIFICATION OF LEASE

      No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, shall be valid unless the same shall be effected in accordance with Article X of the Participation Agreement.

                                  Article XVIII

                                     NOTICES

      All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.

                                   Article XIX

                                  COUNTERPARTS

      This Lease has been executed in several counterparts. One counterpart has been prominently marked "Counterpart No. 1 -- Agent's Original Copy." Only the counterpart marked "Counterpart No. 1--Agent's Original Copy" shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Agent, for the benefit of the Lessors.

                                   Article XX

                                  SEVERABILITY

      Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

                                   Article XXI

                         SUCCESSORS AND ASSIGNS; MERGER

      Section 21.1. Successors and Assigns. This Lease shall be binding upon the parties hereto and, subject to Article XXII hereof, their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 21.2. Except as otherwise provided in Section 6.1(a) (ii) of the Participation Agreement, Lessee shall not consolidate with or merge with or into any other corporation or entity, or permit any other corporation or entity to consolidate with or merge with or into Lessee or any subsidiary of Lessee.

                                  Article XXII

                                   ASSIGNMENTS

      Section 22.1. Assignment by Lessee. Lessee shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other person, except as permitted or required by Section 5.2 or Section 6.1 of the Participation Agreement.

      Section 22.2. Lessor Transfers. No Lessor shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Agreements, any Collateral and its interest in the Equipment except that without the prior written consent of the Agent or the Lessee (x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business without the consent of the Lessee or the Agent; provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless this Section (other than clause (x)) is complied with, (y) any Lessor may transfer all or any portion of its interest to any other existing Lessor and (z) any Lessor may transfer any or all of such right, title and interest as provided in paragraph (a) or (b) below:

            (a) Transfers to Affiliates. Subject to the satisfaction of the conditions set forth in this Section 22.2, any Lessor may make any such assignment, conveyance or transfer to any Affiliate if such transferee's obligations under the Operative Agreements shall have been unconditionally guaranteed by such Lessor by an instrument in form and substance reasonably satisfactory to the Agent; provided that the term of such Lessor's guarantee shall not be required to extend past March 31, 1995.

            (b) Transfers to Non-Affiliates. Subject to the satisfaction of the conditions set forth in this Section 22.2, any Lessor may make any such assignment, conveyance or transfer to any entity which does not qualify as a transferee under the preceding paragraph (a) if (x) (i) such entity has a consolidated net worth of at least $100,000,000 as at the end of its most recent fiscal year, or (ii) such transferee entity's obligations under the Operative Agreements shall have been unconditionally guaranteed by the transferor by an instrument in form and substance reasonably satisfactory to the Lessee and the Agent or (iii) such transferee entity's obligations under the Operative Agreements are unconditionally guaranteed by an instrument in form and substance reasonably satisfactory to the Required Lessors) by an entity controlling such transferee entity, if such entity would qualify as a transferee entity under clause (i) hereof and (y) the provisions of Section 22.2(d) through (i) below are satisfied with respect to such transfer.

      (c) Transfer with Consent. Any transfer to an entity other than one satisfying the requirements set forth in paragraph (a) or (b) of this Section
22.2 may only be made with the prior written consent of the Lessee and the Required Lessors, which consent shall not be unreasonably withheld or delayed.

      (d) Required Notice and Effective Date. Any Lessor desiring to effect a transfer of its interest hereunder shall give written notice of each such proposed transfer to the Lessee, the Agent and each other Lessor at least ten
(10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Lessor, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by the Agent in connection with any such disposition by a Lessor under this Section 22.2 shall be borne by such Lessor. In the event of a transfer under this Section 22.2, any expenses incurred by the transferee in connection with its review of the Operative Agreements and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lessor, as they may determine, but shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under Section 11.5 of the Participation Agreement.

      (e) Assumption of Obligations. Any transferee pursuant to this Section
22.2 shall have executed and delivered to the Agent a letter in substantially the form of the Investors Letter attached hereto as Exhibit A, and thereupon the obligations of the transferring Lessor under the Operative Agreements shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Agreements to which its transferor was a party, shall be deemed the pertinent "Lessor" for all purposes of the Operative Agreements and shall be deemed to have made that portion of the payments pursuant to the Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Agreements to the pertinent "Lessor" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, the Agent shall deliver to each Lessor and the Lessee a new Schedule I to the Participation Agreement, revised to reflect the relevant information for such new Lessor and the Commitment of such new Lessor (and the revised Commitment of the transferor Lessor if it shall not have transferred its entire interest).

      (f) Employee Benefit Plans. No Lessor may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e) (1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which the Lessee or such Lessor or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

      (g) Limitation on Transfers. Notwithstanding paragraphs (a), (b) and (c) of this Section 22.2, any Lessor proposing to transfer its interest may not make any such assignment, conveyance or transfer at any time when there shall have occurred and be continuing any material default of such Lessor to the Lessee under the Participation Agreement.

      (h) Amount of Commitment. No Lessor may make any such assignment, conveyance or transfer if, as a consequence thereof, the transferor (if such Lessor retains any part of its Commitment) or transferee Lessor would have a Commitment (assuming for this purpose no funding by such Lessor) of less than U.S. $2,000,000.

      (i) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lessor may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to the Agent and the Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 5.2 of the Participation Agreement with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Agreements).

                                  Article XXIII

                                     BROKERS

      Neither the Lessee nor any Lessor has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Lease or the transactions contemplated hereby, except that Lessee has retained BA Leasing & Capital Corporation as arranger in connection with the transactions contemplated hereby and Lessee shall be responsible for, and shall indemnify, defend, and hold Agent and each Lessor harmless from and against any and all claims, liabilities, or demands by BA Leasing & Capital Corporation, in its capacity as arranger in connection with the transactions contemplated hereby, for fees or other entitlements with respect to this Lease or the transactions contemplated hereby or by the Participation Agreement.

                                  Article XXIV

                                   JURY TRIAL

      LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                   Article XXV

                           CAPTIONS; TABLE OF CONTENTS

      Section captions and the table of contents used in this Lease (including the schedules) are for convenience of reference only and shall not affect the construction of this Lease.

                                  Article XXVI

                                 FINAL AGREEMENT

      THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE AGREEMENTS. THIS LEASE CANNOT BE MODIFIED,

SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  Article XXVII

                            TIMELINESS OF PERFORMANCE

      The provisions of Articles VIII and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles VIII and XI are to be strictly adhered to by the parties hereto.

                                 Article XXVIII

                         DISTRIBUTION AND APPLICATION OF
                            RENTS AND OTHER PAYMENTS

      Section 28.1. Pro Rata Payment. Except as specifically provided for at
Section 8.4 of this Lease or Section 4.5 of the Participation Agreement, all amounts of money received or realized by Agent pursuant to any Operative Agreement which are to be distributed to the Lessors (other than indemnification payments payable to any Lessor by Lessee under any Operative Agreement and after payment of accrued fees, expenses and indemnification payments payable to Agent in its capacity as Agent that have been due and unpaid for 30 days or more) shall be distributed to each Lessor pro rata, without preference or priority of any Lessor over another, in accordance with the amounts due each Lessor at the time of such payment in respect of the types of obligations described in the Section pursuant to which the distribution is being made; provided, however, that in the case where the aggregate amount to be so paid to the Lessors in accordance herewith shall be insufficient to pay such amounts due to Lessors on such distribution, then such amount shall be distributed ratably, without priority of one such Person over the other, in the proportion that the amount which would have been distributed to each such Person pursuant to this provision, but for such insufficiency, bears to the aggregate amount which would have been distributed to all Persons except for such insufficiency; and provided, further, with respect to Rent, that all amounts shall be applied first to the interest component thereof and then to the principal component.

                 [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


RYKOFF-SEXTON, INC.,                    BA LEASING & CAPITAL CORPORATION,
as Lessee                               not individually, but solely as Agent

By_________________________________     By______________________________________
Name Printed:______________________     Name Printed:___________________________
Title:_____________________________     Title:__________________________________

                                        By______________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

LESSORS:


PITNEY BOWES CREDIT                     BA LEASING & CAPITAL CORPORATION
CORPORATION

By_________________________________     By______________________________________
Name Printed:______________________     Name Printed:___________________________
Title:_____________________________     Title:__________________________________

By_________________________________     By______________________________________
Name Printed:______________________     Name Printed:___________________________
Title:_____________________________     Title:__________________________________


MANUFACTURERS BANK


By_________________________________
Name Printed:______________________
Title:_____________________________

                               SCHEDULE I TO LEASE

                                 Functional Unit

Equipment                              Location

                                 Functional Unit

Equipment                              Location

                                 Functional Unit

Equipment                              Location

                                 Functional Unit

Equipment                              Location

                               EXHIBIT A TO LEASE

                            FORM OF INVESTORS LETTER

Rykoff-Sexton, Inc.
[Address For Notice]

BA Leasing & Capital Corporation,
not individually, but solely as Agent
[Address For Notice]

Ladies and Gentlemen:

      Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in that certain Participation Agreement (the "Participation Agreement"), dated as of April __, 1994, among Rykoff-Sexton, Inc., a Delaware corporation, as Lessee, Tone Brothers, Inc., an Iowa corporation, as Sublessee, certain institutions listed on Schedule I thereto, and BA Leasing & Capital Corporation, a California corporation, as Agent, unless the context otherwise requires. The undersigned has agreed to purchase the interest of ______________ as a Lessor under the Participation Agreement and the other Operative Agreements (as defined therein), representing a Commitment of (amount) Dollars $(_______) (the "Interest"), and desires that the Lessee execute and deliver to Agent and that Agent authenticate and deliver to the undersigned and to each Lessor a new Schedule I to the Participation Agreement evidencing the Commitment of the undersigned pursuant to Section 22.2 of the Lease. The undersigned hereby represents and warrants as of the date hereof to the addressees hereof as follows:

            (a) The undersigned will be acquiring the Interest with funds which constitute general account assets and not assets of any separate account in which any employee benefit plan has any interest or with assets allocated to an insurance company pooled separate account as defined in ERISA Section 3(17) maintained by a Lessor which satisfies the requirements of U.S. Department of Labor Prohibited Transaction Class Exemption 90-1 with respect to the transactions contemplated by the Lease in order for such transactions to be exempt from the prohibitions of
      Section 406 of ERISA and Section 4975 of the Code;

            (b) The Interest is being acquired by the undersigned for investment and not with a view to the resale or distribution of such Interest or any part thereof, but without prejudice, however, to the right of the undersigned at all times to sell or otherwise dispose of all or any part of such Interest under a registration available under the Securities Act of 1933, as amended, or under an exemption from such registration available under such Act, it being understood that the disposition by the undersigned of the Interest to be purchased by the undersigned shall, at all times, remain entirely within its control;

            (c) neither the undersigned nor any Person authorized to act on its behalf has directly or indirectly offered to sell any interests in the Collateral, the Interest or any security similar thereto, to, or otherwise approved or negotiated with respect thereto with, anyone other than the Lessors, and neither it nor any Person authorized to act on its behalf will so offer or sell in violation of Section 5 of the Securities Act of 1933, as amended, or securities or blue sky law of any applicable jurisdiction; and

            (d) the undersigned agrees to treat its Interest for federal, state and local income and franchise tax purposes as indebtedness of the Lessee.

      The undersigned understands that the Interest has not been and will not be registered or qualified under the Securities Act of 1933, as amended, or any securities or "blue sky" laws of any jurisdiction and that no participant has an obligation to effect such registration or otherwise assist in the disposition of the Interest.

                                        Very truly yours,


                                        ________________________________________

                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                               EXHIBIT B TO LEASE

              FORM OF LEASE SUPPLEMENT (Rykoff-Sexton, Inc. Lease)

      LEASE SUPPLEMENT (Rykoff-Sexton, Inc. Lease) dated ____________, 1994 (this "Lease Supplement") between RYKOFF-SEXTON, INC., a Delaware corporation (the "Lessee"), BA Leasing & Capital Corporation, Manufacturers Bank and Pitney Bowes Credit Corporation (the "Lessors") and BA LEASING & CAPITAL CORPORATION, not in its individual capacity, but solely in its capacity as Agent for the Lessors;

                              W I T N E S S E T H:

      WHEREAS, the Lessee, the Lessors and the Agent have heretofore entered into that certain Lease Intended as Security dated as of April 29, 1994 (the "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Lease; and

      WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on each Delivery Date substantially in the form hereof for the purpose of confirming the acceptance and lease of certain Equipment, specifying the Rent applicable to such Equipment and setting forth certain other matters, all as required pursuant to the Lease;

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Agent, the Lessors and the Lessee hereby agree as follows:

      1. Inspection and Approval. The Lessee hereby acknowledges and confirms that it has inspected and approved the Equipment set forth on Schedule I hereto for all purposes of the Lease and the other Operative Documents and, as between the Lessors and the Lessee, such Equipment complies in all material respects with the specifications for such Equipment, is in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use or in any other respect, whether or not discoverable by Lessee as of the date hereof. Lessee reaffirms, as to the Equipment set forth in Schedule I, each of the waivers, acknowledgments and agreements of Lessee set forth in Section 4.1 of the Lease.

      2. Delivery and Acceptance. The Lessors hereby confirm delivery and lease to the Lessee, and the Lessee hereby confirms acceptance of delivery and lease from the Lessors, under the

Lease as hereby supplemented, of the Equipment listed on Schedule I hereto.

      3. Functional Units. The Equipment set forth on Schedule I consists of one or more of the Functional Units set forth or referred to on Schedule Y to the Participation Agreement, provided that the Required Lessors may from time to time, in their reasonable discretion, direct the Agent to allocate such Equipment into different Functional Units so long as each Item of Equipment subject to the Lease is at all times part of a Functional Unit.

      4. Warranty. The Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Equipment set forth on Schedule I hereto as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth at Section 5.1 of the Participation Agreement as if made on the date hereof, including that the Equipment set forth on Schedule I hereto is free and clear of all Liens other than Permitted Liens.

      5. Term, Interim Period, Interest Rate and Supplement Balance. The term of this Lease Supplement shall commence on the date hereof and end on the Termination Date. The Interim Period, the Interest Rate, the Applicable Percentage and the amount of Rent due on each Payment Date are set forth, respectively, in the appropriate portions of Schedule II hereto. Schedule III hereto sets forth the respective portion of each installment of Rent payable on each Payment Date to be paid to each Lessor. Schedule IV hereto sets forth the Functional Unit Balance of each Functional Unit as of each Payment Date.

      6. Rent.

      (a) On the last day of the Interim Period, Lessee shall pay to Agent, for the benefit of the Lessors, the amount of the Interim Rent set forth at Schedule II.

      (b) On each Payment Date following the expiration of the Interim Period during the Initial Term and during each Renewal Term, Lessee shall pay to Agent, for the benefit of the Lessors, the amount of the Basic Rent and Renewal Rent as set forth at Schedule II hereto.

      7. Confirmation. The Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to the Agent, for the benefit of the Lessors, for each Functional Unit leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term pursuant to Article XI of the Lease.

      8. Incorporation into Lease. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Equipment described in Schedule I hereto.

      9. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Lease Intended as Security, dated as of April 29, 1994", or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

      10. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

      11. Governing Law. This Lease Supplement shall be governed by and construed in accordance with the laws and decisions of the State of California without regard to principles of conflicts of laws.

      IN WITNESS WHEREOF, the Agent, Lessors and the Lessee have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

RYKOFF-SEXTON, INC.,                    BA LEASING & CAPITAL CORPORATION,
as Lessee                               not individually, but solely
                                        as Agent for the Lessors

By_________________________________     By______________________________________
Name Printed:______________________     Name Printed:___________________________
Title:_____________________________     Title:__________________________________

                                        By______________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

LESSORS:

PITNEY BOWES CREDIT                     BA LEASING & CAPITAL CORPORATION
CORPORATION

By_________________________________     By______________________________________
Name Printed:______________________     Name Printed:___________________________
Title:_____________________________     Title:__________________________________

By_________________________________     By______________________________________
Name Printed:______________________     Name Printed:___________________________
Title:_____________________________     Title:__________________________________


MANUFACTURERS BANK

By_________________________________
Name Printed:______________________
Title: ____________________________

                                   SCHEDULE I

Items of Equipment Purchased by Lessors and Subject to this Lease
Supplement Purchase Price

                            Functional Unit

                            Functional Unit

                            Functional Unit

                            Functional Unit

                                   SCHEDULE II

Delivery Date:                        ____________

Sum of Purchase Prices*:             $____________

Interest Rate:                        ____________

      "Applicable Percentage" shall mean, with respect to the end of the Initial Term and each Renewal Term, the percentage set forth below opposite each such date:

                                                                Supplement
          End of                 Applicable Percentage          Balance
          ------                 ---------------------          ----------
       Initial Term                      _____%                 $_____________
       First Renewal Term                _____%                 $_____________
       Second Renewal Term               _____%                 $_____________
       Third Renewal Term                _____%                 $_____________
       Fourth Renewal Term               _____%                 $_____________
       Fifth Renewal Term                _____%                 $_____________

A.     Interim Rent:                     $_____________

       Interim Rent Payment Date:        ____________**

B.     Basic and Renewal Rent:

Payment       Principal       Interest         Total Rent
 Date         Component       Component        Installment
 ----         ---------       ---------        -----------

Totals:
======        =========       =========        ===========

*     Total of Purchase Prices set forth on Schedule I to Lease Supplement.

** This will be the last day of the Interim Period, i.e. the last day of the calendar quarter in which the Delivery Date occurs.

                                  SCHEDULE III
 Rent                 Total
Payment               Rent
 Date                Payment     BA Leasing     Manufacturers    Pitney
 ----                -------     ----------     -------------    ------
________, 19__       $           $              $                $
________, 19__       $           $              $                $
________, 19__       $           $              $                $

                                   SCHEDULE IV

Functional                      Payment                      Functional
 Unit No.                        Date                        Unit Balance
 --------                        ----                        ------------

                                    EXHIBIT B
                                       TO
                             PARTICIPATION AGREEMENT

                                FORM OF SUBLEASE

                                FORM OF SUBLEASE

      SUBLEASE, dated as of April 29, 1994 between Rykoff-Sexton, Inc., a Delaware corporation ("Sublessor"), and Tone Brothers, Inc., an Iowa corporation ("Sublessee").

                                    RECITALS

      (A) Sublessor is Lessee under that certain Lease Intended as Security, dated as of April 29, 1994 (as from time to time thereafter amended or supplemented, the "Lease") with the Lessors listed on the signature pages thereto and BA Leasing & Capital Corporation, not individually, but solely as agent for the benefit of the Lessors ("Agent"). Unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Lease shall have the same meanings when used herein as such terms have therein, whether or not the Lease is then in effect.

      (B) Sublessor desires to lease to Sublessee, and Sublessee desires to lease from Sublessor, the items of equipment described on Schedule I hereto, as from time to time hereafter amended ("Sublease Items").

      Accordingly, the parties hereto agree as follows:

      SECTION 1. LEASE. Sublessor leases to Sublessee and Sublessee leases from Sublessor the Sublease Items described on Schedule I hereto, as such description may from time to time be hereafter amended with the consent of Assignee (as hereinafter defined).

      SECTION 2. TERM. The term of this Sublease shall be concurrent with the term of the Lease and termination of the Lease (including, without limitation, termination pursuant to Article X thereof) shall constitute automatic termination of this Sublease. Termination of the Lease with respect to any but not all of the Sublease Items shall constitute automatic termination of this Sublease only with respect to the Sublease Items no longer subject to the Lease.

      If Sublessor elects to exercise the Lessee Purchase Option as provided in
Section 11.1(b) of the Lease, Sublessor shall sell to Sublessee, and Sublessee shall purchase from Sublessor, the Sublease Items subject thereto for (i) the portion of the Purchase Option Exercise Amount, any applicable Make-Whole Premiums and any other amounts then due and payable attributable to such Sublease Items or, (ii) if less than all of the Equipment is subject to such Lessee Purchase Option, the aggregate of the amounts that are required to be paid by Sublessor to Agent under Section 11.1(b) (A) of the Lease attributable to such Sublease.

Items. Such payment for such Sublease Items shall be made by Sublessee concurrently upon Sublessor's payment to the Agent pursuant to Section 11.1(b)
(A) of the Lease. Upon payment by the Sublessee for Sublease Items, Sublessor shall execute and deliver to Sublessee a quitclaim bill of sale (without representations or warranties) for such Sublease Items.

      If Sublessor elects to exercise the Sale Option as provided in Section 11.1(c) of the Lease, Sublessee shall on the last day of the Lease Term permit a purchaser of any Sublease Item to take possession thereof. Sublessee shall pay to Sublessor an amount equal to the amount payable by Sublessor pursuant to
Section 11.1(c) (2) (ii) of the Lease attributable to the Sublease Items. Such payment for the Sublease Items shall be made by Sublessee on the date that the
Section 11.1(c) (2) (ii) amount is payable by Sublessor to Lessor under the Lease. If such purchaser cannot take possession of a Sublease Item on the last day of the Lease Term, the Sublessee shall store such Sublease Item for a reasonable period of time, but shall at all times comply with the last sentence of Section 11.3 of the Lease.

      SECTION 3. RENT. The rent and rental payment dates shall be as agreed from time to time by Sublessor and Sublessee; provided, however, that if Assignee is exercising its rights with respect to this Sublease or any Sublease Items, rent shall be payable quarterly on the Sublease Items on each April 30, July 30, October 30 and January 30 and shall be in an amount, with respect to each Sublease Item, equal to that portion of the rental under the Lease and applicable Lease Supplement attributable to such Sublease Item.

      SECTION 4. WARRANTIES. NEITHER SUBLESSOR NOR ANY ASSIGNEE MAKES ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER OF TITLE, MERCHANTABILITY, FITNESS FOR ANY PURPOSE OR OTHERWISE REGARDING ANY SUBLEASE ITEM OR ANY PART THEREOF.

      SECTION 5. LEASE. This Sublease is in all respects subject and subordinate to the Lease (and each Lease Supplement governing any Sublease Item) and the Liens created thereby. Without limiting the foregoing, if for any reason Assignee shall exercise rights or remedies thereunder, such exercise may include the termination hereof, notwithstanding, to the maximum extent permitted by law, any right of Sublessee hereunder. Sublessee shall in all respects comply with all of the terms and provisions of Article V of the Lease.

      SECTION 6. ASSIGNMENT; SUBLEASE. Sublessor shall have the right to assign, and has assigned to Agent concurrently with entering into this Sublease, all or any part of its right, title and interest in and to this Sublease and shall have the right to grant and has granted to Agent for the benefit of the Lessors a security interest in the Sublease Items to the Agent (in this capacity, "Assignee", which term shall also be deemed to refer to any successor or assign of Agent in such capacity) pursuant to the Lease. Such assignment and grant shall (i) be superior to Sublessee's rights hereunder; (ii) not relieve Sublessor of any of its obligations hereunder; and (iii) not be construed to be an assumption by Assignee of any obligations of Sublessor hereunder. Upon written request of Assignee, Sublessee shall make all payments of rent directly to Assignee, at such address as Assignee shall specify. Sublessee shall, upon request, execute and deliver such instruments and take such other action as may reasonably be requested to protect Sublessor's or Assignee's interests. This Sublease shall not be amended, modified or waived without the consent of Assignee. Sublessee acknowledges that this Sublease has been assigned, and a security interest in the Sublease Items has been granted, to Agent under the Lease. Sublessee shall not assign any right or interest in this Sublease.

      Except as expressly provided in this Section 6, any further assignment, sublease or transfer of the Sublease or of all or any portion of the Sublease Items is prohibited.

      SECTION 7. NOTICES. Notices shall be in writing and shall be deemed to be given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical) or otherwise actually received or five Business Days after being sent, first class mail postage prepaid, and addressed to Sublessor, Sublessee and Assignee at their respective addresses set forth on Schedule II hereto, or at such other address as any such party from time to time provides to the other parties in accordance with this Section 7.

      SECTION 8. MISCELLANEOUS. This Sublease shall be governed by the laws of the State of California, without regard to conflict of law principles. Only one counterpart of this Sublease shall be marked as the sole original execution copy hereof, and such counterpart shall be held by Assignee. Each of Sublessor and Sublessee waives any right to trial by jury in any action or proceeding with respect to this Sublease or any instrument, document or agreement now or hereafter relating to this Sublease. If any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Sublease. This Sublease shall be binding upon Sublessor and Sublessee and shall inure to the benefit of Sublessor, Sublessee, Assignee and the successors and assigns of Assignee.

      SECTION 9. SECURITY INTEREST. Sublessee hereby grants a security interest in the Sublease Items and proceeds thereof (the "Collateral") to Sublessor to secure Sublessee's obligations under this Sublease. Sublessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and/or record any further documents which Sublessor (or Assignee) may reasonably request in order to protect its perfected security interest in the Collateral.

      IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date and year first above written.

TONE BROTHERS, INC.                     RYKOFF-SEXTON, INC.


By:________________________________     By:_____________________________________
Name: _____________________________     Name:___________________________________
Title:_____________________________     Title:__________________________________

                                   SCHEDULE I

                                 SUBLEASE ITEMS

                                   SCHEDULE II

                              ADDRESSES FOR NOTICE

Sublessor:

             Rykoff-Sexton, Inc.
             761 Terminal Street
             Los Angeles, CA 90021
             Attn: Chief Financial Officer

       with a copy to:

            Maslon, Edelman, Borman & Brand
            3300 Norwest Center
            Minneapolis, MN 55402-4140
            Attention: Terri Krivosha, Esq.

Sublessee:

            Tone Brothers, Inc.
            2301 Southeast Tones Drive
            Ankeny, IA 50021-8888
            Attn: President

       with a copy to:

            Maslon, Edelman, Borman & Brand
            3300 Norwest Center
            Minneapolis, MN 55402-4140
            Attention: Terri Krivosha, Esq.

Agent/Assignee:

            BA Leasing & Capital Corporation
            Four Embarcadero Center, Suite 1200
            San Francisco, California 94111
            Attn: Contract Administration

                                    EXHIBIT C
                                       TO
                             PARTICIPATION AGREEMENT

                          FORM OF DELIVERY DATE NOTICE

                              DELIVERY DATE NOTICE

                                     (Date)

TO: BA Leasing & Capital Corporation, a California corporation, not individually, but solely as Agent (the "Agent"), under that certain Lease Intended as Security, dated as of April 29, 1994, among Rykoff-Sexton, Inc., a Delaware corporation (the "Lessee"), the Lessors named therein, and Agent as agent for the Lessors (all capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Lease, unless the context otherwise requires).

FROM:          Lessee

REGARDING:     Delivery Date Closing

      1. A Delivery Date Closing is scheduled for [specify a date no earlier than 10 Business Days after receipt of notice] at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, CA 90071, commencing at 9:00 a.m. [This Funding shall be the final Funding.]

      2. The Functional Units to be acquired and accepted on such date are identified on Schedule I hereto, all of which Functional Units were previously identified on Schedule to the Participation Agreement.

      3. The Purchase Agreements covering the Functional Units identified on
Schedule I hereto are attached as Schedule II hereto.

      4. The aggregate Purchase Price for the items of Equipment to be acquired is $__________, to be funded by each Lessor ratably in accordance with its Commitment. The Purchase Price for each Functional Unit is listed on Schedule I hereto.

      5. The Purchase Price to be funded on the Delivery Date Closing plus the Purchase Price of items previously funded in connection with prior Delivery Date Closings is equal to or less than $22,500,000.

      6. The Functional Units identified on Schedule I hereto are [to be] located at the Site(s) described on Schedule III hereto.

      7. Payment for the items of Equipment to be acquired shall be made by wire transfer to the following vendors:

       Name & Address
            of                            Wire
          Vendor                       Instructions           Amount
       --------------                  ------------           ------

1.                                                            _______

2.                                                            _______

3.                                                            _______

Total
                                                              =======

Such amounts being hereby certified as due and owing to such vendors in payment for such Equipment.

      [The $___________ balance of the Purchase Price shall be sent by wire transfer to the Lessee at the following account [Wire Instructions].]

                                        RYKOFF-SEXTON, INC.


                                        By:_____________________________________
                                        Name Printed:___________________________
                                        Title:__________________________________

                                   Schedule I
                                       to
                                    Exhibit C

                                 Equipment List

                                   Schedule II
                                       to
                                    Exhibit C

                          Copies of Purchase Agreements

                                   (ATTACHED)

                                  Schedule III
                                       to
                                    Exhibit C

                                    Site(s)

                                    EXHIBIT D
                                       TO
                             PARTICIPATION AGREEMENT

               FORM OF LESSEE'S AND SUBLESSEE'S OPINION OF COUNSEL

      See opinion dated April __, 1994 addressed to Agent and the Lessors.

                                    EXHIBIT E
                                       TO
                             PARTICIPATION AGREEMENT

                              FORM OF BILL OF SALE

                                  BILL OF SALE

      [Name of Manufacturer or Lessee, as the case may be] ("Seller"), is the owner of the items (together with all repairs, parts, supplies, accessories, equipment and devices affixed thereto or installed thereon, and all warranties, covenants and representations of any manufacturer or vendor thereof, the "Items of Equipment") of personal property described on Schedule I hereto;

      Seller sells, grants, conveys, transfers and assigns title to the Items of Equipment to BA Leasing & Capital Corporation (the "Agent"), as agent for each of the persons listed below (the "Lessors"); and

      Seller warrants to the Agent, the Lessors and their respective successors and assigns that there is conveyed to the Agent, for the benefit of the Lessors, good title to the Items of Equipment, free and clear of all liens, security interests, claims, rights or encumbrances of others.

      THIS BILL OF SALE shall be governed by the laws of California without regard to conflict of law principles.

      IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered by one of its duly authorized officers this ____ day of __________, 199_.

                    [NAME OF SELLER]


                        By:________________________________
                        Name Printed:______________________
                        Title:_____________________________

LESSORS:

___________________________
___________________________
___________________________
___________________________

                                   Schedule I
                                       to
                                  Bill of Sale

                                 Equipment List


                                       E-2